UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Inspire Pharmaceuticals, Inc.

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

April [    ], 2010

To Our Stockholders:

You are most cordially invited to attend the 2010 Annual Meeting of Stockholders of Inspire Pharmaceuticals, Inc. to be held at 8:00 A.M., local time, on Thursday, June 3, 2010, at our main office, which is located at 4222 Emperor Boulevard, Suite 200, Durham, North Carolina 27703. If you need more specific details regarding the venue for the meeting, please contact us by telephone at (919) 941-9777, extension 219.

The enclosed Notice of Annual Meeting of Stockholders and Proxy Statement on the following pages describe the matters to be presented at the Annual Meeting.

We are using the U.S. Securities and Exchange Commission rules that allow companies to provide their proxy materials over the Internet. As a result, we mailed to many of our stockholders a notice instead of a paper copy of the attached Proxy Statement and our 2009 Annual Report on Form 10-K. The notice contains instructions on how to access the proxy materials over the Internet or request paper copies of the proxy materials. Stockholders who did not receive the notice have been sent paper copies of the proxy materials.

It is important that your shares be represented at the Annual Meeting. As a result of changes in applicable law, banks and brokers may no longer exercise discretionary voting in uncontested elections of directors. Whether or not you plan to attend the Annual Meeting, we encourage you to vote your shares, or inform your bank or broker how you want your shares voted, as soon as possible.

Thank you for your continued support.

Sincerely,

ADRIAN ADAMS
President and Chief Executive Officer

INSPIRE PHARMACEUTICALS, INC.

4222 Emperor Boulevard, Suite 200

Durham, North Carolina 27703

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 3, 2010

Dear Stockholders:

The Annual Meeting of Stockholders of Inspire Pharmaceuticals, Inc. will be held on Thursday, June 3, 2010, at 8:00 A.M., local time, at our main office, which is located at 4222 Emperor Boulevard, Suite 200, Durham, North Carolina 27703, to:

(1)	Elect three directors to serve until the Annual Meeting of Stockholders to be held in 2013 and until their successors have been duly elected and qualified;

(2)	Ratify the appointment of PricewaterhouseCoopers LLP by the Audit Committee of our Board of Directors as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2010;

(3)	Consider and vote upon a proposal to ratify and approve our Amended and Restated 2010 Equity Compensation Plan;

(4)	Consider and vote upon a proposal to amend and restate our Amended and Restated Certificate of Incorporation, as amended, to increase the total authorized shares of common stock, par value $0.001 per share, of the Company from 100,000,000 to 200,000,000; and

(5)	Transact such other business as may properly come before the Annual Meeting or any adjournment(s) thereof.

Only stockholders of record at the close of business on April 6, 2010 are entitled to notice of, and to vote at, the Annual Meeting, or any adjournment(s) thereof. A complete list of such stockholders will be open to examination by any stockholder during ordinary business hours at our main office at 4222 Emperor Boulevard, Suite 200, Durham, North Carolina 27703 for a period of 10 days prior to the Annual Meeting and a copy shall be available for examination at the time and place of the Annual Meeting. The Annual Meeting may be adjourned from time to time without notice other than by announcement to such effect at the Annual Meeting.

It is important that your shares be represented at the Annual Meeting. Your shares cannot be voted unless they are represented by proxy or you make other arrangements to have them represented at the Annual Meeting. Whether or not you plan to attend the meeting, we encourage you to vote as soon as possible. If you received a notice containing instructions on how to access the proxy materials over the Internet, please vote your proxy in accordance with the notice. Otherwise, if you received a proxy card or voting instruction form by mail, you may submit your proxy card or voting instruction form for the Annual Meeting by completing, signing, dating and returning your proxy card or voting instruction form in the pre-addressed envelope provided.

By Order of the Board of Directors,

JOSEPH M. SPAGNARDI
General Counsel and Secretary

Durham, North Carolina

April [    ], 2010

INSPIRE PHARMACEUTICALS, INC.

4222 Emperor Boulevard, Suite 200

Durham, North Carolina 27703

PROXY STATEMENT

General

These proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors of Inspire Pharmaceuticals, Inc., a Delaware corporation (sometimes referred to as we, us, our or Inspire), for use at our 2010 Annual Meeting of Stockholders and at any adjournment(s) thereof, or the Annual Meeting. The Annual Meeting will be held on Thursday, June 3, 2010, at 8:00 A.M., local time, at our main office which is located at 4222 Emperor Boulevard, Suite 200, Durham, North Carolina 27703.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why am I receiving these materials?

We are making these proxy materials available to you on or about April [    ], 2010 on the Internet or by delivering printed versions of these materials to you by mail because our Board of Directors is soliciting your proxy to vote at the Annual Meeting and at any adjournment(s) thereof. You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement.

What is included in the proxy materials?

The proxy materials include:

•	This Proxy Statement for the 2010 Annual Meeting, along with a letter and notice to stockholders; and

•	Our 2009 Annual Report, including our Form 10-K for the fiscal year ended December 31, 2009.

If you received a paper copy of these materials by mail, the proxy materials also include a proxy card or a voting instruction card for the Annual Meeting.

Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the proxy materials?

We are using the U.S. Securities and Exchange Commission rule that allows companies to provide their proxy materials over the Internet. As a result, our beneficial stockholders are being mailed a notice about the Internet availability of the proxy materials instead of a paper copy of the proxy materials. All stockholders receiving the notice will have the ability to access the proxy materials over the Internet and request to receive a paper copy of the proxy materials by mail. Instructions regarding how to access the proxy materials over the Internet or to request a paper copy can be found in the notice. In addition, the notice contains instructions regarding how stockholders may request receipt of proxy materials electronically by e-mail in future years.

How can I access the proxy materials over the Internet?

Your notice about the Internet availability of the proxy materials contains instructions regarding how to:

•	View our proxy materials for the Annual Meeting and vote on the Internet;

•	Request a paper copy of our proxy materials for the Annual Meeting; and

•	Instruct us to send our future proxy materials to you electronically by e-mail.

You may view the proxy materials for our Annual Meeting and our 2009 Annual Report on Form 10-K on the Internet and vote your shares at www.proxyvote.com. You will need your 12 digit control number provided in the notice about Internet availability to access this website and to vote.

If you choose to receive future proxy materials by e-mail, you will receive an e-mail with instructions containing a link to the website where those materials are available and a link to the proxy voting website. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

If you are a stockholder of record and received in the mail a paper copy of our proxy statement for our Annual Meeting, rather than a notice about the Internet availability of proxy materials, you may view a copy of our proxy statement, our 2009 Annual Report to stockholders and our 2009 Annual Report on Form 10-K on the Internet at our website, at www.inspirepharm.com, under the Investors link.

How may I obtain a paper copy of the proxy materials?

Stockholders receiving a notice about the Internet availability of the proxy materials will find instructions regarding how to obtain a paper copy of the proxy materials in the notice.

What should I do if I receive more than one notice about the Internet availability of the proxy materials or more than one paper copy of the proxy materials?

You may receive more than one notice or more than one paper copy of the proxy materials. For example, if you hold your shares in more than one brokerage account, you may receive a separate notice for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you may receive more than one paper copy of the proxy materials. To vote all of your shares by proxy, you must vote over the Internet with respect to each name in which you hold shares, and/or sign and return each proxy card, to ensure that all of your shares are voted.

The Securities and Exchange Commission has adopted rules that permit companies and intermediaries (e.g., brokers, banks and nominees) to satisfy the delivery requirements for proxy statements, annual reports and notices of Internet availability of proxy materials with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies and intermediaries.

A number of brokers, banks and nominees with account holders who are Inspire stockholders may be householding our proxy materials. In such circumstances, a single set of proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received by such broker, bank or nominee from one or more of the affected stockholders. We have not initiated householding with respect to the small number of our record holders, because such householding would increase our costs. If, at any time, you would like to receive a separate copy of our proxy statement, annual report, or notice of Internet availability of proxy materials, we will promptly send you additional copies upon written or oral request directed to Jenny Kobin, Vice President of Investor Relations and Corporate Communications, at our offices located at 4222 Emperor Boulevard, Suite 200, Durham, North Carolina 27703; telephone (919) 941-9777. If you are a beneficial owner, you can request additional copies of the proxy statement, annual report and notice of Internet availability of proxy materials or request a change in your householding status by notifying your broker, bank or nominee.

Who can vote at the Annual Meeting and how do I vote?

Only stockholders of record of our common stock at the close of business on April 6, 2010 will be entitled to vote at the Annual Meeting and at any adjournment(s) thereof. On the record date, there were 82,600,235 shares of our common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on April 6, 2010, your shares of common stock were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting, or at any adjournment(s) thereof, or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 6, 2010, your shares of common stock were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials, including instructions how to vote by proxy, are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

Please note that on July 1, 2009, the Securities and Exchange Commission approved a change to New York Stock Exchange Rule 452 that eliminated the ability of brokers to exercise discretionary voting in uncontested elections of directors for shareholder meetings held on or after January 1, 2010. This means that your broker may not vote your shares for the election of directors at the Annual Meeting unless you inform the broker how you want your shares voted.

What proposals will be voted on at the Annual Meeting?

The following proposals are scheduled to be voted on at the Annual Meeting:

•	Elect three directors to serve until the Annual Meeting of Stockholders to be held in 2013 and until their successors have been duly elected and qualified;

•

Ratify the appointment of PricewaterhouseCoopers LLP by the Audit Committee of our Board of Directors as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2010;

•	Consider and vote upon a proposal to ratify and approve our Amended and Restated 2010 Equity Compensation Plan; and

•

Consider and vote upon a proposal to amend and restate our Amended and Restated Certificate of Incorporation, as amended, to increase the total authorized shares of common stock, par value $0.001 per share, of the Company from 100,000,000 to 200,000,000.

Also, the Annual Meeting may involve the consideration of such other business as may properly come before the Annual Meeting or any adjournment(s) thereof.

What is the Board of Directors’ voting recommendation?

Our Board of Directors recommends that you vote your shares as follows:

•	FOR all nominees for election as directors under Proposal No. 1;

•

FOR the ratification of the appointment of PricewaterhouseCoopers LLP by the Audit Committee of our Board of Directors as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2010 under Proposal No. 2;

•	FOR the proposal to ratify and approve our Amended and Restated 2010 Equity Compensation Plan under Proposal No. 3; and

•	FOR the proposal to amend and restate our Amended and Restated Certificate of

Incorporation, as amended, to increase the total authorized shares of common stock under Proposal No. 4.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of the record date.

What if I return a proxy card but do not make specific choices?

If you sign and return your proxy card but do not give voting instructions, the shares represented by that proxy will be voted as recommended by our Board of Directors. If any other matter is properly presented at the meeting (or any adjournment(s) thereof), your proxy (one of the individuals named on your proxy card) will vote your shares using his best judgment.

Can I change my vote after submitting my proxy?

Yes. You may change your vote at any time prior to the vote at the Annual Meeting. If you are a stockholder of record, you may revoke your proxy at any time before it is voted by executing and delivering a timely and valid later-dated proxy, by voting by ballot at the meeting or by giving written notice to our Secretary. Attendance at the Annual Meeting will not have the effect of revoking a proxy unless you give proper written notice of revocation to the Secretary before the proxy is exercised or you vote by written ballot at the Annual Meeting.

For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, bank or nominee, or, if you have obtained a valid proxy card from your broker, bank or nominee giving you the right to vote your shares, by attending the meeting and voting in person.

What is the quorum requirement?

We must have a quorum to conduct any business at the Annual Meeting. This means that at least a majority of our outstanding shares eligible to vote at the Annual Meeting must be represented at the Annual Meeting, either in person or by proxy. Abstentions are counted for purposes of determining whether a quorum is present. In addition, shares of our common stock held by banks or brokers that are voted for at least one matter at the Annual Meeting will be counted as being present for purposes of determining a quorum for all matters, even if the beneficial owner’s discretion has been withheld for voting on some or all other matters, which is commonly referred to as a “broker non-vote.”

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For”, “Against” and “Withhold Authority” votes, abstentions and broker non-votes. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as a vote “Against.” Broker non-votes have no effect and will not be counted towards the vote total for any proposal. With respect to the election of directors, a stockholder may vote “For” or “Withhold Authority.” Votes indicating “Withhold Authority” will be counted as a vote against the nominee. For all other proposals, a stockholder may indicate “For”, “Against” or “Abstain.”

How many votes are needed to approve each proposal?

The election of directors requires a plurality of the votes cast. All other proposals submitted to the stockholders require the affirmative vote of a majority of the shares present in person or by proxy at the meeting.

May I propose actions for consideration at next year’s Annual Meeting of Stockholders?

You may submit proposals for consideration at future annual stockholder meetings in accordance with the procedures set forth below:

To be included in our proxy statement and proxy card for the 2011 Annual Meeting of Stockholders, stockholder proposals must be received by us on or before December [    ], 2010. Proposals should be directed to the attention of Joseph M. Spagnardi, General Counsel and Secretary at our offices located at 4222 Emperor Boulevard, Suite 200, Durham, North Carolina 27703.

In addition, if a stockholder wishes to present a proposal or a director nomination at our 2011 Annual Meeting of Stockholders which is not intended to be included in the proxy statement for that meeting, we must receive written notice of the stockholder proposal or nomination between February [    ], 2011 and March [    ], 2011. If we do not receive timely notice of such proposal or nomination, we will retain discretionary authority to vote proxies on such proposal or nomination even if it is not specifically reflected on the proxy card and stockholders have not had an opportunity to vote on the proposal or nomination by proxy. Nominations should be directed in writing and sent by registered or certified mail, return receipt requested to: the Corporate Governance Committee, Attention: Chairperson, c/o Inspire Pharmaceuticals, Inc. – Secretary, 4222 Emperor Boulevard, Suite 200, Durham, North Carolina 27703-8466. See “Corporate Governance—Meetings and Committees of our Board of Directors” for further information regarding nominees.

How can I communicate with the Board of Directors?

Stockholders who wish to communicate with our Board of Directors may do so by sending written communications addressed to The Board of Directors, Inspire Pharmaceuticals, Inc., at 4222 Emperor Boulevard, Suite 200, Durham, North Carolina 27703 or by sending an email to BoardOfDirectors@inspirepharm.com. This information is also set forth on our website at www.inspirepharm.com.

Who bears the costs of soliciting proxies?

We will pay all expenses of soliciting proxies to be voted at our Annual Meeting. After the proxies are initially distributed, we may use the services of our officers and employees to solicit proxies by mail, telephone or in person. Except for the services provided by Computershare Trust Company, N.A., we have not engaged a proxy solicitor and therefore do not expect to incur any additional proxy solicitation fees. After the notices regarding Internet availability of the proxy materials are initially distributed, we will ask brokers, custodians, nominees and other record holders to forward copies of the proxy materials to people for whom they hold shares of our common stock that request a paper copy of the proxy materials. We will reimburse banks and brokers for reasonable expenses they incur in forwarding paper copies of the proxy materials to beneficial holders. We have retained our transfer agent, Computershare Trust Company, N.A., to aid in the solicitation, at an estimated cost of approximately $2,000.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

There were, as of March 31, 2010, approximately 50 holders of record and approximately 6,000 beneficial holders of our common stock. The following table sets forth certain information that, unless otherwise noted, is as of March 31, 2010, with respect to holdings of our common stock by: (i) each person known by us to be the beneficial owner of more than 5% of the total number of shares of our common stock outstanding as of such date, based upon currently available Schedules 13G and other reports filed with the Securities and Exchange Commission; (ii) each of our directors, nominees and named executive officers; and (iii) all directors and executive officers as a group. Unless otherwise indicated in the footnotes below, the address of each person or entity listed in the table below is c/o Inspire Pharmaceuticals, Inc., 4222 Emperor Boulevard, Suite 200, Durham, North Carolina 27703.

Name	Number of Shares Beneficially Owned (1)	Percentage Beneficially Owned (2)
(i) Beneficial Owners:

Warburg Pincus Private Equity IX, L.P. (3)	22,907,488	27.7%

Wellington Management Company, LLP (4)	6,358,235	7.7%

Deerfield Capital, L.P. and related persons (5)	5,521,011	6.7%

(ii) Directors, Nominees and Named Executive Officers:

George B. Abercrombie (6)	0	*

Adrian Adams (7)	250,000	*

R. Kim Brazzell, Ph.D. (8)	193,187	*

Kip A. Frey (9)	182,500	*

Alan F. Holmer (10)	51,957	*

Nancy J. Hutson, Ph.D. (11)	109,411	*

Richard S. Kent, M.D. (12)	134,000	*

Kenneth B. Lee, Jr. (13)	205,067	*

Jonathan S. Leff (14)	23,006,238	27.8%

Joseph K. Schachle (15)	266,576	*

Christy L. Shaffer, Ph.D. (16)	1,197,047	1.4%

Thomas R. Staab, II (17)	210,927	*

Benjamin R. Yerxa, Ph.D. (18)	265,648	*

(iii) All directors and executive officers as a group (13 persons) (19)	25,008,409	29.6%

*	Less than one percent
(1)

Beneficial ownership includes all options which are exercisable within 60 days of March 31, 2010. Except as indicated by footnote, and subject to community property laws where applicable, to our knowledge the persons named in the table have sole voting and investment power for all shares of common stock shown as beneficially owned by them.
(2)	Applicable percentage of beneficial ownership is based on 82,600,235 shares of common stock outstanding on March 31, 2010, unless otherwise noted.
(3)	Based on a Form 4 filed with the Securities and Exchange Commission on August 10, 2009, which reported beneficial ownership as of August, 10, 2009, by Warburg Pincus Private Equity IX, L.P. (“Warburg”), Warburg Pincus IX, LLC, a New York limited liability company and the sole general partner of Warburg (“WP IX LLC”), Warburg Pincus Partners LLC, a New York limited liability company and the sole member of WP IX LLC (“WPP LLC”), Warburg Pincus LLC, a New York limited liability company that manages Warburg (“WP LLC”), Warburg Pincus & Co., a New York general partnership and the managing member of WPP LLC (“WP”), and Messrs. Charles R. Kaye and Joseph P. Landy, each a Managing General Partner of WP and Co-President and Managing Member of WP LLC. Warburg is the direct record owner of the 22,907,488 shares of common stock. Due to their respective relationships with Warburg and each other, each of WP IX LLC, WPP LLC, WP LLC, WP, Mr. Kaye and Mr. Landy may be deemed to beneficially own the shares. Each of WP, WPP LLC, WP LLC, WP IX LLC, Mr. Kaye and Mr. Landy disclaim beneficial ownership of all shares of the common stock except to the extent of any indirect pecuniary interest therein. The address of Warburg is 466 Lexington Avenue, New York, NY 10017.
(4)	Based on a Schedule 13G filed with the Securities and Exchange Commission on February 12, 2010, which reported beneficial ownership as of December 31, 2009, by Wellington Management Company, LLP. Such Schedule 13G discloses that Wellington Management, in its capacity as investment advisor, may be deemed to beneficially own 6,358,235 shares of our common stock which are held of record by clients of Wellington Management. The address of Wellington Management is 75 State Street, Boston, MA 02109
(5)	Based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 12, 2010, which reported beneficial ownership as of December 31, 2009, by James E. Flynn, individually, and on behalf of Deerfield Capital, L.P., Deerfield Partners, L.P., Deerfield Special Situations Fund, L.P., Deerfield Management Company, L.P., Deerfield International Limited, and Deerfield Special Situations Fund International Limited. Deerfield Capital, L.P. is the general partner of Deerfield Partners, L.P. and Deerfield Special Situations Fund, L.P. James E. Flynn is the managing member of the general partner of Deerfield Capital, L.P. Deerfield Management Company, L.P. is the investment manager of Deerfield International Limited and Deerfield Special Situations Fund International Limited. James E. Flynn is the managing member of the general partner of Deerfield Management Company, L.P. The reporting entities have shared voting power and shared dispositive power as to, and beneficially own, the following number of shares of our common stock: (i) Deerfield Partners, L.P.: 1,826,661; (ii) Deerfield Special Situations Fund, L.P.: 409,060; (iii) Deerfield International Limited: 2,564,350; and (iv) Deerfield Special Situations Fund International Limited: 720,940. The address of Deerfield Capital, L.P. is 780 Third Avenue, 37th Floor, New York, NY 10017.
(6)	Does not include 21,341 shares of common stock underlying stock options and 14,331 shares of common stock underlying restricted stock units granted to Mr. Abercrombie, which will not have vested within 60 days after March 31, 2010.
(7)	Includes 162,500 shares of common stock held by Mr. Adams. Also includes 87,500 shares of common stock underlying stock options granted to Mr. Adams which will have vested within 60 days after March 31, 2010. Does not include 262,500 shares of common stock underlying stock options and 487,500 shares of common stock underlying restricted stock units granted to Mr. Adams, which will not have vested within 60 days after March 31, 2010.
(8)	Includes 181,187 shares of common stock underlying stock options and 12,000 shares of common stock underlying restricted stock units granted to Dr. Brazzell which will have vested within 60 days after March 31, 2010. Does not include 103,313 shares of common stock underlying stock options and 10,200 shares of common stock underlying restricted stock units granted to Dr. Brazzell, which will not have vested within 60 days after March 31, 2010.

(9)	Includes 2,000 shares of common stock held by Mr. Frey’s children and 180,500 shares of common stock underlying stock options granted to Mr. Frey which will have vested within 60 days after March 31, 2010. Does not include 7,500 shares of common stock underlying stock options granted to Mr. Frey, which will not have vested within 60 days after March 31, 2010.
(10)	Includes 3,000 shares of common stock held by Mr. Holmer and 48,957 shares of common stock underlying stock options granted to Mr. Holmer which will have vested within 60 days after March 31, 2010. Does not include 11,875 shares of common stock underlying stock options granted to Mr. Holmer, which will not have vested within 60 days after March 31, 2010.
(11)	Includes 7,800 shares of common stock held by Dr. Hutson and 101,611 shares of common stock underlying stock options granted to Dr. Hutson which will have vested within 60 days after March 31, 2010. Does not include 7,500 shares of common stock underlying stock options granted to Dr. Hutson, which will not have vested within 60 days after March 31, 2010.
(12)	Includes 134,000 shares of common stock underlying stock options granted to Dr. Kent which will have vested within 60 days after March 31, 2010. Does not include 7,500 shares of common stock underlying stock options granted to Dr. Kent, which will not have vested within 60 days after March 31, 2010.
(13)	Includes 2,400 shares of common stock held by Mr. Lee and 202,667 shares of common stock underlying stock options granted to Mr. Lee which will have vested within 60 days after March 31, 2010. Does not include 10,000 shares of common stock underlying stock options granted to Mr. Lee, which will not have vested within 60 days after March 31, 2010.
(14)	Includes 98,750 shares of common stock underlying stock options granted to Mr. Leff which will have vested within 60 days after March 31, 2010 and 22,907,488 shares of common stock beneficially owned by Warburg. Does not include 11,250 shares of common stock underlying stock options granted to Mr. Leff, which will not have vested within 60 days after March 31, 2010. Mr. Leff is a general partner of Warburg Pincus & Co., and a managing director and member of WP LLC. As such, Mr. Leff may be deemed to have an indirect pecuniary interest (within the meaning of Rule 16a-1 of the Securities Exchange Act of 1934) in an indeterminate portion of the shares reported as beneficially owned by Warburg. Mr. Leff disclaims beneficial ownership of such securities except to the extent of any indirect pecuniary interest therein. See footnote 3 above.
(15)	Includes 150 shares of common stock held by Mr. Schachle. Also includes 254,426 shares of common stock underlying stock options and 12,000 shares of common stock underlying restricted stock units granted to Mr. Schachle which will have vested within 60 days after March 31, 2010. Does not include 109,074 shares of common stock underlying stock options and 10,200 shares of common stock underlying restricted stock units granted to Mr. Schachle, which will not have vested within 60 days after March 31, 2010.
(16)	Includes 368,247 shares of common stock held by Dr. Shaffer and 800 shares of common stock held by Dr. Shaffer’s children. Also includes 778,000 shares of common stock underlying stock options and 50,000 shares of common stock underlying restricted stock units granted to Dr. Shaffer which will have vested within 60 days after March 31, 2010.
(17)	Includes 2,000 shares of common stock held by Mr. Staab. Also includes 196,927 shares of common stock underlying stock options and 12,000 shares of common stock underlying restricted stock units granted to Mr. Staab which will have vested within 60 days after March 31, 2010. Does not include 107,403 shares of common stock underlying stock options and 10,200 shares of common stock underlying restricted stock units granted to Mr. Staab, which will not have vested within 60 days after March 31, 2010.
(18)	Includes 36,257 shares of common stock held by Dr. Yerxa. Also includes 217,391 shares of common stock underlying stock options and 12,000 shares of common stock underlying restricted stock units granted to Dr. Yerxa which will have vested within 60 days after March 31, 2010. Does not include 107,059 shares of common stock underlying stock options and 9,750 shares of common stock underlying restricted stock units granted to Dr. Yerxa, which will not have vested within 60 days after March 31, 2010.

(19)	Includes an aggregate of 1,824,814 shares of common stock underlying stock options and 60,000 shares of common stock underlying restricted stock units granted to all of the current directors and executive officers as a group which will have vested within 60 days after March 31, 2010. Does not include an aggregate of 859,667 shares of common stock underlying stock options and 552,381 shares of common stock underlying restricted stock units, which will not have vested within 60 days after March 31, 2010.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Pursuant to our certificate of incorporation, our Board of Directors is divided into three classes: Class A, Class B and Class C, with each class consisting, as nearly as possible, of an equal number of directors. There are currently eight members of our Board of Directors. At the Annual Meeting, the three Class A Directors are to be duly elected to hold office until the Annual Meeting of Stockholders to be held in 2013 and until their successors shall have been elected and qualified, or until such director’s earlier death, resignation, or removal. The nominees for election to our Board of Directors are George B. Abercrombie, Adrian Adams and Richard S. Kent.

The following tables set forth information regarding: (i) the current Class A Directors who have been nominated for election to our Board of Directors at the Annual Meeting; and (ii) the Class B and Class C Directors whose terms of office do not expire as of, and who will continue to serve after, the date of the Annual Meeting. The information includes a brief discussion of each director’s experience, qualifications, attributes or skills that led to the conclusion that such director should be nominated or continue to serve as a director.

Class A Director Nominees Subject to Election at the Annual Meeting

Class A Director Nominees for Terms Ending in 2010	Present Position, Age and Recent Business Experience
George B. Abercrombie

George B. Abercrombie, age 55, has served as a director and as a member of the Audit Committee since March 2010. Most recently, he served as the President and Chief Executive Officer, or CEO, and Head of North American Pharmaceutical Operations of Hoffmann-La Roche Inc., from 2001 through December 2009. During this time, he led the North American Pharmaceutical Operations for the Roche Group in the U.S. and Canada. Under his leadership, Roche achieved leading market share positions for key marketed products, strengthening the value of Roche’s U.S. business. Prior to Roche, Mr. Abercrombie served as Senior Vice President, Commercial Operations at Glaxo Wellcome Inc., from 1997 to 2001. In this role, Mr. Abercrombie was responsible for all commercial operations in the U.S., including pharmaceutical sales and marketing, managed care, business planning and development and late-stage clinical drug studies for the entire U.S. portfolio. Mr. Abercrombie held positions as Vice President and General Manager, Business Operations, and Vice President and General Manager of the Glaxo Pharmaceuticals Division from 1993 through 1997. Prior to Glaxo, Mr. Abercrombie spent ten years at Merck & Co., Inc., where he held a broad range of positions in sales, marketing, executive sales management and business development.

Mr. Abercrombie is qualified to serve as a director due to his wealth of executive management experience and because he has been the lead on many commercial activities in the Pharmaceutical industry. Furthermore, Mr. Abercrombie has been a member of the Board of Directors for the Pharmaceutical Research and Manufacturers of America and the Johns Hopkins School of Hygiene and Public Health. He has been involved with various industry associations such as the University of North Carolina School of Pharmacy Foundation and the Duke University Fuqua School of Business Health Sector Advisory Board. Additionally, Mr. Abercrombie is a member of the Board of Directors of Project HOPE, an organization dedicated to achieving sustainable advances in health care around the world. Mr. Abercrombie holds a B.S. in Pharmacy from the University of North Carolina at Chapel Hill and an M.B.A. from Harvard Business School.

Class A Director Nominees for Terms Ending in 2010	Present Position, Age and Recent Business Experience
Adrian Adams

Adrian Adams, age 59, has served as our President and CEO and as a director since February 2010. Before joining Inspire, Mr. Adams served as President and CEO of Sepracor Inc. from December 2006 until February 2010. Prior to joining Sepracor, Mr. Adams was President and CEO of Kos Pharmaceuticals, Inc. from January 2002 to December 2006, and President and Chief Operating Officer of Kos from June 2001 to January 2002. Mr. Adams serves as a director of Amylin Pharmaceuticals.

Mr. Adams is qualified to serve as a director because he is a highly qualified pharmaceutical executive with more than 30 years of experience in both specialty and large pharmaceutical organizations. Most recently, he successfully led the growth and corporate development of Kos and Sepracor, both of which were publicly traded companies during his tenure. In addition to his service with Kos and Sepracor, he had careers with SmithKline Beecham, Novartis and ICI Pharmaceuticals. Mr. Adams served as President and CEO of Novartis-UK from 1999 until his tenure began at Kos. For the previous seven years, Mr. Adams was with SmithKline Beecham Pharmaceuticals, last serving as President and CEO of the company’s Canadian subsidiaries. Previous assignments at SmithKline Beecham included Vice President and Director of Worldwide Marketing in the United States, and Director and Vice President of Sales and Marketing in the United Kingdom. Mr. Adams began his career at ICI Pharmaceuticals, where he rose from research laboratory assistant to Director of Sales and Marketing. During his career, he has worked in many different countries and has experience in most primary care, specialist and biological therapeutic areas. He has been instrumental in a number of major global and national product launches including Paxil®, Famvir®, Coreg®, Diovan®, Tenormin® and Zestril®. Mr. Adams brings strong skills in commercialization, business development and global partnerships, including experience in licensing and developing respiratory products, and an excellent understanding of the evolving specialty pharmaceutical market. Furthermore, his broad background encompasses research and development, sales, international and national product marketing. Mr. Adams holds a Bachelor of Science degree in Chemistry from Salford University in the United Kingdom.

Richard S. Kent, M.D.

Richard S. Kent, M.D., age 60, has served as a director and as a member of the Compensation Committee since June 2004. He has also served as the Chairman of our Compensation Committee since September 2004, and as a member of the Development Committee since March 2009. He previously served as a member of our Corporate Governance Committee from June 2004 through March 2009. Dr. Kent is currently a Venture Partner with Intersouth Partners, one of the most active and experienced venture capital firms in the Southeast. Dr. Kent served as the President and CEO of Serenex, Inc. from 2002 until the date of its sale to Pfizer in April 2008. He previously served as President and CEO of Ardent Pharmaceuticals, Inc. from 2001 until joining Serenex.

Dr. Kent is qualified to serve as a director as a result of the breadth and significance of his experience as a former CEO and as physician with more than 20 years of global pharmaceutical experience, including serving as Senior Vice President, Global Medical Affairs, and Chief Medical Officer of GlaxoSmithKline. Prior to GlaxoSmithKline, Dr. Kent held senior positions at Glaxo Wellcome Inc. and Burroughs Wellcome Co. At Glaxo Wellcome, he was

Class A Director Nominees for Terms Ending in 2010	Present Position, Age and Recent Business Experience
Vice President, U.S. Medical Affairs and Group Medical Director, from 1998 through 2001, in addition to serving on the Board of Directors of Glaxo Wellcome and other senior level operating committees responsible for directing the development and commercialization of the company’s products. Prior to such time, at Burroughs Wellcome, he was International Director of Medical Research. Additionally, Dr. Kent has supervised dozens of Investigational New Drug Applications and over 20 successful New Drug Applications (and equivalent submissions in Europe and the rest of the world) in a wide range of therapeutic areas including CNS, Antivirals, HIV, Respiratory, Gastrointestinal, Anesthesia/Critical Care, Cardiovascular, and Oncology. He is a member of the Board of Directors of Argolyn Bioscience, Inc., a private, venture-backed start-up company in Durham, North Carolina. Dr. Kent received his undergraduate degree from the University of California, Berkeley and his medical degree from the University of California, San Diego. He completed his medical training at Harvard (Peter Bent Brigham Hospital), Stanford University Medical Center and Duke University Medical Center, and was a member of Duke University’s medical faculty. He is board certified in both internal medicine and cardiology.

Class B and Class C Directors Not Subject to Election at the Annual Meeting:

Class B Directors for Terms Ending in 2011	Present Position, Age and Recent Business Experience
Kip A. Frey

Kip A. Frey, age 51, has served as a director and as a member of our Audit Committee since June 2002, and as the Chairman of our Corporate Governance Committee since September 2002. In November 2009, Mr. Frey became the President and CEO of Zenph Sound Innovations, Inc., a music software company backed by Intersouth Partners. From 2001 until November 2009, Mr. Frey was a Partner with Intersouth Partners, one of the most active and experienced venture capital firms in the Southeast. Mr. Frey is also currently an adjunct professor at Duke University. He has taught at Duke since 1998 teaching intellectual property law and policy.

Mr. Frey is qualified to serve as a director because of his breadth of experience with life sciences and other technology-based companies, as well as his executive, legal and financial expertise. Prior to joining our Board, he served as 2001-2002 Chairman of the Council for Entrepreneurial Development in Research Triangle Park, North Carolina. He was the Vice President and General Manager of Dynamic Commerce Applications for Siebel Systems from 2000 until 2001. Additionally, between 1998 and 2000, he served as the President and Chief Executive Officer of OpenSite Technologies, Inc., a software company acquired by Siebel Systems in May 2000. Mr. Frey has been the leader and architect of three of Research Triangle Park’s most notable entrepreneurial ventures, Ventana Communications Group, Accipiter, Inc. and OpenSite Technologies, Inc. He is a member of the Board of Directors of the Emily Krzyzewski Center, Durham Academy and several local civic and charitable organizations. In 1999, Digital South Magazine named him the Southeast’s top CEO. Mr. Frey is a Phi Beta Kappa graduate of the University of Southern California Film School and of Duke Law School.

Class B Directors for Terms Ending in 2011	Present Position, Age and Recent Business Experience
Kenneth B. Lee, Jr.

Kenneth B. Lee, Jr., age 62, has served as a director since September 2003 and as Chairman of the Board since February 2005. He has also served as a member of our Compensation Committee and Chairman of our Audit Committee since 2003 and serves as our Audit Committee Financial Expert. He previously served as a member of the Corporate Governance Committee from February 2005 to June 2005 and as our Vice-Chairman of the Board from March 2004 to January 2005. Mr. Lee is currently a General Partner with Hatteras Venture Partners, LLC (formerly, BioVista Capital, LLC), which he joined in 2003. Prior to that, he served as President of A.M. Pappas & Associates, LLC, a venture capital concern. He serves on the boards of three other public companies: Maxygen, Inc., OSI Pharmaceuticals and Pozen Inc.

Mr. Lee is qualified to serve as a director because he has more than 35 years of experience with life sciences and other technology-based companies, as well as his accounting expertise. He brings a wealth of experience to our Audit and Compensation Committees as a former Ernst & Young Partner, where he was employed for 29 years, and was instrumental in the founding and successful development of the Ernst & Young life science practice in the San Francisco Bay Area. Furthermore, during his tenure with Ernst & Young, he co-founded the National Conference on Biotechnology Ventures, the International Strategic Partnering Conference and the Palo Alto Center for Strategic Transactions. Additionally, from 2002 to 2009, Mr. Lee was Lead Director, Chair of the Audit Committee and a member of the Compensation Committee of CV Therapeutics, Inc. From 2003 until its acquisition by Amgen Inc. in 2006, Mr. Lee was also a member of the Board of Directors, Audit Committee and Compensation Committee of Abgenix, Inc. Mr. Lee received a Bachelor of Arts degree from Lenoir-Rhyne College and an M.B.A. from the University of North Carolina at Chapel Hill.

Class C Directors for Terms Ending in 2012	Present Position, Age and Recent Business Experience
Alan F. Holmer

Alan F. Holmer, age 60, has served as a director since February 2009 and as a member of our Audit Committee and the Corporate Governance Committee since March 2009. Mr. Holmer previously served for two years on Inspire’s Board and as a member of the Corporate Governance Committee and the Compensation Committee, resigning in February 2007 to accept an appointment in the U.S. Treasury Department. In January 2009, Mr. Holmer completed service as Special Envoy for China and the Strategic Economic Dialogue, a position to which he was appointed by Secretary of the Treasury, Henry M. Paulson, Jr.

Mr. Holmer is qualified to serve as a director as a result of his significant experience in the healthcare industry, as well as his significant expertise in handling legal, international trade and governmental issues. Prior to his initial service on our Board of Directors, for nearly nine years he was the President and CEO of the Pharmaceutical Research and Manufacturers of America (PhRMA), an organization that represents the interests of leading pharmaceutical and biotechnology companies. Mr. Holmer also has extensive knowledge of Cystic Fibrosis due to his involvement as Chairman of the Board of the Metropolitan Washington, D.C. Chapter of the Cystic Fibrosis Foundation, currently also serving as the Chair of the chapter’s Volunteer Leadership Initiative. He has also served as Co-Chairman of the President’s Advisory Council on HIV/AIDS. In

Class C Directors for Terms Ending in 2012	Present Position, Age and Recent Business Experience
addition to his pharmaceutical industry experience, Mr. Holmer has held various positions within the Office of the U.S. Trade Representative, the Commerce Department and the White House, including serving as Deputy U.S. Trade Representative with rank of Ambassador. He previously served as a partner at the international law firm, Sidley & Austin (now Sidley Austin LLP), and as an associate at Steptoe & Johnson LLP. Mr. Holmer received an A.B. degree from Princeton University and a J.D. from Georgetown University Law Center.

Nancy J. Hutson, Ph.D.

Nancy J. Hutson, Ph.D., age 60, has served as a director and as a member of our Compensation Committee since October 2006. She has also served as the Chairperson of our Development Committee since March 2009. She previously served as a member of our Audit Committee from June 2008 until March 2009. Dr. Hutson spent 25 years in various research and leadership positions at Pfizer, Inc., most recently serving as Senior Vice President, Global Research and Development and Director of Pfizer’s largest pharmaceutical R&D site, known as Groton/New London Laboratories. She serves on the Boards of Directors of Cubist Pharmaceuticals, Inc. and Endo Pharmaceuticals, Inc.

Dr. Hutson is qualified to serve as a director as a result of her extensive knowledge and experience in the pharmaceutical industry. Before retiring from Pfizer as a senior executive, Dr. Hutson was an active member of numerous committees, serving as Chair of the Groton/New London Laboratories Leadership Team and the Exploratory Development Strategy Team, and as a member of the Worldwide Development Operations Group, Senior Leadership Team, and the Pharmaceuticals Steering Committee, among others. She was also a sponsor of the Network of Executive Women where she served as a mentor for senior women at Pfizer Global Research & Development. In January 2006, she was awarded a Women of Innovation award by the Connecticut Technology Council for research innovation and leadership for her work at Pfizer’s Groton/New London Laboratories, where she led 4,500 scientists and managed a budget in excess of $1 billion. She has authored or co-authored more than 45 academic research papers and abstracts. She has served on various community boards, including the African Medical and Research Foundation, the University of Connecticut Health Science Center, and the Connecticut Business & Industry Association. Dr. Hutson received her B.A. in General Biology from Illinois Wesleyan University and her Ph.D. in Physiology and Biochemistry from Vanderbilt University. She completed a post-doctoral fellowship at the Diabetes and Endocrinology Center at Vanderbilt and a post-doctoral fellowship in the Department of Clinical Biochemistry at the University of Oxford.

Jonathan S. Leff

Jonathan S. Leff, age 41, has served as a director and as a member of our Corporate Governance Committee since July 2007. Since January 2000, he has served as a General Partner of Warburg, Pincus & Co., and as a Member and Managing Director of Warburg Pincus LLC, a private equity investment firm. From January 1999 to December 1999, Mr. Leff served as a Vice President of Warburg Pincus LLC and prior to that, he served as an Associate from July 1996 to December 1998. He is a director of Allos Therapeutics, Inc., InterMune, Inc. and ZymoGenetics, Inc. and several privately held companies.

Mr. Leff is qualified to serve as a director as a result of his significant experience in the pharmaceutical industry, including his responsibility for Warburg Pincus’ investment activities in biotechnology, pharmaceuticals and related industries.

Class C Directors for Terms Ending in 2012	Present Position, Age and Recent Business Experience
Prior to joining Warburg Pincus, he was a consultant at Oliver, Wyman & Co. By virtue of a Securities Purchase Agreement with Warburg on July 17, 2007, and based on the firm’s ownership interest in Inspire, Mr. Leff was appointed as investor designee to our Board pursuant to Warburg’s right of designation. Mr. Leff received an AB in Government from Harvard College and a MBA from the Stanford University Graduate School of Business

The Corporate Governance Committee of our Board of Directors has nominated, and our Board of Directors has ratified, the nomination of George B. Abercrombie, Adrian Adams and Richard S. Kent for election at the Annual Meeting as Class A Directors, whose terms will expire at the Annual Meeting of Stockholders in 2013, if elected at the Annual Meeting.

If the enclosed proxy is properly executed and received, or if you vote electronically, in time for the Annual Meeting, it is the intention of the persons named in the proxy to vote the shares represented thereby for the persons nominated for election as Class A Directors unless authority to vote shall have been withheld. If any nominee should refuse or be unable to serve, the proxy will be voted for such person as shall be designated by our Board of Directors to replace such nominee or, in lieu thereof, our Board of Directors may reduce the number of directors. Our Board of Directors has no reason to believe that the nominees will be unable to serve if elected. The nominees have consented to being named in this proxy statement and to serve if elected. Proxies cannot be voted for a greater number of persons than the number of nominees set forth herein.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH NOMINEE.

CORPORATE GOVERNANCE

Independence of Directors

Seven of the eight members of our Board of Directors (the entire Board of Directors, with the exception of Mr. Adams, our President and Chief Executive Officer) are “independent”, as defined in Rule 4200(a)(15) of the Nasdaq Stock Market LLC, or Nasdaq, as affirmatively determined by our Board of Directors.

Meetings and Committees of our Board of Directors

During the year ended December 31, 2009, there were 14 meetings of our Board of Directors. Each incumbent director attended at least 75% of the meetings of our Board of Directors and any committee or committees on which he or she served, during the period of time that such director served on such committee or committees. It is our policy that all nominees or directors standing for election at an annual meeting of stockholders attend such annual meeting. All persons serving or nominated to serve on our Board of Directors at the time of our 2009 Annual Meeting of Stockholders attended such meeting. Our Board of Directors has established an Audit Committee, a Corporate Governance Committee, a Compensation Committee and a Development Committee.

Below is a table showing the structure and membership of the standing committees of our Board of Directors as of April 6, 2010.

Board Member	Audit Committee	Compensation Committee	Corporate Governance Committee	Development Committee

George B. Abercrombie	M

Adrian Adams

Kip A. Frey	M		C

Alan F. Holmer	M		M

Nancy J. Hutson, Ph.D.		M		C

Richard S. Kent, M.D.		C		M

Kenneth B. Lee, Jr.	C	M

Jonathan S. Leff			M

M = Member

C = Chairman

The Audit Committee currently consists of Mr. Lee, as chairperson, Mr. Abercrombie, Mr. Frey and Mr. Holmer. Dr. Hutson served on the Audit Committee from June 2008 until March 2009, at which time Mr. Holmer joined the Audit Committee. Mr. Abercrombie joined the Audit Committee in March 2010. Messrs. Abercrombie, Lee, Frey, and Holmer and Dr. Hutson, are “independent”, as defined in Nasdaq Rules 4200(a)(15) and 4350(d)(2)(A) and Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as affirmatively determined by our Board of Directors. Our Board of Directors has also determined that Mr. Lee is an “audit committee financial expert” as that term is defined by the rules of the Securities and Exchange Commission. Pursuant to guidelines established by a written charter adopted by our Board of Directors, a copy of which is located on our website at www.inspirepharm.com, our Audit Committee assists our Board of Directors in fulfilling its responsibilities of ensuring that management is maintaining an adequate system of internal controls such that there is reasonable assurance that assets are safeguarded and that financial reports are properly prepared, that there is consistent application of generally accepted accounting principles, and that there is compliance with management’s policies and procedures. In performing these functions, our Audit Committee meets periodically with the independent registered public accounting firm (including meeting in an executive session without management present) and management to review their work and confirm that they are properly discharging their respective responsibilities. Our Audit Committee met nine times during 2009. The Audit Committee Report is included below.

Our Corporate Governance Committee currently consists of Mr. Frey, as chairperson, Mr. Holmer and Mr. Leff, each of whom is “independent”, as defined in Nasdaq Rule 4200(a)(15), as affirmatively determined by our Board of Directors. Dr. Kent served on the Corporate Governance Committee during 2008, but resigned in March 2009 upon Mr. Holmer’s appointment to the committee. Our Corporate Governance Committee identifies individuals qualified to become members of our Board of Directors, reviews the qualifications of candidates and selects the director nominees for each annual meeting of stockholders. Our Corporate Governance Committee also develops and recommends corporate governance principles to our Board of Directors, plans for and assists in the transitioning of directors on to and off of our Board of Directors, provides a review function for directors, helps prepare for management succession, and leads our Board of Directors in complying with its corporate governance principles. A copy of the Corporate Governance Committee Charter is located on our website at www.inspirepharm.com. Our Corporate Governance Committee met four times during 2009.

The Corporate Governance Committee will consider director candidates recommended by our stockholders. In order to be considered by the Corporate Governance Committee, a stockholder must submit, in writing, information regarding such stockholder and the recommended candidate to the Corporate Governance Committee, Attention: Chairperson, c/o Inspire Pharmaceuticals, Inc.—Secretary, 4222 Emperor Boulevard, Suite 200, Durham, North Carolina 27703. The information must be sent by registered mail or certified mail, return receipt requested, and should include at least the following information: the name, age, business address and residence address of the recommended candidate; the principal occupation or employment of such person; a description of any and all arrangements or understandings between the stockholder and proposed candidate; and any other information about the recommended candidate required to be disclosed in a proxy statement. The recommending stockholder should also include complete contact information with regard to him or herself, indicate the number of shares of our common stock owned by such stockholder and by the recommended candidate, and indicate whether the person recommended as a candidate consents to being named in the proxy statement as a nominee for director.

The following criteria have been identified by our Corporate Governance Committee, and adopted by our Board of Directors, to guide our Corporate Governance Committee in selecting board nominees:

1. Directors should have high ethical character, and personal and professional reputations that complement and enhance the image and standing of Inspire;

2. The Corporate Governance Committee should generally seek current and/or former executive officers and/or directors of companies and leaders of major organizations, including scientific, government, educational and other non-profit institutions;

3. The Corporate Governance Committee should seek directors who are recognized as leaders in the fields of pharmaceuticals and biotechnology, particularly those areas of research, development and commercialization undertaken by Inspire, including those who have received awards and honors in their field;

4. Directors should have varied educational and professional experiences and backgrounds who, collectively, provide meaningful counsel to management;

5. Directors should generally not serve on the board of directors of more than six publicly traded companies and should have sufficient time to devote to Inspire;

6. Directors should understand the duties required of directors to our stockholders;

7. At least two-thirds of the directors on our Board of Directors should be “independent” as defined by Nasdaq and should not have any real or apparent conflicts of interest in serving as a director; and

8. Each director should have the ability to exercise sound, independent business judgment.

The Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. In evaluating possible candidates for director, the Corporate Governance Committee takes into account all factors it considers appropriate, including the criteria described above, strength of character, mature judgment, career specialization, relevant technical skills, diversity and the extent to which the candidate would fill a present need on the Board of Directors. As a result, the Corporate Governance Committee seeks candidates who contribute knowledge, experience and skills in at least one of the following core competencies in order to promote a Board of Directors that, as a whole, possesses a good balance in these core competencies: accounting and finance, business judgment, management, general pharmaceutical industry knowledge, ophthalmology knowledge, pulmonary knowledge, leadership and strategy/vision. The Corporate Governance Committee also takes into account the core competencies of incumbent directors with a particular focus on their individual professional backgrounds, with the goal of ensuring diversity in the skill sets and applicable professional experience of directors, while promoting balanced perspectives of the Board of Directors as a whole.

There are no differences in the manner in which the Corporate Governance Committee evaluates director nominees based on whether the nominee is recommended by a stockholder. Candidates may come to the attention of the Corporate Governance Committee via the recommendation of current directors, stockholders or other persons. Mr. Abercrombie was recommended for election to our Board of Directors by a non-management director. Candidates are evaluated at meetings of the Corporate Governance Committee and, subject to the timing details included above for consideration at our 2010 Annual Meeting, may be considered at any point during the year.

Our Compensation Committee currently consists of Dr. Kent, as chairperson, Dr. Hutson and Mr. Lee, each of whom is “independent”, as defined in Nasdaq Rule 4200(a)(15), as affirmatively determined by our Board of Directors. Our Compensation Committee considers compensation of our executive officers and directors and considers, reviews and approves issues and matters concerning the compensation of directors and employees and the objectives and policies instituted by our Board of Directors. For information about the role of executive officers in determining or recommending the amount or form of executive compensation and the role of the Compensation Committee’s independent consultant in determining or recommending the amount or form of executive compensation, see “Compensation Discussion and Analysis” below. For information regarding the role of the Compensation Committee’s independent consultant in determining or recommending director compensation, see “Director Compensation – Overview of Compensation of Directors and Related Committees – Director Compensation Policies” below. A copy of the Compensation Committee Charter is posted on our website at www.inspirepharm.com. Our Compensation Committee met seven times in 2009. The Compensation Committee Report is included below.

In March 2009, our Board of Directors created a Development Committee. The members of our Development Committee consist of Dr. Hutson, as chairperson and Dr. Kent. Dr. Shaffer served on the Development Committee from March 2009 until February 2010. Our Development Committee is responsible for reviewing and evaluating our plans, policies and programs relating to development, regulatory matters, manufacturing and supply of each of our clinical product candidates. Our Development Committee met eight times in 2009.

Board Leadership Structure

Presently and historically, the Company has separated the roles of CEO and Chairman of the Board. However, our Board of Directors has not adopted a specific policy on whether the same person should serve in both roles or, if the roles are separate, whether the Chairman should be selected from the non-employee directors or should be an employee. The Board of Directors believes it is most appropriate to retain the discretion and flexibility to make these determinations at any given point in time in the way that it believes best to provide appropriate leadership for the Company at that time.

Our CEO is responsible for the day-to-day leadership and performance of the Company and helping to set the strategic direction for the Company. The Chairman of the Board provides leadership to our Board of Directors and works with the Board to define its structure and activities in the fulfillment of its responsibilities. The Company believes that the members of our Board of Directors possess considerable experience and unique knowledge of the challenges and opportunities the Company faces, and therefore are in the best position to evaluate the needs of the Company and how best to organize the capabilities of our directors and senior executives to meet those needs.

We believe that the foregoing structure and practices, when combined with the Company’s other governance policies and procedures, provide appropriate opportunities for oversight, discussion, and evaluation of decisions and direction from our Board of Directors.

Board Oversight of Risk Management

The Board of Directors plays an important role in the oversight of risk for the Company, with the primary responsibility for managing risk at the Company resting with senior management. The board and committee meeting process is designed to ensure that key risks are reviewed at board and committee meetings. At each meeting of the Board, directors are informed of and review, as appropriate, various areas of risk including those associated with operational matters, finance, regulatory, product quality issues and legal proceedings, among others. For example, our chief compliance officer regularly reports to our Audit Committee, and reports to our Board of Directors from time-to-time as appropriate. As another example, the Company’s finance group establishes and maintains the Company’s insurance programs, and, annually and more frequently as necessary, reviews insurance-related risks with the Audit Committee or full Board.

Certain Board committees also serve an important role in risk oversight. Specifically, the Company’s internal audit function periodically reports to the Audit Committee on management’s process for identifying and evaluating both company-wide and financial risks. As part of this review, the internal audit function presents key risks for the Company, indicates the Board committee or functional area within the Company responsible for identifying and managing the risk, and, with respect to financial risks, summarizes the planned measures to address and/or reduce these risks through targeted actions.

Other committees also play a role in risk oversight. For instance, the Audit Committee periodically reviews with management certain financial matters, including its investment and borrowing decisions.

Code of Conduct and Business Ethics

We have adopted a Code of Conduct and Business Ethics that applies to all of our officers, directors and employees. The Code of Conduct and Business Ethics is available on our website at www.inspirepharm.com. If we make any substantive amendments to the Code of Conduct and Business Ethics or grant any waiver from a provision of the Code of Conduct and Business Ethics to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website, as well as via any other means then required by Nasdaq listing standards or applicable law.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors has furnished the following report, in accordance with rules established by the Securities and Exchange Commission, for inclusion in this proxy statement.

The Audit Committee of the Board of Directors reviews the results and scope of the annual audit and the services provided by PricewaterhouseCoopers LLP, Inspire’s independent registered public accounting firm and performs such additional functions as are set forth in a written charter adopted by the Board of Directors, a copy of which is located on our website at www.inspirepharm.com. The Audit Committee presently consists of Mr. Lee, as chairperson, Mr. Abercrombie, Mr. Frey, and Mr. Holmer. Mr. Holmer joined the Audit Committee in March 2009. Dr. Hutson, a member of the Company’s Board of Directors, served on the Audit Committee from June 2008 until March 2009. Mr. Abercrombie joined the Audit Committee in March 2010, and therefore did not participate in the activities described below. As part of its ongoing activities, the Audit Committee has:

•	Reviewed and discussed with Inspire’s management and PricewaterhouseCoopers LLP the audited financial statements for the fiscal year ended December 31, 2009;

•	Reviewed and discussed with Inspire’s management the results of the internal audit plan for the year ended December 31, 2009;

•

Reviewed and discussed with Inspire’s management and PricewaterhouseCoopers LLP the evaluation of Inspire’s design and functioning of its internal controls over financial reporting, including the required Section 404 testing undertaken by Inspire’s management and PricewaterhouseCoopers LLP with respect to Inspire’s internal controls over financial reporting;

•	Held separate executive sessions with PricewaterhouseCoopers LLP;

•	Discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended; and

•

Received a letter from PricewaterhouseCoopers LLP concerning applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with PricewaterhouseCoopers LLP its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements referred to above be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2009. The Audit Committee also recommends that Inspire’s stockholders ratify the appointment of PricewaterhouseCoopers LLP by the Audit Committee of the Board of Directors as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2010.

Respectfully submitted,

Audit Committee

Kenneth B. Lee, Jr.

Kip A. Frey

Alan F. Holmer

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis (found below in this Proxy Statement) with management. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

Respectfully submitted,

Compensation Committee

Richard S. Kent, M.D.

Nancy J. Hutson, Ph.D.

Kenneth B. Lee, Jr.

DIRECTOR COMPENSATION

The following table sets forth a summary of our non-employee directors’ compensation for fiscal 2009. Neither Dr. Shaffer nor Mr. Adams received any additional compensation for their respective service as a director of Inspire.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(1)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-qualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)
George B. Abercrombie	—	—	—	—	—	—	—
Kip A. Frey	$60,000	—	$103,356	—	—	—	$163,356
Alan F. Holmer	43,722	—	123,548	—	—	—	167,270
Nancy J. Hutson, Ph.D.	58,306	—	103,356	—	—	—	161,662
Richard S. Kent, M.D.	59,972	—	103,356	—	—	—	163,328
Kenneth B. Lee, Jr.	90,000	—	137,808	—	—	—	227,808
Jonathan S. Leff	40,000	—	103,356	—	—	—	143,356

(1)	Reflects the dollar amount of the aggregate grant date fair value of awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation (“FASB ASC Topic 718”) for awards pursuant to our Amended and Restated 2005 Equity Compensation Plan. Assumptions used in the calculation of these amounts are included in Note 11 to our audited financial statements for the fiscal year ended December 31, 2009 included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 15, 2010.
(2)	The aggregate numbers of shares subject to option awards outstanding as of December 31, 2009 were as follows: none for George B. Abercrombie; 188,000 for Kip A. Frey; 60,832 for Alan F. Holmer; 109,111 for Nancy J. Hutson; 141,500 for Richard S. Kent; 212,667 for Kenneth B. Lee, Jr.; and 110,000 for Jonathan S. Leff.

Overview of Compensation of Directors and Related Matters

Prior Director Compensation Policy

The material components of our director compensation policy as in effect during 2009 are described below:

A. Cash Compensation. Each non-employee director receives cash compensation as follows:

1. Each director receives $30,000 annually to cover general availability and participation in meetings and conference calls of our Board of Directors;

2. Each Audit Committee member receives $10,000 annually to cover general availability and participation in Audit Committee conference calls and meetings;

3. Each Corporate Governance Committee member receives $10,000 annually to cover general availability and participation in Corporate Governance Committee conference calls and meetings;

4. Each Compensation Committee member receives $10,000 annually to cover general availability and participation in Compensation Committee conference calls and meetings;

5. Each Development Committee member receives $10,000 annually to cover general availability and participation in Development Committee conference calls and meetings; and

6. The Chairman of the Board receives an additional $30,000 annually. The Chairman of each committee identified above receives an additional $10,000 annually.

B. Stock Option Grants.

1. A stock option grant in the amount of 50,000 shares is granted to each non-employee director upon initial election to our Board of Directors, which stock option vests over three years commencing on the date of grant as follows: 20,000 shares in year one (1/4th of such 20,000 shares per quarter), 15,000 shares in year two (1/4th of such 15,000 shares per quarter) and 15,000 shares in year three (1/4th of such 15,000 shares per quarter); provided, however, that all vesting ceases if the director resigns from our Board of Directors or otherwise ceases to serve as a director, unless the Board of Directors determines that the circumstances warrant continuation of vesting;

2. A stock option grant in the amount of 30,000 shares is granted to each non-employee director at the time of each annual meeting of our Board of Directors, which stock option vests over the one-year period commencing on the date of grant (1/4th of such 30,000 shares per quarter); provided, however, that all vesting ceases if the director resigns from our Board of Directors or otherwise ceases to serve as director, unless our Board of Directors determines that the circumstances warrant continuation of vesting; and

3. A stock option grant in the amount of 10,000 shares is granted to the Chairman of the Board at the time of each annual meeting of our Board of Directors, which stock option grant vests over the one-year period commencing on the date of grant (1/4th of such 10,000 shares per quarter); provided, however, that all vesting ceases if such person resigns from the position of Chairman of the Board, unless our Board of Directors determines that the circumstances warrant continuation of vesting.

C. Vacancies. In the event that a director is appointed to fill a vacancy on our Board of Directors, any committee of our Board of Directors, or the Chairman of the Board, our Board of Directors determines the amount of cash compensation and stock option grants appropriate to provide such director with comparable compensation for the period such director will so serve for the remainder of the term.

D. Payment/Grant Procedure. All cash compensation payments made pursuant to the policy are paid quarterly in arrears as soon as practicable, but not later than 10 days, after the last day of such quarter.

Stock options awarded pursuant to the policy (except in certain circumstances, such as filling vacancies) are granted on the date of the annual meeting of our Board of Directors, and the exercise price for each share available under each option is equal to the fair market value of our common stock on the date of grant. All stock options awarded upon initial election to our Board of Directors and to fill a vacancy are granted on the date of such appointment, and the exercise price for each share available under such option is equal to the fair market value of our common stock, on the date of such grant.

E. Effective Date. All cash compensation provisions of the policy were effective as of March 1, 2009.

F. Change of Control. All options granted under the policy shall vest immediately if (i) there is a change of control and (ii) the optionee will cease to serve as a member of our Board of Directors as a result of such change of control. For purposes of the policy, change of control shall have the same meaning as described below under the caption “Potential Payments upon Termination or Change in Control” with respect to our executive officers.

In addition to compensation under the policy, all directors are reimbursed for expenses incurred in connection with attendance at Board of Directors and committee meetings and, if applicable, for one or two conferences or seminars per calendar year which relate to their performance on our Board of Directors.

In accordance with our policy, at the time of our Annual Meeting on June 5, 2009, we granted options to purchase (a) 30,000 shares of our common stock to each director; and (b) 10,000 shares of our common stock to the Chairman of the Board. The June 2009 options have an exercise price of $5.05 per share.

Director Compensation Process

Our Compensation Committee conducts an analysis of director compensation from time-to-time, which typically occurs every two years. In 2009, at the request of our Compensation Committee, Frederic W. Cook and Co. reviewed our non-employee director compensation practices, including our then existing director compensation policy described above, and prepared a report regarding our non-employee director compensation. The report summarized our then existing director compensation practices and reviewed general industry trends, best practices and director compensation of peer group companies. The peer group reviewed by Frederic W. Cook and Co. for their report was the same peer group that was reviewed in relation to our executive officer compensation. See “Compensation Discussion and Analysis” below. Based on their review, Frederic W. Cook and Co. recommended various changes to our director compensation policy. These recommendations included: (i) use of restricted stock units, in addition to stock options; (ii) determining the amount of equity compensation grants based on grant date value (instead of a pre-established number of stock options); (iii) establishing equity ownership guidelines; and (iv) increasing total director compensation. The Compensation Committee considered the recommendations of Frederic W. Cook and Co. among other factors in evaluating director compensation and recommending changes in the director compensation policy to our Board of Directors. The terms and conditions of the amended and restated director compensation policy adopted by our Board of Directors in December 2009 are described below. Directors who are also our employees do not receive additional compensation for their services as directors of the Company.

Amended and Restated Director Compensation Policy

In December 2009, our director compensation policy was amended and restated by our Board of Directors. All provisions of the amended policy were effective as of January 1, 2010; provided, however, that all equity compensation provisions of the policy will be effective on the date of the Annual Meeting for Directors serving on the Board prior to January 1, 2010.

The material components of our Amended and Restated Director Compensation Policy which were effective as of January 1, 2010 are described below:

A. Cash Compensation.

1. Each Director shall receive $40,000 annually to cover general availability and participation in meetings and conference calls of the Board;

2. Each member of the Audit Committee, Corporate Governance Committee, Compensation Committee and Development Committee shall receive $15,000 annually to cover general availability and participation in committee conference calls and meetings;

3. The Chairman of each of the committees identified above shall receive an additional $15,000 annually, for a total of $30,000 in respect of service for such committee; and

4. All cash compensation payments made pursuant to this Policy shall be paid quarterly in arrears as soon as practicable, but not later than 10 days, after the last day of such quarter.

B. Equity Compensation - Stock Option Grants.

1. A stock option grant in a number of shares equal in value to $80,000, rounded to the nearest whole number, which value shall be based on the closing price of the Company’s common stock on the date of grant, will be granted to each Director upon initial election to the Board, which stock option will vest over three years commencing on the date of grant as follows: 40% of such shares in year one (10% of the total shares per quarter), 30% of such shares in year two (7.5% of the total shares per quarter) and 30% of such shares in year three (7.5% of the total shares per quarter); provided, however, that all vesting will cease if the Director resigns from the Board or otherwise ceases to serve as Director, unless the Board determines that the circumstances warrant continuation of vesting;

2. A stock option grant in a number of shares equal in value to $40,000, rounded to the nearest whole number, which value shall be based on the closing price of the Company’s common stock on the date of grant, will be granted to each Director at the time of each annual meeting of the Board of Directors, which stock option will vest over the one year period commencing on the date of grant (25% of the total shares per quarter); provided, however, that all vesting will cease if the Director resigns from the Board or otherwise ceases to serve as Director, unless the Board determines that the circumstances warrant continuation of vesting; and

3. A stock option grant in a number of shares equal in value to $20,000, rounded to the nearest whole number, which value shall be based on the closing price of the Company’s common stock on the date of grant, will be granted to the Chairman of the Board at the time of the annual meeting of the Board of Directors, which stock option grant will vest over the one year period commencing on the date of grant (25% of the total shares per quarter); provided, however, that all vesting will cease if such person resigns from the position of Chairman of the Board or otherwise ceases to serve as Chairman of the Board, unless the Board determines that the circumstances warrant continuation of vesting.

C. Equity Compensation - Restricted Stock Units.

1. A restricted stock unit grant in a number of units equal in value to $80,000, rounded to the nearest whole number, which value shall be based on the closing price of the Company’s common stock on the date of grant, will be granted to each Director upon initial election to the Board, which grant will vest over three years as follows: 40% of such units on June 1st of the year following the date of grant, 30% of such units on June 1st of the second year following the date of grant, and 30% of such units on June 1st of the third year following the date of grant (or the date of the annual meeting of stockholders such year, if earlier); provided, however, that all vesting will cease if the Director resigns from the Board or otherwise ceases to serve as Director, unless the Board determines that the circumstances warrant continuation of vesting;

2. A restricted stock unit grant in a number of shares equal in value to $40,000, rounded to the nearest whole number, which value shall be based on the closing price of the Company’s common stock on the date of grant, will be granted to each Director at the time of each annual meeting of the Board of Directors, which grant will vest on June 1st of the year following the date of grant (or the date of the annual meeting of stockholders such year, if earlier); provided, however, that all vesting will cease if the Director resigns from the Board or otherwise ceases to serve as Director, unless the Board determines that the circumstances warrant continuation of vesting; and

3. A restricted stock unit grant in a number of shares equal in value to $20,000, rounded to the nearest whole number, which value shall be based on the closing price of the Company’s common stock on the date of grant, will be granted to the Chairman of the Board at the time of the annual meeting of the Board of Directors, which grant will vest on June 1st of the year following the date of grant (or the date of the annual meeting of stockholders such year, if earlier); provided, however, that all vesting will cease if such person resigns from the position of Chairman of the Board or otherwise ceases to serve as Chairman of the Board, unless the Board determines that the circumstances warrant continuation of vesting.

D. Equity Compensation - Miscellaneous. All equity compensation awarded pursuant to this Policy (other than equity compensation granted pursuant to Paragraph E and, in certain circumstances options granted pursuant to Paragraph B.1 and restricted stock units grant pursuant to Paragraph C.1) shall be granted on the date of the annual meeting of the Board of Directors. The exercise price for each share available under a stock option will be equal to the closing price of the Company’s common stock on the date of grant. No equity compensation granted pursuant to this Policy shall be awarded for a fraction of a share.

E. Vacancies. In the event that a Director is appointed to fill a vacancy on the Board, any Committee of the Board, or as Chairman of the Board, the Board will determine the amount and timing of cash and equity compensation appropriate to provide such Director with comparable compensation for the period such Director will so serve for the remainder of the term.

F. Change of Control Provisions. Notwithstanding the foregoing, all equity compensation granted under this Policy shall vest immediately if: (i) there is a Change of Control (as hereinafter defined); and (ii) the optionee will cease to serve as a Director of the Company as a result of such Change of Control.

G. Equity Ownership Guidelines.

1. To further align the interests of the Directors with stockholders, the Board has established the following minimum stock ownership guidelines that apply to the Directors: each Director is expected to own shares of the Company’s common stock or common stock equivalents equal in value to three times the amount of their annual cash retainer, which annual cash retainer amount is set forth in Section A.1 above.

2. Equity that counts toward satisfaction of these guidelines include: shares of the Company’s common stock purchased on the open market by the Director and his or her immediate family members who share the same household, whether held individually or jointly; shares of the Company’s common stock acquired through stock option exercise; restricted stock, restricted stock units and deferred stock units, where the restrictions have lapsed; and shares of common stock beneficially owned in a trust for estate planning purposes.

3. To achieve the ownership amount set forth in this guideline, until these guidelines are met, it is expected that each Director will retain at least fifty percent (50%) of the net number of shares of common stock received upon the exercise of a stock option or vesting of other equity compensation received from the Company after accounting for the sale of shares necessary to pay applicable taxes associated therewith.

4. There may be instances where these guidelines would place a severe hardship on a Director or prevent a Director from complying with a court order. In these circumstances, upon the request of a Director, the Board or the Compensation Committee of the Board will make a decision as to whether an exemption will be granted and an alternative equity ownership guideline established for the applicable Director that reflects the intention of these guidelines and the Director’s individual circumstances.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

The name, age and position of each person who is currently serving as an executive officer and who is not currently a director, is listed below, followed by a summary of their background and principal occupations. Executive officers are elected annually, and serve at the discretion of the Board of Directors.

Name	Present Position, Age and Recent Business Experience
R. Kim Brazzell, Ph.D.	R. Kim Brazzell, Ph.D., age 57, has served as our Executive Vice President and Head, Ophthalmology Business since January 2009. Prior to that he served as Senior Vice President of Ophthalmic Research and Development (R&D) from August 2004 to January 2009. In this capacity, he oversaw various aspects of preclinical and clinical R&D, provided strategic direction and expertise to project teams, assisted the marketing and sales team in Phase 4 clinical trials and marketing plans and activities, and served an important external role in further developing Inspire’s presence and depth in ophthalmology. Dr. Brazzell has 20 years of experience in the ophthalmic pharmaceutical industry. Prior to joining Inspire, he served as Global Head of Clinical R&D and Senior Vice President, U.S. R&D, of Novartis Ophthalmics from 2000 until 2004. He has extensive experience in the discovery and development of multiple successful ophthalmic products including Visudyne®, Zaditor®, Rescula® and Betoptic S®. In addition to managing the global clinical R&D group for Novartis Ophthalmics, Dr. Brazzell built and managed the U.S.-based R&D group for Ciba Vision Ophthalmics in Duluth, Georgia, while serving as their Vice-President, R&D, and served as Associate Director, R&D at Alcon Laboratories in Fort Worth, Texas. Dr. Brazzell also has expertise in pharmacokinetics and biopharmaceutics and held positions directing groups in these areas at Alcon Laboratories and Hoffmann-La Roche, where he managed activities across several therapeutic areas including cardiovascular, pulmonary and ophthalmology. Dr. Brazzell received a B.S. in Pharmacy and Ph.D. in Pharmaceutical Sciences from the University of Kentucky

Joseph K. Schachle	Joseph K. Schachle, age 45, has served as our Executive Vice President and Chief, Commercial and Corporate Operations since August 2007. He previously served as our Executive Vice President and Chief, Commercial Operations from February 2007 until August 2007. Prior to that, he served as Senior Vice President, Marketing and Sales from January 2004 until February 2007 and as Vice President, Marketing and Sales from January 2003 until January 2004. In his current capacity, he is responsible for establishing a marketing and sales infrastructure in North America to commercialize AzaSite®, and promote Elestat® and to commercialize potential products from our pipeline. Mr. Schachle has over 20 years experience in pharmaceutical marketing and sales, and has had responsibility for the successful launch of major new products including the marketing of GlaxoSmithKline’s Advair®. His experience includes marketing and sales positions of significant responsibility at The Upjohn Company, GlaxoSmithKline and MedImmune, Inc. Prior to joining Inspire, he most recently served as Director of Marketing for infectious disease products at MedImmune from April 2002 until January 2003, where he was responsible for strategic brand management and promotion of Synagis® and Cytogam®. From June 1998 until April 2001, Mr. Schachle was Director, Marketing for GlaxoSmithKline. Mr. Schachle originally joined Inspire in April 2001 as Vice President, Marketing and Sales. Mr. Schachle holds a B.B.A. in Marketing from James Madison University and an M.B.A. from Old Dominion University.

Name	Present Position, Age and Recent Business Experience
Joseph M. Spagnardi	Joseph M. Spagnardi, age 46, has served as our Senior Vice President, General Counsel and Secretary since March 2006. He previously served as our Vice President and Deputy General Counsel from May 2005 to March 2006. Prior to joining Inspire, Mr. Spagnardi spent over ten years, from August 1994 to May 2005, at GlaxoSmithKline (and its predecessor Glaxo Wellcome), most recently as Assistant General Counsel for R&D Business Development Transactions, where he structured and negotiated strategic transactions relating to the development and commercialization of pharmaceutical products, development compounds and novel research technologies. Mr. Spagnardi began his career at the law firm of Winthrop, Stimson, Putnam & Roberts (now Pillsbury Winthrop Shaw Pittman LLP), where his practice focused on multi-national transactions in the M&A and Securities area. Mr. Spagnardi received a J.D. with Honors from the University of North Carolina School of Law and a B.S. in Business Administration cum laude from the University of Delaware.

Thomas R. Staab, II	Thomas R. Staab, II, age 42, has served as our Chief Financial Officer and Treasurer since May 2003. He is responsible for leading the finance, information technology, investor relations, strategic planning/business development and facilities departments. Prior to Inspire, he held senior financial positions with Triangle Pharmaceuticals, Inc., a biotechnology company listed on the NASDAQ national exchange prior to its acquisition by Gilead Sciences, Inc. in 2003. These positions included Vice President and Treasurer and Acting Chief Financial Officer. His experience includes equity financing, strategic alliances, mergers and acquisitions, drug commercialization, SEC reporting, treasury management and investor relations. Before joining Triangle, Mr. Staab spent eight years working for PricewaterhouseCoopers LLP providing audit and business advisory services to national and multi-national corporations in the biotechnology, pharmaceutical, pulp and paper and communications industries. He currently serves on the Board of the North Carolina Biosciences Organization and is a member of its Audit Committee. Mr. Staab is also a Board Member and Audit Committee Chairman for the Triangle Community Foundation. He was named CFO of the Year in the Small Public Company category in 2009 by the Triangle Business Journal. Mr. Staab is a Certified Public Accountant and received a B.S. in Business Administration and a Masters of Accounting from the University of North Carolina at Chapel Hill.

Name	Present Position, Age and Recent Business Experience
Benjamin R. Yerxa, Ph.D.	Benjamin R. Yerxa, Ph.D., age 44, has served as our Executive Vice President and Chief, Research and Development since September 2008. He previously served as our Chief Scientific Officer and Executive Vice President, Strategic Operations from February 2007 to September 2008. Prior to that, he served as our Chief, Scientific Operations and Alliances from December 2005 until February 2007. Before that, he held the position of Senior Vice President, Discovery from March 2003 until December 2005. Dr. Yerxa joined Inspire in August 1995 and has held several additional positions, including Vice President of Discovery and Senior Director of Preclinical Programs. Dr. Yerxa created a novel strategic opportunity for Inspire by developing the concept of ophthalmic uses for Inspire’s core P2Y2 technology. As a Senior Research Chemist his work focused on designing and synthesizing novel P2Y receptor agonists, such as diquafosol. While in chemistry, he was the preclinical project leader for diquafosol. In 2004, Dr. Yerxa received the Southeastern Region American Chemical Society (ACS) Industrial Innovation Award for discoveries related to his work with P2Y2 receptors. Dr. Yerxa received the Triangle Business Journal’s “40 under 40” award, recognizing his contributions in business and leadership. He was also a finalist for Ernst & Young’s Entrepreneur of the Year in NC 2003. Prior to joining Inspire, Dr. Yerxa was a Research Scientist at Burroughs Wellcome. Dr. Yerxa also worked at Biophysica, Inc. where he synthesized radiocontrast agents. He developed scale-up procedures for the industrial production of Oxilan, a marketed imaging product. Dr. Yerxa received a B.A. in Chemistry from the University of California, San Diego, and a Ph.D. in Organic Chemistry from the University of California, Irvine.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

The purpose of this Compensation Discussion and Analysis is to describe the material elements of compensation provided to our named executive officers for the fiscal year ended December 31, 2009. For such period, our named executive officers were:

•	Christy L. Shaffer, Ph.D., former President and Chief Executive Officer;

•	Thomas R. Staab, II, Chief Financial Officer and Treasurer;

•	R. Kim Brazzell, Ph.D., Executive Vice President and Head, Ophthalmology Business;

•	Joseph K. Schachle, Executive Vice President and Chief, Commercial and Corporate Operations; and

•	Benjamin R. Yerxa, Executive Vice President and Chief, Research and Development.

These persons constituted our principal executive officer, our principal financial officer and the three other most highly compensated persons who were serving as executive officers at the end of 2009.

Our Compensation Committee is responsible for establishing, implementing and monitoring compensation for our executive officers. During 2009, our Compensation Committee consisted of Dr. Kent, Mr. Lee and Dr. Hutson. Dr. Kent served as Chairman of our Compensation Committee. In undertaking these responsibilities, our Compensation Committee was aided by various persons, including members of our management and representatives of Frederic W. Cook and Co., or FW Cook, an independent executive compensation consulting firm retained by our Compensation Committee. This Compensation Discussion and Analysis has been prepared by our executive officers, with input from others, including our Compensation Committee and representatives of FW Cook.

Overview

In response to our Compensation Committee’s review of our finances in early 2009, our 2009 budgeted fiscal requirements, the declining stock market and credit market conditions in late 2008 and early 2009, competitive salary information and information from FW Cook about compensation trends in the pharmaceutical industry and the market generally, as well as the restructuring of our research and development function, the Compensation Committee determined in early 2009 not to award any merit increase in base salary to our executive officers in 2009.

Notwithstanding the state of the economy, our Compensation Committee and our Board of Directors believes that management delivered very positive results in 2009, by exceeding revenue and expense guidance and goals, by raising $115 million in an offering of our common stock, and by progressing our clinical programs, among other positive performances. In addition to our strong corporate performance, our Compensation Committee and our Board of Directors believes that Dr. Shaffer’s performance in 2009 was exemplary in leading the executive officer group and the rest of the company in the achievement of the various corporate goals. As a result, in early 2010 our Compensation Committee and our Board of Directors awarded bonuses to the named executive officers consistent with our corporate, and their individual, performance in 2009. For further discussion, please see “Base Salary” and “Annual Cash Bonus” below.

In July 2009, our Board of Directors adopted amendments to our executive change in control severance benefit plan to provide that new equity awards will become immediately vested and fully exercisable upon an executive’s termination due to a change in control (i.e., double trigger) rather than immediately upon the occurrence of a change in control. In addition, the amended plans revise the ownership threshold portion of the definition of a “change in control” to provide that, with respect to new equity awards, a change in control will be deemed to occur when any person becomes the beneficial owner of 50% (in lieu of 35%) of the combined voting power of our then outstanding voting securities. Similar amendments were also made to our equity compensation plans and agreements, which were also amended to eliminate from new equity awards a cash surrender feature with respect for any change of control occurring after July 8, 2010. See “Potential Payments Upon Termination or Change in Control” below for further discussion on our change in control severance arrangements.

Our Compensation Committee recommended, and in late 2009 our Board approved, changes to our equity compensation grant practices to executive officers for 2010 and beyond. Our Board of Directors adopted an Executive Incentive Compensation Recovery (“Clawback”) Policy, effective January 1, 2010, pursuant to which the Board will have the right to recover from an executive all or any portion of equity compensation awards granted after January 1, 2010 in the event fraud or intentional misconduct committed by the executive results in a material restatement of our financial statements. Additionally, the Board will have the right to recover from an executive the portion of his or her cash incentive compensation paid after January 1, 2010 that is directly related to erroneous performance results that were subsequently corrected in connection with such financial statement restatement. See “Executive Incentive Compensation Recovery (“Clawback”) Policy” below for further information.

In addition, our Compensation Committee recommended, and in late 2009 our Board of Directors approved, amendments to our Equity Compensation Grant Policy with respect to the allocation of retention grants to executive officers. Commencing with the first quarterly grant in 2010, unless otherwise specifically determined by our Board of Directors or our Compensation Committee, the value of retention grants to be made to executive officers will be allocated between stock options and restricted stock units on an 80%/20% basis. Previously, retention grants were comprised solely of stock options.

On February 18, 2010, the Company entered into an employment agreement with Mr. Adrian Adams, our current President and Chief Executive Officer, for an initial term that commenced on February 22, 2010. Dr. Shaffer stepped down as our President and Chief Executive Officer on February 22, 2010, at the time of the appointment of Mr. Adams. See “Potential Payments Upon Termination or Change of Control - Mr. Adams’ Executive Employment Agreement” below for further discussion of Mr. Adams Employment Agreement. In connection with her resignation, on February 19, 2010, Dr. Shaffer entered into a Separation of Employment and Consulting Agreement, effective February 22, 2010, pursuant to which she will provide consulting services to us for a period of twenty-four (24) months. See “Dr. Shaffer’s Separation of Employment and Consulting Agreement” below, for additional information. FW Cook provided guidance to our Compensation Committee and Board of Directors with respect to such arrangements.

Compensation Philosophy and Objectives

Our compensation program is designed to attract, motivate and retain key management talent that is required to maximize stockholder value, on both a short-term and long-term basis. We believe that compensation for management should be competitive in the marketplace and should be tied to our corporate performance. Therefore, in addition to providing competitive annual base salaries, we believe that a significant portion of total compensation should come from performance-based annual cash bonuses and long-term equity awards. Annual cash bonuses for our executive officers are based largely on corporate performance, with a smaller percentage of the bonuses based on individual performance. We believe that the combination of competitive annual base salaries, annual performance-based cash bonuses and long-term equity awards effectively aligns management motivation and compensation with corporate performance and with stockholder interests.

Implementation of Objectives

Our Compensation Committee oversees and approves all compensation, including equity compensation, change in control and other severance arrangements, for our named executive officers and other executive officers. Based on our philosophy and objectives, a greater percentage of cash compensation for our executive officers is based on corporate performance than is compensation for other employees. In addition, all of our full-time employees, including all of our named executive officers, received annual stock option grants in 2009 pursuant to our Equity Compensation Grant Policy and our equity compensation plans.

When setting 2009 compensation amounts for our executive officers, including our named executive officers, the Compensation Committee considered recommendations made by our Chief Executive Officer and FW Cook. To help assure FW Cook’s independence, during 2009 our Compensation Committee initiated and supervised all work performed by FW Cook on behalf of Inspire, except to the extent delegated by our Compensation

Committee to management. FW Cook provided advice and guidance with respect to various compensation decisions, including compensation for employees generally and compensation issues as they specifically relate to management and our Board of Directors. During 2009, FW Cook was asked by our Compensation Committee to provide advice about comparative executive officer and director compensation information, including information relating to competitive base salaries, annual bonuses, total cash compensation, long-term incentive grants, carried-interest ownership, gains from equity awards, stock option vesting, and change of control severance compensation. Additionally, a representative of FW Cook attended most of our Compensation Committee meetings. While input from our Chief Executive Officer and FW Cook was carefully considered, ultimate decision making authority rested with our Compensation Committee which retained discretion over salary, cash bonus, and equity compensation determinations.

Our Compensation Committee utilized tally sheets prepared by our finance department. These tally sheets included salary and bonus information covering at least the four most recent years; information about all of the executive’s stock option and restricted stock unit holdings, including related valuations; and a valuation of amounts that could be received if the executive voluntarily terminates employment or is terminated in connection with a change in control. The tally sheets summarized all of the elements of executive officer compensation in one document that presented our named executive officers’ wealth accumulation potential. The tally sheets are also used by our Compensation Committee to analyze the effectiveness of our equity compensation program and to compare compensation information among our executive officers.

Our Compensation Committee also considered market data from a variety of sources, including the Radford Survey covering pharmaceutical and bio-technology companies having between 150 and 499 employees as well as data from a comparative group of publicly-traded companies, or the Peer Group, which are listed below. We used the Peer Group data to help benchmark our executive compensation for Dr. Shaffer and Mr. Staab. At the recommendation of FW Cook, based upon the limited data available solely from the Peer Group with respect to the other named executive officers, we used both Peer Group data and information from the Radford Survey with respect to the other named executive officers. The 16 companies in the Peer Group in 2009 were selected based upon various factors, including size, industry, business model, revenues, market capitalization, and number of employees. The Peer Group used by FW Cook in its 2009 analysis was the same Peer Group used in 2008, except for the removal of CV Therapeutics as a result of its acquisition by Gilead Sciences, Inc. Our Compensation Committee relied upon management and FW Cook to provide market data and appropriate analyses.

Set forth in the table below is a list of the companies comprising the Peer Group along with certain data that compares such companies to us in certain specified categories:

Peer Group Table1

	Revenues (in millions)	Net Income (in millions)	Number of Employees	Market Capitalization (in millions)	Annualized Stockholder Return (as of 12/31/09)
Company	(for most recent available four quarters ended prior to 12/31/09)		(As of 12/31/09)		1-Year	3-year
Adolor Corporation	$37	$(48)	129	$68	-12%	-42%
Affymax, Inc.	$107	$(88)	147	$593	148%	-10%
Durect Corporation	$24	$(31)	127	$214	-27%	-18%
Enzon Pharmaceuticals, Inc.	$185	$1	351	$477	81%	7%
Immunomedics, Inc.	$61	$34	120	$242	89%	-4%
Inspire Pharmaceuticals, Inc.	$81	$(47)	250	$454	53%	-5%
InterMune, Inc.	$49	$(116)	130	$714	23%	-25%
Neurocrine Biosciences, Inc.	$3	$(51)	65	$120	-15%	-36%
NPS Pharmaceuticals, Inc.	$86	$(24)	47	$165	-45%	-9%
Onyx Pharmaceuticals, Inc.	$251	$16	271	$1,831	-14%	40%
OSI Pharmaceuticals, Inc.	$428	$76	514	$1,811	-20%	-4%

POZEN, Inc.	$32	$(7)	34	$178	19%	-29%
Progenics Pharmaceuticals Inc.	$39	$(45)	244	$141	-57%	-44%
Regeneron Pharmaceuticals, Inc.	$379	$(68)	1,029	$1,921	32%	6%
Salix Pharmaceuticals, Inc.	$223	$(47)	280	$1,410	188%	28%
Trimeris, Inc.	$9	$7	4	$59	96%	-23%
United Therapeutics Corp.	$370	$19	360	$2,875	68%	25%

1	Source: Standard & Poor’s Compustat

In 2009, our executive compensation program consisted of the following forms of compensation:

•	Base salary;

•	Annual cash bonus;

•	Equity compensation; and

•	Standard employee benefits.

Role of Executive Officers in Compensation Decisions

Certain executives were involved in the implementation of our executive compensation programs in 2009, including Dr. Shaffer, our former Chief Executive Officer, who attended various Compensation Committee meetings in 2009 and early 2010 prior to her departure, at the request of the Compensation Committee. Dr. Shaffer reviewed our corporate performance and the performance of each of the other executive officers from time to time during 2009 and presented her conclusions and recommendations regarding quarterly stock option grant awards to the Compensation Committee for its consideration. In early 2010, Dr. Shaffer reviewed our 2009 corporate performance and the annual performance of each of the executive officers and presented her conclusions and recommendations regarding bonus award amounts to the Compensation Committee for its consideration. In assessing the 2009 annual performance of each executive officer, Dr. Shaffer reviewed each officer’s self assessment and spoke with each executive officer regarding their performance. Our Compensation Committee considered Dr. Shaffer’s recommendations in exercising its judgment regarding executive compensation. Dr. Shaffer’s performance was reviewed independently by our Compensation Committee in relation to the determination of quarterly 2009 stock option grants, and her 2009 annual performance was reviewed independently by our Compensation Committee and the full Board of Directors. Dr. Shaffer’s annual cash bonus for 2009 was determined by the Board of Directors.

Base Salary

Overview

We provide each named executive officer with a competitive annual base salary which is primarily market-based. We believe that a competitive base salary serves to attract, motivate and retain talented executives. We also believe it is important to provide adequate fixed compensation to executives working in a highly volatile and competitive industry. We provide fixed salary compensation based on competitive market practice in our industry and our geographic region with the goal of rewarding core competence in applicable management roles relative to skills, experience and contributions towards our goals.

Our Compensation Committee typically reviews base salary amounts and approves annual adjustments in the first quarter of each year. In setting base salaries, our Compensation Committee reviewed comparative pay information and other information provided by management and by FW Cook. Our Compensation Committee did not benchmark the salaries of our named executive officers to any particular percentile within the Peer Group or to any other third-party metric. Our Compensation Committee used the information provided by management and FW Cook, its industry experience and its discretion when setting salaries for the named executive officers. Our

Compensation Committee currently intends to review comparative pay information and to re-evaluate the companies included in the Peer Group on an annual basis, or more frequently if deemed appropriate.

Base Salaries for Fiscal Year 2009 and 2010

For 2009, the Compensation Committee decided not to award any merit increase in base salary to the executive officers. The Compensation Committee based this determination on a review of our finances in early 2009, our 2009 budgeted fiscal requirements, the declining stock market and credit market conditions in late 2008 and early 2009, competitive salary information and information from FW Cook about compensation trends in the pharmaceutical industry and the market generally, the restructuring of our research and development function, input from the executive officers, and the Compensation Committee’s experience and discretion.

For 2010, each named executive officer, except Dr. Shaffer, was awarded a merit increase, effective in March 2010. The Compensation Committee based these increases on the lack of a merit increase in 2009, information from FW Cook about compensation trends in the pharmaceutical industry generally, information regarding local compensation trends, the 2009 performance of the executive, and the Compensation Committee’s experience and discretion.

The table below shows base salary rates for each named executive officer at December 31, 2008, at December 31, 2009 and following the merit increases, effective March 2010:

Name	Title	Ending 2008 Salary	Ending 2009 Salary		2009 Percentage (%) Increase		2010 Salary	2010 Percentage (%) Increase
Christy L. Shaffer, Ph.D.	Former President & CEO	$467,943	$467,943		None		n/a1	n/a

Thomas R. Staab, II	CFO & Treasurer	$305,000	$305,000		None		$324,825	6.5%

R. Kim Brazzell, Ph.D.	EVP and Head, Ophthalmology Business	$300,000	$318,000	[2]	6.0%	[2]	$330,720	4.0%

Joseph K. Schachle	EVP and Chief, Commercial & Corporate Operations	$312,000	$312,000		None		$324,480	4.0%

Benjamin R. Yerxa, Ph.D.	EVP and Chief, Research and Development	$330,000	$330,000		None		$336,600	2.0%

1	As set forth above, Dr. Shaffer resigned as President and Chief Executive Officer effective February 22, 2010. See “Dr. Shaffer’s Separation of Employment and Consulting Agreement” below for information regarding her separation and consulting arrangement. See below “Potential Payments Upon Termination or Change of Control - Mr. Adams’ Executive Employment Agreement” for further discussion of Mr. Adams Employment Agreement.
2	Effective January 15, 2009, the Company promoted Dr. Brazzell to Executive Vice President, Ophthalmology Business.

Annual Cash Bonus

Overview

We provided each named executive officer with the opportunity to earn an annual cash bonus based on both corporate and individual performance. We provided these opportunities to drive the achievement of short-term financial and non-financial goals that are intended to help create long-term value. Our Executive Officer Cash Bonus Plan, or the Cash Bonus Plan, was designed to align annual financial rewards to each named executive officer with our corporate performance and the respective executive’s performance during the prior year. Under the Cash Bonus Plan, a target and maximum incentive level was established for the positions applicable to each named executive officer. In determining the target and maximum incentive levels for each of our named executive officers, the Compensation Committee reviewed our historical bonus practices and the base salaries of our executives, as well as 25 th percentile, median and 75th percentile comparative data relating to both bonus compensation and total compensation of the Peer Group, which was provided by FW Cook. Because the base salaries for our executive officers, including our named executive officers, were between the 25th percentile and the median of the Peer Group, the target incentive levels (as a percentage of base salary) were established at approximately the 75th percentile, so that total cash compensation, at target levels, would bring total cash compensation to approximately the median of the Peer Group.

The following table summarizes the bonus opportunities for all named executive officers pursuant to the terms of our Cash Bonus Plan:

	Percentage of salary
Employee Title	Threshold	Target	Maximum
Chief Executive Officer[1]	0%	60%	90%
Executive Vice President[2]	0%	50%	75%
Senior Vice President	0%	40%	60%

1	Included Dr. Shaffer. Mr. Adams will receive annual cash bonuses in accordance with the terms and conditions of his employment agreement. As a result, he will not receive annual cash bonuses under our Cash Bonus Plan.
2	Includes Dr. Brazzell, Mr. Schachle, Mr. Staab and Dr. Yerxa.

The maximum bonus for each named executive officer was 150% of their respective target and the minimum bonus, or threshold, for each named executive officer was zero. Target incentives, as a percent of salary, increase with executive rank so that, as rank increases, a greater proportion of total cash compensation is based upon annual corporate and individual performance. The Compensation Committee also has discretion to determine individual bonus amounts based on factors outside the executive’s goals, self-assessment or performance review. Under the Cash Bonus Plan, unless otherwise determined by the Compensation Committee, 80% of each named executive officer’s bonus is attributed to our corporate performance and 20% is based on the applicable executive’s individual performance. As a result, the cash bonuses for all of the named executive officers are highly dependent on our corporate performance.

2009 Annual Cash Bonuses

Actual payouts are determined by our Compensation Committee based on overall corporate performance, including achievement of corporate goals, and on overall individual performance. In early 2009, our corporate goals were proposed by management, and subsequently modified and approved by our Board of Directors. Financial goals, as well as project-orientated goals, were established. The project-oriented goals were determined based on the key achievements that were identified as those most likely to be critical to our success. The financial goals were established to promote growth in our product sales over 2008 levels, to manage our expenses, and to reduce cash utilization as compared to 2008. The project-oriented goals included business development goals established to advance our denufosol, Prolacria™ and glaucoma programs and strengthen our AzaSite® franchise, and corporate goals designed to assure we had key personnel and a good working environment. The goals were meant to be realistic milestones, the accomplishment of which we believed were integral to our success both in the short- and long-term. Once the corporate goals were finalized and approved by our Board of Directors, they were communicated to executives verbally and in writing. The executive officers were made aware of our overall bonus program, targets, annual goals and performance measures that impact their annual bonus payouts.

The extent to which corporate goals are achieved is assessed by our Compensation Committee with input from our Chief Executive Officer, other members of our Board of Directors and management. In finalizing and approving the goals, our Board of Directors specifically noted the subjectivity of the goals and indicated that the Compensation Committee’s review of the goals and any other significant developments to occur in 2009 should involve the following items:

•	Timeliness of achieving the goals;

•	Outcome of clinical trials and quality of data in determining next steps in clinical programs;

•	Interactions, meetings and relationships with the FDA and other regulatory agencies;

•	Enhancement of stockholder value;

•	Review of one-year and three-year stockholder returns;

•	Maintenance of high ethical standards; and

•	Other matters deemed appropriate by the Compensation Committee.

For the fiscal year ended December 31, 2009, our Compensation Committee determined that the corporate component of the Cash Bonus Plan would fund at 85% of the target bonus amount for all of our participants, including the executive officers, based upon our 2009 corporate performance, including our progress towards the achievement of the following financial and project-orientated goals for the full year:

•	Revenues - achieve net revenues that fall within our stated 2009 financial guidance of $80 - $90 million;

•	AzaSite revenue - grow AzaSite revenue to $34 million;

•	Elestat revenue - maintain Elestat revenue at $18 million;

•	Expenses - manage expenses such that total operating expenses fall within our stated 2009 financial guidance and that “controllable” operating expenses do not exceed $132 million;

•	Cash utilization - achieve lower cash utilization in 2009 as compared to 2008;

•

Denufosol program - complete patient enrollment in the TIGER-2 clinical trial; develop NDA plan and project plan to ensure clinical, CMC, non-clinical and regulatory readiness; secure ex-North America partner; and enhance visibility of the program through publications and presentations;

•	Prolacria program - significantly progress patient enrollment in the Phase 3 trial;

•	AzaSite for Blepharitis - initiate robust Phase 2 program for blepharitis indication;

•	Glaucoma program - advance program to key clinical results; and

•	Corporate matters - recruit and retain key talent, maintain low employee turnover, and reorganize and focus research and development activities to enhance efficiency.

Our Compensation Committee applied a subjective approach in determining an appropriate bonus percentage.

In addition to considering the goals described above, when reviewing our corporate performance the Compensation Committee also considered the overall performance of the Company as a whole and the 2009 public offering of shares of our common stock, which resulted in gross proceeds of $115 million. While the Compensation Committee considered numerous factors, the most significant factors in their determination were: the achievement of net revenues of $92 million, which was above the high end of the our financial guidance; managing “controllable” expenses to approximately $125 million, which was less than our guidance of $132 million; achieving our cash utilization goal; raising gross proceeds of $115 million through the public offering of shares of our common stock; and the increase in stockholder value from the beginning of the year as compared to the end of the year.

Our Compensation Committee noted that, with respect to our denufosol program, we achieved our enrollment goal for patient enrollment in the TIGER-2 trial, made progress on publications and presentations, but did not secure an ex-North American partner. In addition, we completed enrollment in our Phase 3 Prolacria clinical trial. However, our Compensation Committee noted that we did not meet our primary endpoint in the trial. Furthermore, it was noted that we rapidly enrolled two Phase 2 clinical trials to review the potential use of AzaSite for the treatment of blepharitis. Finally, the Compensation Committee noted that employee turnover was low, but that we were unable to successfully recruit an appropriate pulmonologist. The Compensation Committee took into account our former Chief Executive Officer’s assessment of our performance in relation to each of these goals and other factors that affected our performance during 2009. As a result of the foregoing, the Compensation Committee concluded that our employees, including our named executive officers, would be entitled to 85% of the corporate component of their respective target bonus amounts.

In addition to their review of our corporate performance, our compensation committee evaluated independently each named executive officer’s performance based on the executive’s job function. Generally, each review encompassed the executive’s:

•	management of major projects;

•	contribution toward achievement of corporate goals; and

•	leadership capability and effectiveness.

The performance of each executive officer, other than Dr. Shaffer, was assessed by the Compensation Committee based on the committee’s evaluation of each executive in relation to their primary roles and responsibilities with the Company. Specifically, with respect to Dr. Brazzell’s performance, our Compensation Committee considered his leadership of our ophthalmology business, including oversight of our Medical Affairs group, coordination with our commercial and compliance groups, advising the development team on study design and regulatory strategies, as well as developing and overseeing the implementation of strategic plans with respect to our ophthalmology clinical trials. In reviewing the performance of Mr. Schachle our Compensation Committee reviewed his leadership of our commercial operations, including oversight of the heads of both marketing and sales, as well as our success in meeting our overall 2009 revenue goal, as well as our AzaSite and Elestat revenue goals, while leading the company is achieving double-digit revenue growth.

Our Compensation Committee considered the following factors when evaluating the individual performance of Mr. Staab in 2009: his oversight of the financing and accounting, information technology, facilities, investor relations and public relations departments; his role with respect to investor and analyst meetings; his work regarding insurance reimbursement, and his overall leadership. Moreover, Mr. Staab’s role in determining the type of financing, interactions with investors, and general oversight of our 2009 financing was given special consideration. Finally, in reviewing the performance of Dr. Yerxa, the Compensation Committee reviewed his oversight of the restructuring of the research and development department, managing and overseeing manufacturing in relation to our products and candidates, managing relationships with various contractual partners, and assisting the development group in patient enrollment.

In accordance with the guidelines provided under the Cash Bonus Plan, in 2009 the Compensation Committee determined that 80% of each named executive officer’s bonus, other than Dr. Shaffer’s, was attributed to our corporate performance and 20% was based on the applicable executive’s individual performance. After reviewing each executive’s performance for the fiscal year ended December 31, 2009, the Compensation Committee funded the individual component of each named executive officer’s bonus, other then Dr. Shaffer’s, at between 70% and 125% of target. As a result, based on a combination of the corporate and individual components of the annual bonus payment, actual final payments ranged from 82%-150% of the target opportunity for each named executive officer and from 55%-100% of the maximum bonus opportunity for each named executive officer.

As our former Chief Executive Officer, Dr. Shaffer’s performance was initially assessed by our Compensation Committee and then by our Board of Directors based largely upon our 2009 corporate performance, her maintenance of a cohesive management team, and Dr. Shaffer’s leadership and communication, particularly in light of our announcement in July 2009 of her intent to step down as President and Chief Executive Officer at such time as a successor was identified. Specifically, in reviewing Dr. Shaffer, the Board of Directors noted her role in relation to our 2009 financing, exceeding our various financial goals, and advancing our clinical programs. After reviewing Dr. Shaffer’s performance and our 2009 corporate performance, the Board of Directors determined that Dr. Shaffer should receive the maximum bonus in accordance with the guidelines provided under the Cash Bonus Plan. Thus, her bonus was 150% of her target opportunity (and 100% of her maximum bonus opportunity) under our Cash Bonus Plan.

The table below details annual bonus targets, maximums and actual payments made under the Cash Bonus Plan for each of the named executive officers with respect to the fiscal year ended December 31, 2009:

Name	2009 Target Bonus	2009 Maximum Bonus	2009 Actual Bonus	Percent (%) of Salary	Percent (%) of Target	Percent (%) of Maximum
Christy L. Shaffer, Ph.D.	$280,766	$421,149	$421,149	90%	150%	100%
Thomas R. Staab, II	$152,500	$228,750	$141,825	47%	93%	62%
R. Kim Brazzell, Ph.D.	$159,000	$238,500	$143,100	45%	90%	60%
Joseph K. Schachle	$156,000	$234,000	$138,840	45%	89%	59%
Benjamin R. Yerxa, Ph.D.	$165,000	$247,500	$135,300	41%	82%	55%

Discretionary Awards

Our Compensation Committee may from time to time make discretionary bonus awards outside of the annual cash bonus program to our executive officers. In August 2009, our Compensation Committee awarded a one-time, special cash bonus of $25,000 to Mr. Staab in recognition of his effort in connection with Inspire’s public offering of 25,555,555 shares of common stock, which resulted in gross proceeds of $115 million to the Company.

Equity Compensation

Overview

Our Compensation Committee strongly believes that equity compensation should be a primary component of our executive compensation program. Equity compensation can be effective in aligning executives’ long-term interests with those of stockholders, as the ultimate value realized by recipients is dependent upon the stock price performance of our common stock. Equity compensation also serves to retain the services of key employees, as all equity awards are granted with time-based vesting conditions that must be fulfilled before the award has any value to the recipient.

In 2009, we granted annual equity incentive awards to each named executive officer under our Amended and Restated 2005 Equity Compensation Plan or our Amended and Restated 1995 Stock Plan in accordance with our Equity Compensation Grant Policy. In determining the form and amount of annual grants for 2009, our Compensation Committee reviewed competitive data prepared by FW Cook. It also reviewed the current carried-interest holdings of each named executive officer in determining whether any individual warranted adjustments that would differ from the competitive median amounts. For all executives other than our Chief Executive Officer, the Compensation Committee also considered the recommendations of our Chief Executive Officer based on her subjective assessment of their performance. In 2009, each named executive officer received grants of stock options.

In 2009, the Compensation Committee engaged FW Cook to conduct a review of competitive equity compensation practices among peer group companies. FW Cook analyzed our equity compensation practices by comparing our equity compensation practices to the Peer Group. FW Cook compared the number of stock options and restricted stock units that we have granted, vesting features of the awards, each executive’s carried interest in their awards and share usage.

On December 18, 2009, our Board of Directors amended our Equity Compensation Grant Policy with respect to the allocation of retention grants to our executive officers. Commencing with the first quarterly grant in 2010, unless otherwise specifically determined by our Board of Directors or our Compensation Committee, the

value of retention grants to executive officers will be allocated between stock options and restricted stock units on an 80%/20% basis. Previously, retention grants were comprised solely of stock options. Our Compensation Committee felt that diversity in equity compensation grants was consistent with industry trends and would provide better incentive to our executive officers.

Stock Options

We have historically granted equity compensation in the form of stock options. As stock options only have value to the recipient if our stock price increases from the date of grant, we believe that stock options are effective in aligning executives’ long-term interests with those of stockholders. Based upon long-term historical trends, we also believe that stock options are an appropriate form of equity compensation given our future growth potential. Further, all awards are targeted to median competitive levels within the Peer Group, with adjustments made based on subjective factors such as individual performance and level of existing equity holdings.

The exercise price of all stock option grants is set as the closing stock price on the date of grant. Option awards granted to executive officers during the fiscal year ended December 31, 2009 vest over four years, with 25% vesting on the first anniversary of the date of grant, and the remaining 75% vesting in thirty-six monthly installments thereafter. Each option granted to our executive officers since 2005 also has a seven-year maximum option term.

Our Equity Compensation Grant Policy provides, among other items, that annual stock option grants, if any, will be granted under our Amended and Restated 2005 Equity Compensation Plan and our Amended and Restated 1995 Stock Plan at four pre-established times each year following the filing of our quarterly reports on Form 10-Q and our annual report on Form 10-K, as applicable. During 2009, we granted stock option awards on March 18, May 14, August 11 and November 11. For 2009, the aggregate number of the stock options granted to each of our named executive officers was between the 25th percentile and the median of the Peer Group. For more information about the stock options we granted to our named executive officers in 2009, see the “Grant of Plan Based Awards During Fiscal Year 2009” table under “Executive Compensation” below. As set forth under “Equity Compensation—Overview” above, our Board of Directors recently amended our Equity Compensation Grant Policy so that the value of retention grants to executive officers will be allocated between stock options and restricted stock units on an 80%/20% basis. In March 2010 stock options were granted to our executive officers for the first time in accordance with our amended Equity Compensation Grant Policy.

Restricted Stock Units

In 2009, we did not award any restricted stock units to our executive officers. In March 2010, restricted stock units were granted to our executive officers in accordance with our amended Equity Compensation Grant Policy. See “Equity Compensation—Overview” above.

Executive Incentive Compensation Recovery (“Clawback”) Policy

On December 18, 2009, our Board of Directors adopted an Executive Incentive Compensation Recovery (“Clawback”) Policy, effective January 1, 2010, pursuant to which our Board of Directors will have the right to recover from each of our Section 16 officers, including all of our named executive officers, all or any portion of our equity compensation awards granted after January 1, 2010 in the event fraud or intentional misconduct committed by such executive officer results in a material restatement of our financial statements.

Additionally, our Board of Directors will have the right to recover from an executive officer that portion of his or her cash incentive compensation paid after January 1, 2010 that is directly related to erroneous performance results that were subsequently corrected in connection with such financial statement restatement.

The policy will not apply to any equity compensation or bonus compensation after the third anniversary of (i) the date on which such cash compensation was paid, and (ii) the date on which such equity compensation was granted.

Benefits and Perquisites

All of our executive officers have standard benefit arrangements that are offered to our other full-time, exempt employees. These standard benefits include health, dental and life insurance as well as a contribution under a 401(k) plan. In 2009, there were no perquisites offered to any named executive officers, except certain small perquisites, including use of a corporate credit card, a cell phone and a personal digital assistant.

Change in Control Severance Agreements

Our Compensation Committee believes that severance arrangements are necessary given the volatile nature of the biotechnology industry and will allow our executives to focus on maximizing stockholder value during periods of uncertainty. On March 20, 2008, the Compensation Committee approved the Inspire Pharmaceuticals, Inc. Executive Change in Control Severance Benefit Plan. In July 2009, our Board of Directors adopted amendments to our executive change in control severance benefit plan to provide that new equity awards will become immediately vested and fully exercisable upon an executive’s termination due to a change in control (i.e., double trigger) rather than immediately upon the occurrence of a change in control. In addition, the amended plans revise the ownership threshold portion of the definition of a “change in control” to provide that, with respect to new equity awards, a change in control will be deemed to occur when any person becomes the beneficial owner of 50% (in lieu of 35%) of the combined voting power of our then outstanding voting securities. Similar amendments were also made to our equity compensation plans and agreements, which were also amended to eliminate from new equity awards a cash surrender feature with respect for any change of control occurring after July 8, 2010. See below “Potential Payments Upon Termination or Change of Control” for further discussion on our change in control severance arrangements. On February 18, 2010, the Company entered into an employment agreement with Mr. Adams, our current President and Chief Executive Officer, for an initial term that commenced on February 22, 2010, which contains provisions regarding his severance arrangements upon a change of control. For more information about the terms of our Executive Change in Control Severance Benefit Plan and Mr. Adams’ employment agreement, including amounts that each of our named executive officers may receive under particular circumstances in the event of termination of a named executive officer’s employment subsequent to a change in control, see “Potential Payments Upon Termination or Change in Control” below.

Dr. Shaffer’s Separation of Employment and Consulting Agreement

In connection with her resignation, Dr. Shaffer entered into a Separation of Employment and Consulting Agreement, effective February 22, 2010, pursuant to which she will provide us consulting services for a period of twenty-four (24) months. The agreement provides for: (i) a separation payment of $982,680; (ii) an award of 100,000 stock options; (iii) a stock award for 100,000 shares of our common stock; and (iv) consulting payments, to be paid quarterly, at the annual rate of $467,943.

The stock award and awards of stock options granted to Dr. Shaffer under the Separation and Consulting Agreement were made following a seven-day revocation period and were fully vested and exercisable at the time of grant. In addition, Dr. Shaffer’s previously existing stock options with an exercise price equal to or less than $9.42 per share were amended to provide that the exercise period for such options was extended to the earlier of (i) the applicable award’s expiration date, and (ii) February 22, 2013. To the extent unvested, such options became fully vested and exercisable. All of Dr. Shaffer’s stock options with an exercise price greater than $9.42 per share were terminated on February 22, 2010. Dr. Shaffer’s existing unvested restricted stock units (20,000 units) became fully vested at the expiration of the revocation period.

Tax Considerations

The timing of compensation decisions is driven by a variety of tax considerations. Under Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, the tax deduction by corporate taxpayers is limited with respect to the compensation of certain executive officers to $1 million per covered executive unless such compensation is based upon the attainment of performance objectives meeting certain regulatory criteria or is otherwise excluded from the limitation. We obtained stockholder approval of both the Amended and Restated 2005

Equity Compensation Plan and the Amended and Restated 1995 Stock Plan, which qualified awards under such plans as performance-based compensation under Section 162(m) of the Code. It is the Compensation Committee’s intention to qualify all performance-based compensation for the exclusion from the deductibility limitation of Section 162(m), except in situations where qualifying compensation for the exclusion would be inconsistent with our overall best interest.

In order to satisfy the deductibility requirements under Section 162(m) of the Code, performance objectives must be established in the first 90 days of the performance period. For annual incentive awards, this means performance objectives must be established no later than the end of March.

EXECUTIVE COMPENSATION

The following table sets forth information concerning compensation earned by or paid to our named executive officers.

SUMMARY COMPENSATION TABLE

Name and Principal Position(s)	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non- qualified Deferred Compensation Earnings ($)	All Other Compensation ($)(4)	Total ($)
Christy L. Shaffer, Ph.D. Former President, Chief Executive Officer and Director	2009	$467,943	—	—	$293,770	$421,149	—	$7,350	$1,190,212
	2008	466,444	—	—	252,352	185,306	—	58,817	962,919
	2007	448,503	—	—	413,404	175,479	—	13,672	1,051,058

Thomas R. Staab, II Chief Financial Officer & Treasurer	2009	$305,000	$25,000	—	$131,947	$141,825	—	$7,350	$611,122
	2008	290,893	—	—	105,383	103,700	—	6,900	506,876
	2007	273,363	5,000	—	144,749	76,787	—	6,750	506,649

R. Kim Brazzell, Ph.D. Executive Vice President, Head Ophthalmology Business	2009	$317,250	—	—	$131,947	$143,100	—	$7,350	$599,647

Joseph K. Schachle Executive Vice President, Chief Commercial and Corporate Operations	2009	$312,000	—	—	$117,718	$138,840	—	$7,350	$575,908
	2008	311,000	—	—	112,143	95,160	—	29,400	547,703
	2007	296,097	—	—	192,981	96,000	—	6,750	591,828

Benjamin R. Yerxa, Ph.D. Executive Vice President, Chief, Research and Development	2009	$330,000	—	—	$126,475	$135,300	—	$7,350	$599,125
	2008	317,000	—	—	116,330	107,250	—	41,515	582,095
	2007	296,257	—	—	181,461	98,700	—	6,750	583,168

(1)	Annual salary increases were effective in February of each year.
(2)	In 2009, Mr. Staab was awarded a special bonus in recognition of his effort in connection with Inspire’s public offering of 25,555,555 shares of common stock. In 2007, Mr. Staab was awarded a special bonus in connection with his efforts relating to the completion of a business development transaction.
(3)	Reflects the dollar amount of the aggregate grant date fair value of stock options computed in accordance with FASB ASC Topic 718 for awards pursuant to our equity compensation plans. Assumptions used in the calculation of these amounts are included in Note 11 to our audited financial statements for the fiscal year ended December 31, 2009 included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 15, 2010.
(4)	Reflects the 3% employer matching contribution made to all employees, including the named executive officers, under our 401(k) Profit Sharing Plan. In 2008, also consists of $51,917 for Dr. Shaffer, $22,500 for Mr. Schachle and $34,615 for Dr. Yerxa received as a payout for excess unused vacation days.

GRANTS OF PLAN BASED AWARDS DURING FISCAL YEAR 2009

The following table sets forth information about awards granted to the named executive officers in 2009.

		Estimated Future Payouts Under Non- Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)(2)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Christy L. Shaffer, Ph.D.	3/18/09	—	—	—	—	—	—	—	29,500	$3.79	$65,596
	5/14/09	—	—	—	—	—	—	—	29,500	3.84	63,564
	8/11/09	—	—	—	—	—	—	—	29,500	4.55	77,494
	11/11/09	—	—	—	—	—	—	—	29,500	5.10	87,116
	n/a	$0	$280,766	$421,149	—	—	—	—	—	—	—

Thomas R. Staab, II	3/18/09	—	—	—	—	—	—	—	13,250	$3.79	$29,463
	5/14/09	—	—	—	—	—	—	—	13,250	3.84	28,550
	8/11/09	—	—	—	—	—	—	—	13,250	4.55	34,806
	11/11/09	—	—	—	—	—	—	—	13,250	5.10	39,129
	n/a	$0	$152,500	$228,750	—	—	—	—	—	—	—

R. Kim Brazzell, Ph.D.	3/18/09	—	—	—	—	—	—	—	13,250	$3.79	$29,463
	5/14/09	—	—	—	—	—	—	—	13,250	3.84	28,550
	8/11/09	—	—	—	—	—	—	—	13,250	4.55	34,806
	11/11/09	—	—	—	—	—	—	—	13,250	5.10	39,129
	n/a	$0	$159,000	$238,500	—	—	—	—	—	—	—

Joseph K. Schachle	3/18/09	—	—	—	—	—	—	—	10,000	$3.79	$22,236
	5/14/09	—	—	—	—	—	—	—	10,000	3.84	21,547
	8/11/09	—	—	—	—	—	—	—	13,250	4.55	34,806
	11/11/09	—	—	—	—	—	—	—	13,250	5.10	39,129
	n/a	$0	$156,000	$234,000	—	—	—	—	—	—	—

Benjamin R. Yerxa, Ph.D.	3/18/09	—	—	—	—	—	—	—	12,000	$3.79	$26,683
	5/14/09	—	—	—	—	—	—	—	12,000	3.84	25,856
	8/11/09	—	—	—	—	—	—	—	13,250	4.55	34,806
	11/11/09	—	—	—	—	—	—	—	13,250	5.10	39,129
	n/a	$0	$165,000	$247,500	—	—	—	—	—	—	—

(1)	The amounts shown reflect the range of possible bonuses payable with respect to services rendered in 2009 in accordance with our Cash Bonus Plan. The Summary Compensation Table includes the cash bonuses that were actually paid under our Cash Bonus Plan.
(2)	Stock options granted to our named executive officers become exercisable as follows: 25% on the first anniversary of the date of grant, and thereafter in 36 monthly installments after the first anniversary date until fully vested.
(3)	Reflects the dollar amount of the aggregate grant date fair value of each equity award computed in accordance with FASB ASC Topic 718 for awards pursuant to our equity compensation plans. Assumptions used in the calculation of these amounts are included in Note 11 to our audited financial statements for the fiscal year ended December 31, 2009 included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 15, 2010.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table includes certain information with respect to all outstanding equity awards previously granted to the named executive officers as of December 31, 2009.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Christy L. Shaffer, Ph.D.(4)	114,285	—	—	$12.00	2/16/10	—	—	—	—
	5,000	—	—	13.65	6/1/11	—	—	—	—
	130,000	—	—	2.76	6/4/12	—	—	—	—
	90,000	—	—	9.42	7/12/12	—	—	—	—
	44,062	938	—	5.25	1/18/13	—	—	—	—
	49,166	9,834	—	5.00	8/29/13	—	—	—	—
	35,000	—	—	20.30	10/15/13	—	—	—	—
	35,000	—	—	12.80	3/15/14	—	—	—	—
	20,281	9,219	—	6.30	3/21/14	—	—	—	—
	19,052	10,448	—	6.35	5/14/14	—	—	—	—
	17,208	12,292	—	5.81	8/14/14	—	—	—	—
	35,000	—	—	15.65	9/28/14	—	—	—	—
	15,364	14,136	—	6.10	11/12/14	—	—	—	—
	12,906	16,594	—	3.98	3/19/15	—	—	—	—
	11,677	17,823	—	3.49	5/14/15	—	—	—	—
	9,833	19,667	—	4.44	8/13/15	—	—	—	—
	7,989	21,511	—	3.78	11/3/15	—	—	—	—
	—	29,500	—	3.79	3/17/16	—	—	—	—
	—	29,500	—	3.84	5/13/16	—	—	—	—
	—	29,500	—	4.55	8/10/16	—	—	—	—
	—	29,500	—	5.10	11/10/16	—	—	—	—
	—	—	—	—	—	20,000	$110,400	—	—

Thomas R. Staab, II	28,500	—	—	$9.42	7/12/12	—	—	—	—
	12,687	313	—	5.25	1/18/13	—	—	—	—
	50,000	—	—	14.71	5/5/13	—	—	—	—
	17,083	3,417	—	5.00	8/29/13	—	—	—	—
	10,000	—	—	20.30	10/15/13	—	—	—	—
	8,000	—	—	12.80	3/15/14	—	—	—	—
	7,046	3,204	—	6.49	3/20/14	—	—	—	—
	6,619	3,631	—	6.35	5/14/14	—	—	—	—
	5,978	4,272	—	5.81	8/14/14	—	—	—	—
	9,300	—	—	15.65	9/28/14	—	—	—	—
	5,338	4,912	—	6.10	11/12/14	—	—	—	—
	4,921	6,329	—	3.98	3/19/15	—	—	—	—
	4,452	6,798	—	3.49	5/14/15	—	—	—	—
	4,416	8,834	—	4.44	8/13/15	—	—	—	—
	3,588	9,662	—	3.78	11/3/15	—	—	—	—
	—	13,250	—	3.79	3/17/16	—	—	—	—
	—	13,250	—	3.84	5/13/16	—	—	—	—
	—	13,250	—	4.55	8/10/16	—	—	—	—
	—	13,250	—	5.10	11/10/16	—	—	—	—
	—	—	—	—	—	8,000	$44,160	—	—

Continued on next page.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END (continued)

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2) Vested ($)(3)	Market Value of Shares or Units of Stock That Have Not	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
R. Kim Brazzell, Ph.D.	40,000	—	—	9.42	7/12/12	—	—	—	—
	24,479	521	—	5.25	1/18/13	—	—	—	—
	17,083	3,417	—	5.00	8/29/13	—	—	—	—
	7,734	3,516	—	6.49	3/20/14	—	—	—	—
	7,265	3,985	—	6.35	5/14/14	—	—	—	—
	40,000	—	—	12.91	8/2/14	—	—	—	—
	5,978	4,272	—	5.81	8/14/14	—	—	—	—
	5,338	4,912	—	6.10	11/12/14	—	—	—	—
	4,484	5,766	—	3.98	3/19/15	—	—	—	—
	4,056	6,194	—	3.49	5/14/15	—	—	—	—
	3,416	6,834	—	4.44	8/13/15	—	—	—	—
	2,775	7,475	—	3.78	11/3/15	—	—	—	—
	—	13,250	—	3.79	3/17/16	—	—	—	—
	—	13,250	—	3.84	5/13/16	—	—	—	—
	—	13,250	—	4.55	8/10/16	—	—	—	—
	—	13,250	—	5.10	11/10/16	—	—	—	—
	—	—	—	—	—	8,000	$44,160	—	—

Joseph K. Schachle	30,000	—	—	$9.42	7/12/12	—	—	—	—
	29,375	625	—	5.25	1/18/13	—	—	—	—
	70,000	—	—	14.73	2/24/13	—	—	—	—
	17,083	3,417	—	5.00	8/29/13	—	—	—	—
	17,000	—	—	20.30	10/15/13	—	—	—	—
	10,000	—	—	12.80	3/15/14	—	—	—	—
	8,593	3,907	—	6.49	3/20/14	—	—	—	—
	8,072	4,428	—	6.35	5/14/14	—	—	—	—
	8,750	6,250	—	5.81	8/14/14	—	—	—	—
	10,000	—	—	15.65	9/28/14	—	—	—	—
	7,812	7,188	—	6.10	11/12/14	—	—	—	—
	5,250	6,750	—	3.98	3/19/15	—	—	—	—
	5,541	8,459	—	3.49	5/14/15	—	—	—	—
	4,416	8,834	—	4.44	8/13/15	—	—	—	—
	3,588	9,662	—	3.78	11/3/15	—	—	—	—
	—	10,000	—	3.79	3/17/16	—	—	—	—
	—	10,000	—	3.84	5/13/16	—	—	—	—
	—	13,250	—	4.55	8/10/16	—	—	—	—
	—	13,250	—	5.10	11/10/16	—	—	—	—
	—	—	—	—	—	8,000	$44,160	—	—

Continued on next page.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END (continued)

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2) Vested ($)(3)	Market Value of Shares or Units of Stock That Have Not	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Benjamin R. Yerxa, Ph.D.	85,714	—	—	$12.00	2/16/10	—	—	—	—
	5,000	—	—	13.65	6/1/11	—	—	—	—
	29,250	—	—	9.42	7/12/12	—	—	—	—
	30,000	—	—	3.96	9/10/12	—	—	—	—
	19,583	417	—	5.25	1/18/13	—	—	—	—
	20,833	4,167	—	5.00	8/29/13	—	—	—	—
	22,000	—	—	20.30	10/15/13	—	—	—	—
	9,500	—	—	12.80	3/15/14	—	—	—	—
	8,593	3,907	—	6.49	3/20/14	—	—	—	—
	8,072	4,428	—	6.35	5/14/14	—	—	—	—
	7,728	5,522	—	5.81	8/14/14	—	—	—	—
	9,700	—	—	15.65	9/28/14	—	—	—	—
	6,900	6,350	—	6.10	11/12/14	—	—	—	—
	6,125	7,875	—	3.98	3/19/15	—	—	—	—
	5,541	8,459	—	3.49	5/14/15	—	—	—	—
	4,416	8,834	—	4.44	8/13/15	—	—	—	—
	3,588	9,662	—	3.78	11/3/15	—	—	—	—
	—	12,000	—	3.79	3/17/16	—	—	—	—
	—	12,000	—	3.84	5/13/16	—	—
	—	13,250	—	4.55	8/10/16	—	—
	—	13,250	—	5.10	11/10/16	—	—
	—	—	—	—	—	8,000	$44,160

(1)	Stock options granted to our named executive officers become exercisable as follows: 25% on the first anniversary of the date of grant, and thereafter in 36 monthly installments after the first anniversary date until fully vested. The option grant date relating to any unexercised option that is not fully exercisable is seven years minus one day before the option expiration date.
(2)	Restricted stock units vest annually over five years from the date of grant, which was July 21, 2006.
(3)	Based on the closing price of our common stock as of December 31, 2009, which was $5.52, as reported on The Nasdaq Global Market.
(4)	All of Dr. Shaffer’s stock options with an exercise price greater than $9.42 per share were terminated on February 22, 2010. See “Compensation Discussion and Analysis – Dr. Shaffer’s Separation of Employment and Consulting Agreement” above.

OPTION EXERCISES AND STOCK VESTED DURING FISCAL YEAR 2009

The following table sets forth information regarding the 2009 vesting of outstanding restricted stock units held by our named executive officers. No stock options to acquire our common stock were exercised by a named executive officer in 2009.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
Christy L. Shaffer, Ph.D.	—	—	10,000	$49,000
Thomas R. Staab, II	—	—	4,000	19,600
R. Kim Brazzell, Ph.D.	—	—	4,000	19,600
Joseph K. Schachle	—	—	4,000	19,600
Benjamin R. Yerxa, Ph.D.	—	—	4,000	19,600

(1)	Represents the fair market value of our common stock on the applicable vesting date, multiplied by the number of shares of restricted stock units that vested on that date. Actual issuance of shares is deferred and will be distributed to the recipients in the form of shares of our common stock six months following termination of service, in accordance with the terms of the related restricted stock unit agreement.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information with respect to securities authorized for issuance under equity incentive plans as of December 31, 2009.

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))
Equity compensation plans approved by security holders	11,175,516	$7.47	1,284,708
Equity compensation plans not approved by security holders	0	0	0

Total	11,175,516	$7.47	1,284,708

PENSION BENEFITS

The table disclosing the actuarial present value of each named executive officer’s accumulated benefit under defined benefit plans, the number of years of credited service under each such plan, and the amount of pension benefits paid to each named executive officer during the year is omitted because we did not have a defined benefit plan for named executive officers. The only retirement plan available to named executive officers in 2009, 2008 and 2007 was our tax-qualified 401(k) Profit Sharing Plan, or the 401(k) Plan, which is available to all employees.

NONQUALIFIED DEFERRED COMPENSATION

The table disclosing contributions to nonqualified defined contributions and other deferred compensation plans, each named executive officer withdrawals, earnings and fiscal year end balances in those plans is omitted because, in 2009, 2008 and 2007, we had no nonqualified deferred compensation plans or benefits for our named executive officers or other employees.

401(k) PROFIT SHARING PLAN

We have adopted the 401(k) Plan covering all qualified employees. The effective date of the 401(k) Plan is August 1, 1995. Participants may elect a salary reduction of at least 1% as a contribution to the 401(k) Plan, up to the statutorily prescribed annual limit for tax-deferred contributions ($16,500 in 2009). Additionally, all qualified employees aged 50 or over could elect to contribute an additional $5,500 to the 401(k) Plan. For 2009, modification of salary reductions could be made monthly. The 401(k) Plan permits employer matching of up to 8% of a participant’s salary. If employer matching is implemented, participants will begin vesting 100% immediately in employer contributions. In 2009, we elected a safe harbor contribution of 3% of annual compensation. All of our safe harbor contributions vest 100% immediately.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Executive Change in Control Severance Benefit Plan

In March 2008, the Compensation Committee of the Board of Directors adopted an Executive Change in Control Severance Benefit Plan, or the CIC Plan, effective March 29, 2008, which replaced previously existing agreements with each executive officer. In July 2009, our Board of Directors adopted amendments to the CIC Plan.

“Change in Control” is defined under the CIC Plan as the determination by the Board of Directors, made by a majority vote that a change in control has occurred, or is about to occur. Such a change does not include, however, a restructuring, reorganization, merger, or other change in capitalization in which the current owners of Inspire maintain more than a 50% interest in the resultant entity. Regardless of the vote of the Board of Directors or whether or not the Board of Directors votes, a change in control will be deemed to have occurred if: (i) with respect to grants made on or prior to July 8, 2009, any person becomes the beneficial owner, directly or indirectly, of securities representing more than 35% of the combined voting power or, with respect to grants made after July 8, 2009, any person becomes the beneficial owner, directly or indirectly, of securities representing more than 50% of the combined voting power (unless the change in control occurs on or prior to July 8, 2010); or (ii) the stockholders approve: (A) a plan of complete liquidation; (B) an agreement for the sale or disposition of all or substantially all of Inspire’s assets; or (C) a merger, consolidation, or reorganization of Inspire with or involving any other entity. However, in no event shall a change in control be deemed to have occurred, with respect to the executive, if the executive is part of the purchasing group which consummates the change in control transaction.

The CIC Plan provides for payment to an executive upon the executive’s termination of employment within two years following a change in control with respect to equity grants following July 8, 2009 (unless a change in control occurs on or prior to July 8, 2010) and upon a change in control with respect to equity grants made prior to July 8, 2009. Generally, in the event of payment under the CIC Plan, the executive would be entitled to a lump sum payment equal to a multiple of the sum of (A) the executive’s highest of the annual base rate of pay for the calendar year in which his or her termination due to change in control occurs or any of the two calendar years immediately preceding such year, plus (B) the higher of the executive’s target incentive bonus applicable as of the date of (x) the change in control, or (y) his or her termination due to change in control. The executive shall not be entitled to any benefits under the CIC Plan, however, in the event that such termination was either (i) effected by Inspire for “cause”, (ii) caused by the death of the executive, (iii) caused by the disability of the executive, or (iv) effected by the executive without “good reason.”

The applicable multiplier used to determine the amount of severance pay payable to a participant is as follows:

(i)	Two and one-half (2.5) for the Chief Executive Officer;[1]

1

The terms and conditions of the CIC Plan applied to Dr. Shaffer. See “- Mr. Adams’ Executive Employment Agreement” below for a description of the provisions of Mr. Adams’ Executive Employment Agreement, including provisions that relate to payments subsequent to a change in control.

(ii)	Two (2) for the Executive Vice President(s) and Chief Financial Officer; and

(iii)	One and one-half (1.5) for the Senior Vice President(s).

The CIC Plan provides executives with health and welfare benefits for the number of years immediately following the executive’s termination date equal to the applicable multiplier and requires Inspire to arrange to provide the executive and eligible dependents with life, disability, accident and health insurance benefits substantially similar to those immediately prior to the date of termination. Further, each executive is eligible to receive 12 months of outplacement services following a termination due to change in control and reasonable legal fees and expenses.

Additionally, all outstanding unvested options and awards under any Inspire-sponsored equity compensation grant held by any executive become immediately vested and fully exercisable upon the executive’s termination due to a change in control with respect to equity awards issued after July 8, 2009 (unless the change in control occurs on or prior to July 8, 2010) and immediately prior to a change in control with respect to equity awards issued on or prior to July 8, 2009.

The benefits payable to any executive will be reduced by any and all payments required to be made by Inspire under federal, state, and local law, under any employment agreement or special severance arrangement or under any other separation policy, plan, or program.

In the event that a payment pursuant to the CIC Plan would subject the executive to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, or the Code, or any interest or penalties would be incurred by the executive with respect to the excise tax, then: (a) if the total of such payments to the executive exceeds 2.99 times the executive’s “base amount” as defined in Section 280G of the Code by more than 10%, then the executive shall be entitled to receive a gross up payment in an amount such that after payment by the executive of all taxes, the executive retains an amount of the gross-up payment equal to the excise tax imposed upon the payments, or (b) if the total of such payments to the executive exceeds 2.99 times the executive’s “base amount” as defined in Section 280G of the Code by 10% or less, then the cash severance payments payable under the CIC Plan shall be reduced to the maximum amount without subjecting the executive to the excise tax imposed by Section 4999 of the Code.

The table below reflects the estimated amounts of payments or compensation our named executive officers would receive under particular circumstances in the event of termination of a named executive officer’s employment subsequent to a change in control. Except as otherwise indicated, the amounts shown in the tables below assume that the named executive officer is terminated due to a change in control as of December 31, 2009, and that the price per share of our common stock equals $5.52, which was the closing price of our Common Stock on December 31, 2009, as reported on The Nasdaq Global Market.

Name	Cash Severance Payment (1)	Accelerated Vesting of Outstanding Equity Awards		Welfare Benefits (4)	Out-placement Benefits (5)	Excise Tax Gross-Up Payment	Total
		Stock Options (2)	Restricted Stock Units (3)
Christy L. Shaffer, Ph.D.	$1,871,773	$267,369	$110,400	$30,585	$18,000	$830,525	$3,128,653
Thomas R. Staab, II	915,000	115,355	44,160	24,468	18,000	405,710	1,522,693
R. Kim Brazzell, Ph.D.	954,000	107,352	44,160	24,468	18,000	422,736	1,570,716
Joseph K. Schachle	845,350	108,379	44,160	24,468	18,000	0	1,040,358
Benjamin R. Yerxa, Ph.D.	990,000	117,266	44,160	24,468	18,000	433,514	1,627,408

(1)	For Mr. Schachle, includes cutback in cash severance payment equal to $90,650 to avoid triggering the excise tax under IRC 4999.
(2)	Intrinsic value of stock options that were not vested on December 31, 2009, based on the closing price of $5.52 on December 31, 2009.
(3)	Face value of restricted stock units that were not vested on December 31, 2009, based on the closing price of $5.52 on December 31, 2009.
(4)	Estimated cost of providing health and welfare benefits for severance period.

(5)	Estimated cost of providing outplacement benefits for one year.

Mr. Adams’ Executive Employment Agreement

On February 18, 2010, we entered into an employment agreement (the “Employment Agreement”) with Mr. Adams. The Employment Agreement provides for an initial term from February 22, 2010 to December 31, 2014. The term of the Employment Agreement shall thereafter be automatically extended for an unlimited number of additional one-year periods unless either party provides six months notice of termination, or until such employment is terminated in accordance with the change of control provisions or other termination provisions set forth in the Employment Agreement.

The Employment Agreement provides that Mr. Adams will receive a base salary of $650,000 for the first year of his employment term. Thereafter, the base salary shall be reviewed by the Board and may be adjusted upward, but in no event shall it be reduced. In addition, Mr. Adams is eligible for an annual cash incentive award equal to: 75% of base salary for performance at threshold levels; 100% of base salary for performance at target levels; and 150% of base salary for performance at or above maximum levels. The Board will meet annually and consult with Mr. Adams to determine the financial and other goals to be used to measure Mr. Adams’ performance for the year. He is also eligible for discretionary cash bonuses, to be paid at the Board’s sole discretion. His annual cash bonus payable in 2011 with respect to 2010 shall not be less than $650,000.

Mr. Adams will be eligible for annual grants of long term incentive and equity compensation awards at the Board’s discretion, based upon the evaluation of the Compensation Committee of the Board of his performance and peer company compensation practices. In addition, on February 22, 2010, Mr. Adams was granted 350,000 stock options at an exercise price equal to $6.35, the fair market value of our common stock on the grant date (the “Sign-On Options”). Twenty-five percent (25%) of the Sign-On Options vested on February 22, 2010 and the remaining 75% will vest ratably over the 36 months following the first anniversary of the effective date of Mr. Adams’ employment. In addition, we granted Mr. Adams an award of 650,000 restricted stock units (the “Sign-On RSUs”) following the registration of the shares of common stock underlying the Sign-On RSUs. Twenty-five percent (25%) of the Sign-On RSUs were non-forfeitable as of the grant date and the remaining 75% will become non-forfeitable ratably over the 36 months following the first anniversary of the effective date of his employment.

Mr. Adams is eligible to participate in our standard employee benefit plans or programs in the same manner as our other executives; however, Mr. Adams shall be permitted to receive cash in lieu of participating in such coverage where permitted by the plan or applicable law. Mr. Adams is also entitled to an allowance of $4,500 per month to cover housing costs. We will provide Mr. Adams a leased automobile valued at approximately $75,000. He will be reimbursed for his commuting expenses from his home in Pennsylvania, from which he is expected to commute on a weekly basis and sporadically at other times. Mr. Adams will also be reimbursed for the payment of any taxes on his housing allowance, leased automobile perquisite, and commuting expenses.

Mr. Adams has also entered into an agreement regarding non-disclosure of confidential information and assignment of inventions. He will be subject to a covenant not to compete with us during the period of his employment and for one year thereafter.

Under the Employment Agreement, either party may terminate Mr. Adams’ employment with or without cause under certain conditions. In the event of termination by either party, Mr. Adams must resign from the Board and any other position he may hold with us. In the event that Mr. Adams is terminated with Cause, we may immediately cease payment of any further wages, benefits or other compensation other than earned but unpaid salary and benefits (including accrued but unused vacation days and earned incentive awards) earned through the date of termination. Mr. Adams shall also have continuing obligations under the Employment Agreement including, but not limited to agreements regarding non-disclosure of our confidential information, in the event that he is terminated with Cause.

In the event that Mr. Adams is terminated without Cause or if Mr. Adams resigns for Good Reason, he shall be entitled to severance pay equal to two times Mr. Adams’ last annual salary and the average annual cash bonus received for the three calendar years preceding his termination, as well as a pro rata annual cash bonus for the year of termination, immediate vesting of all unvested Sign-On Options and all outstanding Sign-On RSUs shall immediately become non-forfeitable, and an additional 24 months of vesting of all other equity awards, with vested options remaining exercisable until the earlier of: (i) the two-year anniversary of the termination date or (ii) the end of such options’ maximum stated term. Mr. Adams shall be entitled to this severance pay in addition to the same earned but unpaid benefits he would receive upon a termination for Cause.

Upon a Change of Control Event (as defined in the paragraph below), Mr. Adams is entitled to: (i) three times Mr. Adams’ last annual salary and the highest annual cash bonus received for the three calendar years preceding his termination (or, if greater, immediately prior to any event constituting Good Reason), (ii) a pro rata annual cash bonus for the year of termination, (iii) full vesting of all unvested equity awards, and (iv) the same earned but unpaid benefits he would receive upon a termination for Cause.

A “Change of Control Event” occurs in the event that:

•

within two years following a Change of Control, Mr. Adams terminates his employment with Good Reason (or with Good Reason as the result of the company taking actions in anticipation of a Change of Control); or

•

the Company terminates Mr. Adams employment without Cause within two years following a Change of Control (or in anticipation of a Change in Control that actually occurs within six months of such termination).

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2009, our Compensation Committee consisted of Dr. Kent, Dr. Hutson and Mr. Lee. None of the directors on the Compensation Committee is or was formerly an officer or employee of the Company. See “Related Persons Transactions” immediately below regarding Mr. Lee’s relationship with Hatteras Venture Partners, and our agreement with Clinipace, Inc. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving as a member of our Compensation Committee. In addition, none of our executive officers serves as a member of the compensation committee of any entity that has one or more of its executive officers serving as a member of our Board of Directors.

RELATED PERSON TRANSACTIONS

In accordance with the terms of our Code of Conduct and Business Ethics, which was adopted by our Board of Directors on March 29, 2007 and became effective on April 16, 2007, we have a written policy that requires our Corporate Compliance Officer, our executive officers and directors, and the Audit Committee of our Board of Directors to review and approve, in advance, the terms and conditions of all related person transactions. Related person transactions to which this policy applies includes any transaction to which we may be party with any of our directors, executive officers or 5% stockholders or their respective immediate family members. In each such case, the related person is required to work with our Corporate Compliance Officer and with our executive officers and/or directors, as appropriate, to monitor any potential conflict of interest (or appearance thereof) raised by the subject transaction and to ensure that the counter-party to the transaction is acting in the best interests of Inspire and its stockholders. Any transaction entered into by us with any related person will need to be on commercially available terms that are as favorable to us as would be obtainable from an unaffiliated party.

In February 2009, Inspire entered into an agreement with Clinipace, Inc. for the provision of various data management and biostatistics services to support two Phase 2 clinical trials of AzaSite for the treatment of blepharitis. Under this agreement, Inspire paid Clinipace $364,780 upon execution and is obligated to pay an additional $171,158 per month for 12 months commencing in March 2009. Kenneth B. Lee, Jr., the Chairman of Inspire’s Board of Directors, is a general partner of Hatteras Venture Partners, LLC, which owns approximately 28% of Clinipace. Christy Shaffer, Inspire’s former President and Chief Executive Officer, also serves as a director of Clinipace. Neither Mr. Lee nor Dr. Shaffer have a personal interest in any amounts paid by Inspire to Clinipace. After reviewing this transaction and proposals from other organizations to provide similar services, the Audit Committee determined that the terms of the Clinipace agreement were more favorable to Inspire than the terms reflected in competitive bids provided by other potential service providers and approved the Clinipace agreement in accordance with the applicable provisions of the Inspire Pharmaceuticals, Inc. Code of Conduct and Business Ethics. Mr. Lee did not participate in the Audit Committee meeting at which the Clinipace agreement was discussed and approved.

In August 2009, the Company completed a public offering of 25,555,555 shares of its common stock at a price of $4.50 per share, for gross proceeds of $115,000,000. Warburg Pincus Private Equity IX, L.P., or Warburg, purchased 8,888,888 shares of our common stock in such offering at an aggregate purchase price of approximately $40 million for total holdings of 22,907,488 shares following completion of the offering. We reimbursed Warburg $500,000 for expenses incurred by them in relation to the offering. See “Security Ownership of Certain Beneficial Owners and Management” above and footnotes 3 and 14 thereto.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the securities laws of the United States, directors, executive officers and any person holding more than 10% of our common stock are required to report their ownership of common stock and any changes in that ownership to the Securities and Exchange Commission on Forms 3, 4 and 5. Based on our review of the copies of such forms furnished to us during, or with respect to, the fiscal year ended December 31, 2009, all required reports have been timely filed.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board of Directors has appointed PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2010. Stockholder ratification of the appointment is not required by our certificate of incorporation, Bylaws or otherwise, but the Board of Directors has decided to ascertain the position of our stockholders on the appointment. The Audit Committee of our Board of Directors will reconsider the appointment if it is not ratified. The affirmative vote of a majority of the shares present in person or by proxy at the meeting is required for ratification. Abstentions are counted as a vote against the proposal, and broker non-votes are not counted in determining the number of shares present or votes cast in connection with the ratification of the appointment.

One or more representatives of PricewaterhouseCoopers LLP are expected to attend the Annual Meeting and will have an opportunity to make a statement and/or respond to appropriate questions from our stockholders.

AUDIT AND OTHER FEES

Our independent registered public accounting firm during the fiscal year ended December 31, 2009 and 2008 was PricewaterhouseCoopers LLP. The fees billed to us by PricewaterhouseCoopers LLP for the fiscal year ended December 31, 2009 and 2008 were as follows:

	2009	2008
Audit fees	$334,475	$231,500
Audit-related fees	24,700	24,500
Tax fees	48,500	47,400
Any other fees	—	—

Total fees and services	$407,675	$303,400

Audit Fees

The fees for audit services by PricewaterhouseCoopers LLP for the years ended December 31, 2009 and 2008 were $334,475 and $231,500, respectively. These fees relate to services rendered for the audit of our annual financial statements, review of the quarterly financial statements, assistance with and review of documents filed with the Securities and Exchange Commission, and Sarbanes-Oxley Section 404 attestations. Fiscal year 2009 audit fees also included fees paid for services related to our common stock offering.

Audit-Related Fees

The fees for audit-related services by PricewaterhouseCoopers LLP for the years ended December 31, 2009 and 2008 were $24,700 and $24,500, respectively. These fees relate to services rendered in connection with agreed-upon procedure audits of our corporate partners for both 2009 and 2008.

Tax Fees

The fees for tax services by PricewaterhouseCoopers LLP for the years ended December 31, 2009 and 2008 were $48,500 and $47,400, respectively. These fees related to recurring and non-recurring tax services.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee pre-approves all services to be provided by PricewaterhouseCoopers LLP, including all of the services discussed above, and considers whether any non-audit services would be of a size or nature that would impair the independence of PricewaterhouseCoopers LLP. In 2009, all of the services provided by PricewaterhouseCoopers LLP were approved pursuant to the Audit Committee’s pre-approval policy.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2010.

PROPOSAL NO. 3

RATIFICATION AND APPROVAL OF THE AMENDED AND RESTATED

2010 EQUITY COMPENSATION PLAN

The stockholders are being asked to approve the Inspire Pharmaceuticals, Inc. Amended and Restated 2010 Equity Compensation Plan (the “2010 Plan”), which is an amendment and restatement of the Inspire Pharmaceuticals, Inc. Amended and Restated 2005 Equity Compensation Plan (the “2005 Plan”). The 2005 Plan was initially adopted by our Board of Directors and approved by the stockholders in June 2005, and a subsequent amendment and restatement of the 2005 Plan was adopted by our Board of Directors and approved by the stockholders in June 2007. On April 8, 2010, our Board of Directors adopted resolutions approving and authorizing amendments to the Inspire Pharmaceuticals, Inc. Amended and Restated 1995 Stock Plan (the “1995 Plan”) and the 2005 Plan, subject to the approval of the stockholders, to (i) merge the 1995 Plan into the 2005 Plan, (ii) increase the number of shares of common stock issuable under the merged plan by 8,250,000 shares, (iii) increase the maximum number of shares issuable to one person on an annual basis from 300,000 to 500,000 shares and (iv) rename the 2005 Plan the “Inspire Pharmaceuticals, Inc. Amended and Restated 2010 Equity Compensation Plan.”

If the stockholders approve the amendments that merge the 1995 Plan into the 2005 Plan, all awards outstanding under the 1995 Plan will be governed by the terms of the 2010 Plan, except to the extent that the terms of any grant agreement for an award made under the 1995 Plan are inconsistent with a material term of the 2010 Plan, in which case the terms of the grant agreement will continue to govern such award. In addition, the merger of the 1995 Plan into the 2005 Plan increases the shares available for issuance under the 2005 Plan to include shares of our common stock authorized but unissued under the 1995 Plan, and to potentially include shares of our common stock eligible for issuance pursuant to awards outstanding under the 1995 Plan if such awards expire, are otherwise terminated, or are forfeited, in whole or in part, without having been exercised in full. Certain other technical provisions of the 2005 Plan have been amended to be brought up to market standards.

Our common stock is traded on The Nasdaq Global Market. As of April 6, 2010, there were 105,112 shares of our common stock available to be granted under the 2005 Plan. If the stockholders ratify and approve the 2010 Plan, up to an additional 8,250,000 shares will be available for issuance thereunder. In the event that any award under the 2010 Plan expires, is otherwise terminated, or is forfeited, in whole or in part, without having been exercised in full, the stock not acquired under the award shall revert to and again become available for issuance under the 2010 Plan. On April 6, 2010, the market value of our common stock was $6.20 per share.

The full text of the 2010 Plan has been attached as an appendix to the electronic copy of this proxy statement, which is available at our website located at www.inspirepharm.com and at the Securities and Exchange Commission’s website located at www.sec.gov. If approved by the stockholders, the 2010 Plan will be effective on the date of the Annual Meeting, June 3, 2010.

For the reference of our stockholders, we have summarized below the material features of the 2005 Plan, as currently in effect, and the 2010 Plan as it will go into effect assuming approval of the 2010 Plan by our stockholders at the Annual Meeting:

Introduction

The purpose of the 2010 Plan is to provide (i) designated employees of the Company, (ii) certain consultants and advisors who perform services for the Company, and (iii) non-employee members of our Board of Directors with the opportunity to receive grants of incentive stock options, nonqualified stock options, stock awards, and stock appreciation rights. We believe that the 1995 Plan and the 2005 Plan have encouraged, and the 2010 Plan will continue to encourage, its participants to contribute materially to our growth, thereby benefiting our stockholders, and will align the economic interests of its participants with our stockholders. An increase in the number of shares available under the 2010 Plan is necessary to provide sufficient shares to achieve this goal. Unless sooner terminated by our Board of Directors or extended with stockholder approval, if approved at the Annual Meeting the 2010 Plan shall terminate in June 2020.

Stockholder approval of the 2010 Plan is being sought to satisfy (i) the rules of The Nasdaq Global Market and (ii) Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), which requires stockholder approval of the 2010 Plan in order that options granted under the 2010 Plan may qualify as Incentive Stock Options and thus be entitled to receive special tax treatment under the Code.

Description of the Amended and Restated 2010 Equity Compensation Plan

Administration

Compensation Committee

The 2005 Plan has been, and the 2010 Plan shall continue to be, administered and interpreted by the members of our Compensation Committee, which consists of “outside directors,” as defined under Section 162(m) of the Code and related Treasury regulations, and “non-employee directors,” as defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, the Board of Directors may ratify or approve any grants as it deems appropriate, and the Board of Directors shall approve and administer all grants made to non-employee directors. Our Compensation Committee may delegate authority to one (1) or more delegates as it deems appropriate.

Committee Authority

Our Compensation Committee or its delegate has had under the 2005 Plan, and shall continue to have under the 2010 Plan, the authority to (i) determine the individuals to whom grants shall be made; (ii) determine the type, size, and terms of the grants to be made to any such individual; (iii) determine the time when the grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability; (iv) amend the terms of any previously issued grant; and (v) deal with any other matters arising under the 2010 Plan. Any delegation of any or all the aforementioned authority with respect to our 1995 Plan shall be effective with respect to the 2010 Plan as well. Notwithstanding anything in the 2010 Plan to the contrary, in no event may Board of Directors, our Compensation Committee or its delegate (A) amend or modify an option granted under the 2010 Plan in a manner that would reduce the exercise price of such option; (B) substitute an option for another option with a lower exercise price; (C) cancel an option and issue a new option with a lower exercise price to the holder of the cancelled option within six (6) months following the date of the cancellation of the cancelled option; or (D) cancel an outstanding option that is under water (i.e., for which the fair market value of the underlying shares are less than the option’s exercise price) for the purpose of making a replacement grant of a different type within six (6) months following the date of cancellation of the cancelled option.

Committee Determinations

Our Compensation Committee has full power and authority to administer and interpret the 2010 Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements, and instruments for implementing the 2010 Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The interpretations of our Compensation Committee regarding the 2010 Plan and all determinations made by our Compensation Committee pursuant to the powers vested in it under the 2010 Plan are conclusive and binding on all persons having any interest in the 2010 Plan or in any awards granted under the 2010 Plan. All powers of our Compensation Committee may be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the 2010 Plan and need not be uniform as to similarly situated individuals.

1995 Plan

If the stockholders approve the amendments that merge the 1995 Plan into the 2005 Plan (resulting in the 2010 Plan), all awards outstanding under the 1995 Plan will be governed by the terms of the 2010 Plan, except to the extent that the terms of any grant agreement for an award made under the 1995 Plan are inconsistent with a material term of the 2010 Plan, in which case the terms of the grant agreement will continue to govern such award.

Eligibility

All of our employees, including employees who are officers or members of our Board of Directors, and members of our Board of Directors who are not our employees (“Non-Employee Directors”) are eligible to participate in the 2010 Plan. Consultants and advisors who perform services for us (“Key Advisors”) are also eligible to participate in the 2010 Plan if the Key Advisor renders bona fide services to us, the services are not in connection with the offer and sale of securities in a capital-raising transaction, and the Key Advisor does not directly or indirectly promote or maintain a market for our securities.

As of March 31, 2010, we had eight directors and approximately 240 employees, which included six executive officers. In addition, we routinely utilize varying levels of consultants and advisors to conduct our normal business operations.

Shares Subject to the 2010 Plan

Subject to provisions of the 1995 Plan relating to adjustments, the stock that may be issued pursuant to awards under the 1995 Plan shall not, as currently established, exceed 7,178,571 shares of our common stock. Subject to the provisions of the 2005 Plan relating to adjustments upon changes in stock, the stock that may be issued pursuant to awards under the 2005 Plan shall not, as currently established, exceed 8,000,000 shares of our common stock. If this Proposal No. 3 is approved and ratified by our stockholders, the maximum number of shares of our common stock that may be issued pursuant to awards under the 2010 Plan shall be increased from 8,000,000 to 16,250,000 shares, in addition to the shares remaining under the 1995 Plan. The 2010 Plan provides that each option or stock appreciation right granted under the 2010 Plan shall reduce the number of total shares available under the 2010 Plan by one share, whereas a stock award or restricted stock unit grant shall reduce the number of total shares available under the 2010 Plan by two shares. If any award shall for any reason expire, otherwise terminate, or be forfeited, in whole or in part, without having been exercised in full, the stock not acquired shall revert to and again become available for issuance under the 2010 Plan. In general, the reverted shares shall increase the number of total shares available under the 2010 Plan by one share for each reverted option or stock appreciation right, and two shares for each reverted stock award or restricted stock unit. However, the reversion of any shares subject to restricted stock unit grants made in July 2006 shall only increase the number of total shares under the 2010 Plan by one share.

These limits will be adjusted by the Compensation Committee for stock splits, stock dividends, recapitalizations, a merger or reorganization in which we are the surviving corporation, a reclassification or change in the par value of our stock, or other similar transactions affecting our stock. Shares used to make grants may be issued directly by us or purchased on the open market and then transferred to participants by us.

Types of Grants Available Under the 2010 Plan

The following types of grants are available under the 2010 Plan:

•	Incentive stock options;

•	Nonqualified stock options;

•	Stock appreciation rights; and

•	Stock awards, including restricted stock units.

Options

The 2010 Plan provides for the award of incentive stock options and nonqualified stock options, which provide the option holder with the right to purchase shares of our common stock at a specified exercise price during a specified period of time.

Nonqualified stock options may be awarded to anyone eligible to participate in the 2010 Plan, including employees, Non-Employee Directors and Key Advisors. However, only our employees (or employees of any subsidiary) are eligible to receive incentive stock options. Under the 2010 Plan, the exercise price of nonqualified and incentive stock options must be equal to or greater than the fair market value of a share of our common stock on the date of grant. Only $100,000 of any incentive stock options (based on the fair market value of the stock on the date(s) of grant) may first become exercisable by an employee during any calendar year. In other words, the aggregate amount of all incentive stock options granted under all of our plans that first become exercisable by an employee in any calendar year may not exceed $100,000. Any options that exceed this limit must be nonqualified stock options. In addition, if an employee who receives an incentive stock option owns more than 10% of the voting power of our stock or the stock of a subsidiary, the exercise price must be at least equal to 110% of the fair market value of our stock on the date of grant. See “Federal Income Tax Consequences” below, which includes a discussion regarding the tax differences between a nonqualified stock option and an incentive stock option.

Option Terms

Each grant under the 2010 Plan is accompanied by a grant instrument. The grant instrument describes the type and number of options that the option holder has been awarded and the terms and restrictions applicable to the grant. The grant instrument for an option describes when the option will become exercisable.

Exercise of Options

The exercise term of each option is determined by our Compensation Committee and set forth in the applicable grant instrument. The term of an option may not exceed seven years; provided, however, if an option holder owns more than 10% of the voting power of our stock or the stock of a subsidiary, an incentive stock option may not have a term that exceeds five years from the date of grant. Our Compensation Committee may accelerate the exercisability of options awarded under the 2010 Plan at any time for any reason.

An option holder may pay the exercise price, as specified in the applicable grant instrument (i) in cash, (ii) through a broker by having a broker sell our common stock simultaneously with the exercise of the option, or (iii) by such other method of payment as our Compensation Committee may approve.

Termination

Unless our Compensation Committee determines otherwise or an option expires by its terms within a shorter period, if an option holder ceases to be employed by, or provide service to, us for any reason other than death, disability or termination for misconduct, the option holder has 90 days from the date of termination to exercise any vested options. If an option holder is terminated for misconduct, the option holder has 30 days from the date of termination to exercise any vested options. Unless our Compensation Committee determines otherwise or an option expires by its terms within a shorter period, if an option holder ceases to be employed by, or provide services to, us on account of (i) disability, or (ii) death (during the term of service or within 90 days thereafter for reasons other than termination for misconduct), the option holder has one year from the termination date to exercise any vested options. If an option holder dies while employed by, or providing services to, Inspire, all of the unexercised options of the person shall become immediately exercisable. Unless our Compensation Committee determines otherwise, all options that have not become exercisable on the date on which an option holder ceases to be employed by, or provide service to, us will terminate. To the extent that a Company-sponsored plan or agreement provides for a longer exercise period, that exercise period shall apply in lieu of the exercise periods summarized in this paragraph.

Stock Appreciation Rights (SARs)

SARs give the recipient the right to receive the appreciation in the value of our stock over a specified period of time. Our Compensation Committee may grant SARs separately or in tandem with any option. Tandem SARs may be granted either at the time that an option is granted or at any time while an option remains outstanding; however, with respect to incentive stock options, tandem SARs may be granted only at the time of grant. When an option is exercised, any SARs relating to the stock covered by such option will terminate. When a tandem SAR is exercised, the related option will terminate to the extent of an equal number of shares of our stock.

Value

When an SAR is exercised, the holder receives an amount of our stock equal to the amount by which the fair market value of the underlying stock on the date of exercise exceeds the base amount of the SAR. Unless our Compensation Committee determines otherwise, the base amount of each SAR equals the per share exercise price of the related option, or, if there is no related option, the fair market value of a share of our common stock as of the date of grant of the SAR.

Terms

SARs are exercisable and are subject to vesting and other restrictions as specified in the applicable grant instrument. Our Compensation Committee may accelerate the exercisability of all or any outstanding SARs at any time for any reason. The term of an SAR may not exceed seven (7) years.

Termination

Unless our Compensation Committee determines otherwise or an SAR expires by its terms within a shorter period, SARs terminate on the same terms as discussed above with respect to options.

Stock Awards

Stock awards are a grant of our stock that is subject to restrictions or no restrictions, as set forth in the grant instrument. Our Compensation Committee determines whether stock awards are granted, the type of award (including restricted stock units), the number of shares that are awarded, any restrictions applicable to the stock awards and when and how the restrictions will lapse. Until the restrictions lapse, stock awards cannot be sold, assigned, transferred, pledged or otherwise disposed of, except as permitted by our Compensation Committee. Unless our Compensation Committee determines otherwise, if employment or service terminates while stock awards are subject to restrictions, any shares whose restrictions have not yet lapsed will be forfeited and returned to us.

Our Compensation Committee may award shares of restricted stock subject to our right to repurchase such shares. Our Compensation Committee determines the restricted period during which, and the price and other conditions under which, the shares may be repurchased. Restricted stock may be issued without cash consideration or for such consideration as may be determined by our Compensation Committee. Recipients of restricted stock are required to enter into a restricted stock purchase agreement that specifies the conditions of the restricted stock grant.

Qualified Performance-Based Compensation

Our Compensation Committee may determine that stock awards will be granted as qualified performance-based compensation for tax purposes. The Code limits a company’s ability to deduct compensation for its Chief Executive Officer and each of its four additional highest paid executives in excess of $1 million per year. The Code provides an exception to this limit if the compensation is designated as qualified performance-based compensation. If our Compensation Committee grants stock awards that are intended to be qualified performance-based compensation, we must meet specified performance goals, designated by our Compensation Committee, in order for the qualified performance-based compensation to be deductible.

Our Compensation Committee establishes the performance goals for qualified performance-based compensation, the performance period during which the goals must be met, the threshold, target and maximum amounts that may be paid if the performance goals are met, and any other conditions deemed appropriate and consistent with the 2010 Plan and legal requirements. Our Compensation Committee establishes the performance goals for qualified performance-based compensation in writing at the beginning of a performance period, or during a period that is no later than the earlier of either 90 days after the beginning of the performance period, or the date on which 25% of the performance period has been completed, or such other date that is permitted under the Code.

The performance goals are based on objective criteria such as stock price, earnings per share, net earnings, operating earnings, return on assets, stockholder return, return on equity, growth in assets, unit volume, sales, market share, or strategic business criteria based on our meeting specific revenue goals, market penetration goals, geographic business expansion goals, cost targets, or goals relating to acquisitions or divestitures.

The performance goal results are announced for each performance period immediately following the announcement of our financial results for the performance period. If the performance goals for a performance period are not met, the grants subject to the performance goals will be forfeited.

Change in Control

Equity awards issued after July 8, 2009 will become immediately vested and fully exercisable upon the executive’s termination due to a change in control (unless a change of control occurs prior to July 8, 2010). With respect to equity compensation issued on or prior to July 8, 2009, if a change in control (as defined in the 2010 Plan) occurs, unless the Company determines otherwise, (i) all outstanding options and SARs shall automatically accelerate and become fully exercisable, and (ii) the restrictions and conditions on all outstanding stock awards shall immediately lapse. In addition, with respect to options granted prior to July 8, 2009, if a change in control (as defined in the 2010 Plan) occurs and we are not the surviving corporation or we survive only as a subsidiary of another corporation, each participant shall have 30 days to elect one of the following methods of treating outstanding awards under the 2010 Plan: (i) all outstanding awards that are not exercised will be assumed by the surviving corporation or replaced with comparable options or rights; or (ii) outstanding awards will be surrendered in exchange for payment of cash or stock in an amount by which the fair market value of the underlying stock exceeds the exercise price of the award or the fair market value of our stock. With respect to options issued following July 8, 2009, an option holder’s choice to surrender his or her stock options in exchange for a payment in cash or stock in the event that there is a change of control in which the company is not the surviving corporation is only available if a change in control occurs on or prior to July 8, 2010.

“Change in Control” is defined under the 2010 Plan as the determination by the Board of Directors, made by a majority vote that a change in control has occurred, or is about to occur. Such a change does not include, however, a restructuring, reorganization, merger, or other change in capitalization in which the current owners of Inspire maintain more than a 50% interest in the resultant entity. Regardless of the vote of the Board of Directors or whether or not the Board of Directors votes, a change in control will be deemed to have occurred if: (i) with respect to grants made on or prior to July 8, 2009, any person becomes the beneficial owner, directly or indirectly, of securities representing more than 35% of the combined voting power or, with respect to grants made after July 8, 2009, any person becomes the beneficial owner directly or indirectly, of securities representing more than 50% of the combined voting power (unless the change in control occurs on or prior to July 8, 2010); or (ii) upon the consummation of any one of the following (or stockholder approval with respect to grants made prior to the Annual Meeting): (A) a plan of complete liquidation; (B) an agreement for the sale or disposition of all or substantially all of Inspire’s assets; or (C) a merger, consolidation, or reorganization of Inspire with or involving any other entity. However, in no event shall a change in control be deemed to have occurred, with respect to the executive, if the executive is part of the purchasing group which consummates the change in control transaction.

Transferability

Generally, grants are not transferable except upon death. Grants may only be exercised during the lifetime of the recipient and may not be transferred except by will, through the laws of descent and distribution or, in the case of grants other than incentive stock options, pursuant to a domestic relations order, if permitted by our Compensation Committee. However, our Compensation Committee may permit the transfer of nonqualified stock options to family members or a trust or other entity established for the benefit of family members of a grantee under the 2010 Plan.

Further Amendment of the Plan

The 2010 Plan may be further amended by our Board of Directors at any time. However, our stockholders must approve any further amendment for which stockholder approval is required under applicable provisions of the Code or under applicable exchange requirements.

Federal Income Tax Consequences

The current United States federal income tax treatment of options and stock awards under the 2010 Plan is generally described below. This description of tax consequences is not a complete description. There may be different income tax consequences under certain circumstances, and there may be gift and estate tax consequences. Local, state and other taxing authorities may also tax grants under the 2010 Plan. Tax laws are subject to change. Each award holder should consult with his or her personal tax advisor concerning the application of the general principles discussed below to his or her own situation and the application of other tax laws. The 2010 Plan is not subject to the Employee Retirement Income Security Act of 1974 and is not a tax-qualified plan under Section 401 of the Code.

Nonqualified Stock Options

There generally are no federal income tax consequences upon the grant of a nonqualified stock option. Upon the exercise of a nonqualified stock option, the recipient recognizes ordinary income in an amount equal to the difference between the exercise price and the exercise. Any gain or loss realized on disposition of shares purchased upon exercise of a nonstatutory stock option is treated as capital gain or loss for federal income tax purposes. The capital gain tax rate depends on the length of time the participant holds the shares and other factors. We are generally entitled to a corresponding federal income tax deduction.

If a participant surrenders shares underlying a nonqualified stock option to pay the exercise price, such person recognizes no gain or loss on the surrendered shares, and his or her basis and holding period for the surrendered shares continue to apply to that number of new shares equal to the surrendered shares. To the extent that the number of shares received upon the exercise of the option exceeds the number surrendered, the fair market value of the excess shares on the date of exercise, reduced by any cash paid upon exercise, will be includible in gross income.

The basis in the excess shares equals the sum of the cash paid upon the exercise of the stock option plus any amount included in the exercising person’s gross income as a result of the exercise.

Incentive Stock Options

There generally are no federal income tax consequences upon the grant of an incentive stock option. A recipient does not recognize income for purposes of the regular federal income tax upon the exercise of an incentive stock option. However, for purposes of the alternative minimum tax, in the year in which an incentive stock option is exercised, the amount by which the fair market value of the shares acquired upon exercise exceeds the exercise price is included in alternative minimum taxable income.

Income is recognized upon the sale of stock acquired upon exercise of an incentive stock option. If the shares acquired upon exercise of an incentive stock option are disposed after two years from the date the option was granted and after one year from the date the shares were transferred upon the exercise of the option, the person recognizes long-term capital gain or loss in the amount of the difference between the amount realized on the sale and the exercise price. We will not be entitled to any corresponding tax deduction.

If a participant disposes of shares acquired upon exercise of an incentive stock option before satisfying both holding period requirements (a disqualifying disposition), the gain recognized on the disposition is taxed as ordinary income to the extent of the difference between the fair market value of the shares on the date of exercise (or the amount realized on the disposition, if less) and the exercise price, and, generally, we will be entitled to a deduction in that amount. The gain, if any, in excess of the amount recognized as ordinary income is long-term or short-term capital gain, depending upon the length of time the participant held the shares before the disposition.

If a participant surrenders shares received upon the exercise of a prior incentive stock option to pay the exercise price of any option within either the two-year or one-year holding periods described above, the disqualifying disposition of the shares used to pay the exercise price results in income (or loss) to the participant and, to the extent of recognized income, a tax deduction for us. If a participant surrenders the shares after the holding period requirements are met, or if a participant surrender shares that were not received upon the exercise of an incentive stock option, the participant recognizes no gain or loss on the surrendered shares, and the basis and the holding period for the surrendered shares continues to apply to that number of new shares that is equal to the surrendered shares. The holding period for purposes of determining whether a participant has a disqualifying disposition for the new shares when the participant sells the shares begins on the date the shares were exercised. To the extent that the number of shares received exceeds the number of shares surrendered, the basis in the excess shares equals the amount of cash, if any, paid for such excess shares and the holding period with respect to the excess shares begins on the date the shares were exercised.

Stock Appreciation Rights

There generally are no federal income tax consequences upon the grant of an SAR. Upon exercise of an SAR, the participant recognizes ordinary compensation income equal to the fair market value of any shares received. We generally are entitled to a corresponding federal income tax deduction at the time of exercise of the SAR.

When a participant sells any shares acquired by the exercise of an SAR, he or she has capital gain or loss in an amount equal to the difference between the amount realized upon the sale and the adjusted tax basis in the shares (the amount of ordinary income recognized at the time of exercise of the SAR).

Stock Awards

If a participant receives restricted stock awards, he or she generally does not recognize taxable income, and we are not entitled to a deduction, until the stock is transferable or no longer subject to a substantial risk of forfeiture for federal tax purposes, whichever occurs earlier. When the stock is either transferable or is no longer subject to a substantial risk of forfeiture, the participant recognizes ordinary income in an amount equal to the fair market value of the shares (less any amounts paid for the shares) at that time, and generally, we are entitled to a deduction in the same amount.

However, a participant may elect to recognize ordinary income in the year when the restricted stock awards are granted in an amount equal to the fair market value of the shares subject to the award (less any amounts paid for such shares) at that time, determined without regard to any restrictions. In that event, we generally are entitled to a corresponding deduction in the same year. Any gain or loss recognized by a participant upon a later disposition of the shares is a capital gain or loss.

If a participant receives stock awards that are not subject to a substantial risk of forfeiture or are transferable at grant, the participant recognizes income on the value of the shares at the date of grant. We are generally entitled to a corresponding tax deduction.

Tax Withholding

We have the right to deduct from all grants or other compensation payable to a participant any taxes required to be withheld with respect to grants under the 2010 Plan. We may require that a participant pay to us the amount of any required withholding. Our Compensation Committee may permit a participant to satisfy our tax withholding obligation with respect to a grant by having shares withheld. However, the value of shares withheld may not exceed the minimum required tax withholding amount.

Transfer of Stock Options

A participant may be permitted to transfer nonqualified stock options to family members or a trust or other entity established for the benefit of family members, consistent with applicable law. The tax consequences of stock option transfers are complex and should be carefully evaluated by a participant with the advice of his or her tax advisor.

Generally, a participant does not recognize income at the time such participant makes a gift of a nonqualified stock option to a family member or a trust or other entity. When the transferee later exercises the option, the transferor (and not the transferee) must recognize ordinary income on the difference between the fair market value of the stock and the exercise price.

For federal gift tax purposes, if an option is transferred before the option has become exercisable, the transfer is not considered by the Internal Revenue Service to be a completed gift until the option becomes exercisable. The value of the gift will be determined when the option becomes exercisable. Gifts of options may qualify for the annual gift tax exclusion. If a participant dies after transferring an option in a completed gift transaction, the transferred option may be excluded from the participant’s estate for estate tax purposes if the applicable estate tax requirements have been met.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION AND APPROVAL OF THE AMENDED AND RESTATED 2010 EQUITY COMPENSATION PLAN.

PROPOSAL NO. 4

AMENDMENT AND RESTATEMENT OF OUR AMENDED AND RESTATED CERTIFICATE OF

INCORPORATION, AS AMENDED, TO INCREASE THE TOTAL AUTHORIZED SHARES OF

COMMON STOCK

The stockholders are being asked to approve an amendment and restatement of our Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”) to increase the number of authorized shares of our common stock, par value $0.001 per share (the “Common Stock”) from 100,000,000 to 200,000,000. On April 8, 2010, the Board of Directors adopted resolutions approving and authorizing the amendment and restatement and directing that the amendment and restatement be submitted to a vote of the stockholders at the 2010 Annual Meeting.

The Board determined that the amendment and restatement is in the best interests of the Company and its stockholders and unanimously recommends approval by the stockholders. If the proposed amendment and restatement is approved by the stockholders, the Board currently intends to file, with the Secretary of State of the State of Delaware, an Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”) reflecting such amendment and restatement as soon as practicable following stockholder approval. The following summary is qualified in its entirety by reference to the Amended and Restated Certificate of Incorporation, which is attached as Appendix A to this Proxy Statement.

Our Certificate of Incorporation currently authorizes the issuance of up to 101,859,814 shares of capital stock, consisting of 100,000,000 shares of Common Stock, par value $0.001 per share, and 1,859,814 shares of preferred stock, par value $0.001 per share. An increase in the number of authorized shares of our Common Stock to 200,000,000 shares will increase our total capitalization to 201,859,814 shares, which includes our previously authorized 1,859,814 shares of preferred stock.

Of the 100,000,000 shares of Common Stock currently authorized, as of the close of business on March 31, 2010, there were 82,600,235 shares issued and outstanding.

From inception, we have funded our operations primarily through the issuance of common stock, securities convertible into common stock, and through collaboration agreements with larger pharmaceutical companies and other organizations. We will continue to need future funding from time-to-time. Furthermore, we continue to seek additional corporate alliances, which could include alliances to fund the advanced development of our product candidates. We are also potentially interested in in-licensing technology and product candidates. Corporate partnerships often involve the possibility of an equity investment.

While no statutory preemptive rights exist, the following subscription rights relate to certain issuances of our common stock. Pursuant to a Securities Purchase Agreement, dated July 17, 2007, under which we issued and sold 140,186 shares of Exchangeable Preferred Stock to Warburg at a price per share of $535.00, for so long as Warburg owns at least 10% of the shares of common stock issued upon exchange of the Exchangeable Preferred Stock, it will have subscription rights with respect to future issuances of equity securities by us, subject to certain exceptions. If we determine to issue any equity securities not subject to such exceptions, then we must provide notice to Warburg and offer to sell to Warburg on the same terms as we propose to sell such securities to other investors a pro rata amount of such securities, based on its percentage ownership of the outstanding common stock.

The Board of Directors believes that the proposed increase in the number of shares of Common Stock is important to facilitate our future business efforts. In addition to the 82,600,235 shares of Common Stock outstanding on March 31, 2010, an aggregate of 13,048,428 shares of our Common Stock were reserved for issuance under our equity compensation plans and Mr. Adams’ employment agreement. An additional 8,250,000 shares of our Common Stock would be reserved for issuance under the Amended and Restated 2010 Equity Compensation Plan as more fully described under proposal 3, if such plan is approved by stockholders.

Although our Board of Directors has no other plans to issue the additional shares of Common Stock, it desires to have the shares available to provide additional flexibility to use Common Stock for business and financial purposes in the future. The additional shares may be used for various purposes without further stockholder approval. These purposes may include: providing equity incentives to employees, directors, consultants and/or advisors; establishing strategic relationships with other companies; expanding our business through the acquisition of other businesses or products; raising capital; and other purposes.

As is the case with the current authorized but unissued shares of Common Stock, the additional shares of Common Stock authorized by this proposed amendment could be issued upon approval by the Board of Directors without further vote of our stockholders except as may be required in particular cases by our Amended and Restated Certificate of Incorporation, applicable law, regulatory agencies or the rules of the Nasdaq Global Market. Under our Amended and Restated Certificate of Incorporation, stockholders do not have preemptive rights to subscribe to additional securities that may be issued by the Company, which means that current stockholders do not have a prior right to purchase any new issue of Common Stock in order to maintain their proportionate ownership interest in the Company. In addition, if we issue additional shares of Common Stock or securities convertible into or exercisable for Common Stock, such issuance would have a dilutive effect on the voting power and could have a dilutive effect on the earnings per share of the Company’s currently outstanding shares of Common Stock.

The proposed amendment to the Amended and Restated Certificate of Incorporation could, under certain circumstances, have an anti-takeover effect. The proposed increase in the number of authorized shares of Common Stock may discourage or make it more difficult to effect a change in control of the Company. For example, we could issue additional shares to dilute the stock ownership or voting power of persons seeking to gain control of the Company. However, it is not currently our intention, nor the intention of our Board of Directors, to utilize the increased number of authorized shares for such purposes.

If approved, the amendment would amend and restate Section 1.1 of the Fourth Article of the Certificate of Incorporation, as follows: “Section 1.1 Capital Stock. The total number of shares of all classes of stock which the Corporation shall have authority to issue will be Two Hundred One Million, Eight Hundred Fifty-Nine Thousand, Eight Hundred Fourteen (201,859,814) shares, consisting of Two Hundred Million (200,000,000) shares of common stock, par value $0.001 per share (the “Common Stock”); and One Million, Eight Hundred Fifty-Nine Thousand, Eight Hundred Fourteen (1,859,814) shares of preferred stock, par value $0.001 per share, of which One Hundred Thousand (100,000) are designated and known as “Series H Preferred Stock”, par value $0.001 per share.

The Amended and Restated Certificate of Incorporation, which contains the above amendment, is attached to this Proxy Statement as Appendix A. The affirmative vote of a majority of the outstanding shares of Common Stock is required for approval of the proposed amendment. Therefore, abstentions and broker non-votes will have the same effect as votes against this proposal.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO AMEND AND RESTATE THE COMPANY’S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK TO 200,000,000.

OTHER MATTERS

Management knows of no matters other than those described above that are to be brought before the meeting. However, if any other matter properly comes before the meeting, the persons named in the enclosed proxy will vote the proxy in accordance with their best judgment on the matter.

Certain information contained in this proxy statement relating to the occupations and security holdings of our directors and officers is based upon information received from the individual directors and officers.

Upon request, we will furnish, without charge, by first class mail, a copy of our Annual Report on Form 10-K for the year ended December 31, 2009, including financial statements and schedules thereto, to each of our stockholders of record on April 6, 2010 and to each beneficial stockholder on that date. Such requests are to be made to Jenny Kobin, Vice President of Investor Relations and Corporate Communications, at our offices located at 4222 Emperor Boulevard, Suite 200, Durham, North Carolina 27703 or by telephone at (919) 941-9777. A reasonable fee will be charged for copies of requested exhibits.

By Order of the Board of Directors,

Joseph M. Spagnardi
General Counsel and Secretary

Durham, North Carolina

April [    ], 2010

Appendix A

FORM OF

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

INSPIRE PHARMACEUTICALS, INC.

Joseph M. Spagnardi, duly elected Senior Vice President, General Counsel and Secretary of Inspire Pharmaceuticals, Inc. (the “Corporation”), hereby certifies that:

1. The original name of the Corporation is “Innovative Pharmaceuticals, Inc.,” and the date of filing of the original Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware is October 28, 1993.

2. The Amended and Restated Certificate of Incorporation of the Corporation, as heretofore amended and supplemented, is hereby further amended and restated to read in its entirety as follows:

“FIRST. The name of the Corporation is Inspire Pharmaceuticals, Inc.

SECOND. The address of the registered office of the Corporation in the State of Delaware is:

The Corporation Trust Company

1209 Orange Street

Wilmington, Delaware 19801

County of New Castle

The name of the Corporation’s registered agent at said address is The Corporation Trust Company.

THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware (as may be in effect from time to time, the “Delaware Corporation Law”).

FOURTH.

Section 1. CAPITAL STOCK

Section 1.1. Capital Stock. The total number of shares of all classes of stock which the Corporation shall have authority to issue will be Two Hundred One Million, Eight Hundred Fifty-Nine Thousand, Eight Hundred Fourteen (201,859,814), consisting of Two Hundred Million (200,000,000) shares of common stock, par value $0.001 per share (the “Common Stock”) and One Million, Eight Hundred Fifty-Nine Thousand, Eight Hundred Fourteen (1,859,814)

shares of preferred stock, par value $0.001 per share, of which One Hundred Thousand are designated and known as “Series H Preferred Stock”, par value $0.001 per share.

Section 2. COMMON STOCK

Section 2.1. Voting Rights. The holders of shares of Common Stock shall be entitled to one vote for each share so held with respect to all matters voted on by the stockholders of the Corporation.

Section 2.2. Liquidation Rights. Subject to the prior and superior right of the Corporation’s preferred stock, upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of Common Stock shall be entitled to receive that portion of the remaining funds to be distributed to holders of Common Stock.

Section 2.3. Dividends. Dividends may be paid on the Common Stock as and when declared by the Board of Directors.

Section 3. PREFERRED STOCK

Section 3.1. Designation of Preferred Stock Generally. The preferred stock of the Corporation may be issued from time to time in one or more series. The Board of Directors is hereby authorized, within the limitations and restrictions stated in this Amended and Restated Certificate of Incorporation (as may be amended from time to time, the “Certificate of Incorporation”), to fix, or alter the existing dividend rights, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and/or liquidation preferences of any wholly unissued series of preferred stock, and the number of shares constituting any such series and the designation thereof, or any of the foregoing; and to increase or decrease the number of shares of any series of preferred stock subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series of preferred stock shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

Section 3.2. Series H Preferred Stock. The designation and number of shares of the Series H Preferred Stock (as defined below) and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof, are as follows:

(a) Designation and Number of Shares. The shares of such series shall be designated as “Series H Preferred Stock” (the “Series H Preferred Stock”), par value $0.001 per share. The number of shares initially constituting the Series H Preferred Stock shall be 100,000; provided, however, that, if more than a total of 100,000 shares of Series H Preferred Stock shall be issuable upon the exercise of Rights (the “Rights”) issued pursuant to the Rights Agreement dated as of October 21, 2002, between the Corporation and Computershare Trust Company, as Rights Agent (the “Rights Agreement”), the Board of Directors of the Corporation, pursuant to

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Section 151 (g) of the Delaware Corporation Law, shall direct by resolution or resolutions that a certificate be properly executed, acknowledged, filed and recorded, in accordance with the provisions of Section 103 thereof, providing for the total number of shares of Series H Preferred Stock authorized to be issued to be increased (to the extent that the Certificate of Incorporation then permits) to the largest number of whole shares (rounded up to the nearest whole number) issuable upon exercise of such Rights.

(b) Dividends or Distributions.

(i) Subject to the prior and superior rights of the holders of shares of any other series of preferred stock or other class of capital stock of the Corporation ranking prior and superior to the shares of Series H Preferred Stock with respect to dividends, the holders of shares of the Series H Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of the assets of the Corporation legally available therefore, (1) quarterly dividends payable in cash on the last day of each fiscal quarter in each year, or such other dates as the Board of Directors of the Corporation shall approve (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or a fraction of a share of Series H Preferred Stock, in the amount of $.001 per whole share (rounded to the nearest cent) less the amount of all cash dividends declared on the Series H Preferred Stock pursuant to the following clause (2) since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series H Preferred Stock (the total of which shall not, in any event, be less than zero) and (2) dividends payable in cash on the payment date for each cash dividend declared on the Common Stock in an amount per whole share (rounded to the nearest cent) equal to the Formula Number (as hereinafter defined) then in effect times the cash dividends then to be paid on each share of Common Stock. In addition, if the Corporation shall pay any dividend or make any distribution on the Common Stock payable in assets, securities or other forms of noncash consideration (other than dividends or distributions solely in shares of Common Stock), then, in each such case, the Corporation shall simultaneously pay or make on each outstanding, whole share of Series H Preferred Stock a dividend or distribution in like kind equal to the Formula Number then in effect times such dividend or distribution on each share of the Common Stock. As used herein, the “Formula Number” shall be one thousand (1,000); provided, however, that, if at any time after November 4, 2002, the Corporation shall (i) declare or pay any dividend on the Common Stock payable in shares of Common Stock or make any distribution on the Common Stock in shares of Common Stock, (ii) subdivide (by a stock split or otherwise) the outstanding shares of Common Stock into a larger number of shares of Common Stock or (iii) combine (by a reverse stock split or otherwise) the outstanding shares of Common Stock, into a smaller number of shares of Common Stock, then in each such event the Formula Number shall be adjusted to a number determined by multiplying the Formula Number in effect immediately prior to such event by a fraction, the numerator of which is the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that are outstanding immediately prior to such event (and rounding the result to the nearest whole number); and provided further, that, if at any time after November 4, 2002, the Corporation shall issue any shares of its capital stock in a merger, reclassification, or change

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of the outstanding shares of Common Stock, then in each such event the Formula Number shall be appropriately adjusted to reflect such merger, reclassification or change so that each share of Preferred Stock continues to be the economic equivalent of a Formula Number of shares of Common Stock prior to such merger, reclassification or change.

(ii) The Corporation shall declare a dividend or distribution on the Series H Preferred Stock as provided in Section 3.2(b)(i) immediately prior to or at the same time it declares a dividend or distribution on the Common Stock (other than a dividend or distribution solely in shares of Common Stock); provided, however, that, in the event no dividend or distribution (other than a dividend or distribution in shares of Common Stock) shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $0.001 per share on the Series H Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date. The Board of Directors may fix a record date for the determination of holders of shares of Series H Preferred Stock entitled to receive a dividend or distribution declared thereon, which record date shall be the same as the record date for a corresponding dividend or distribution on the Common Stock.

(iii) Dividends shall begin to accrue and be cumulative on outstanding shares of Series H Preferred Stock from and after the Quarterly Dividend Payment Date next preceding the date of original issue of such shares of Series H Preferred Stock; provided, however, that dividends on such shares which are originally issued after the record date for the determination of holders of shares of Series H Preferred Stock entitled to receive a quarterly dividend and on or prior to the next succeeding Quarterly Dividend Payment Date shall begin to accrue and be cumulative from and after such Quarterly Dividend Payment Date. Notwithstanding the foregoing, dividends on shares of Series H Preferred Stock which are originally issued prior to the record date for the determination of holders of shares of Series H Preferred Stock entitled to receive a quarterly dividend on the first Quarterly Dividend Payment Date shall be calculated as if cumulative from and after the last day of the fiscal quarter next preceding the date of original issuance of such shares. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series H Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

(iv) So long as any shares of the Series H Preferred Stock are outstanding, no dividends or other distributions shall be declared, paid or distributed, or set aside for payment or distribution, on the Common Stock unless, in each case, the dividend required by this Section 3.2 to be declared on the Series H Preferred Stock shall have been declared.

(v) The holders of the shares of Series H Preferred Stock shall not be entitled to receive any dividends or other distribution except as provided herein.

(c) Voting Rights. The holders of shares of Series H Preferred Stock shall have the following voting rights:

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(i) Each holder of Series H Preferred Stock shall be entitled to a number of votes equal to the Formula Number then in effect, for each share of Series H Preferred Stock held of record on each matter on which holders of the Common Stock or stockholders generally are entitled to vote, multiplied by the maximum number of votes per share which any holder of the Common Stock or stockholders generally then have with respect to such matter (assuming, any holding period or other requirement to vote a greater number of shares is satisfied).

(ii) Except as otherwise provided herein or by applicable law, the holders of shares of Series H Preferred Stock and the holders of shares of Common Stock shall vote together as one class for the election of directors of the Corporation and on all other matters submitted to a vote of stockholders of the Corporation.

(iii) If, at the time of any annual meeting of stockholders for the election of directors, the equivalent of six quarterly dividends (whether or not consecutive) payable on any share or shares of Series H Preferred Stock are in default, the number of directors constituting the Board of Directors of the Corporation shall be increased by two. In addition to voting together with the holders of Common Stock for the election of other directors of the Corporation, the holders of record of the Series H Preferred Stock, voting separately as a class to the exclusion of the holders of Common Stock, shall be entitled at said meeting of stockholders (and at each subsequent annual meeting of stockholders), unless all dividends in arrears have been paid or declared and set apart for payment prior thereto, to vote for the election of two directors of the Corporation, the holders of any Series H Preferred Stock being entitled to cast a number of votes per share of Series H Preferred Stock equal to the Formula Number. Until the default in payments of all dividends which permitted the election of said directors shall cease to exist, any director who shall have been so elected pursuant to the next preceding sentence may be removed at any time, either with or without cause, only by the affirmative vote of the holders of the shares of Series H Preferred Stock at the time entitled to cast a majority of the votes entitled to be cast for the election of any such director at a special meeting of such holders called for that purpose, and any vacancy thereby created may be filled by the vote of such holders. If and when such default shall cease to exist, the holders of the Series H Preferred Stock shall be divested of the foregoing special voting rights, subject to revesting in the event of each and every subsequent like default in payments of dividends. Upon the termination of the foregoing special voting rights, the terms of office of all persons who may have been elected directors pursuant to said special voting rights shall forthwith terminate, and the number of directors constituting the Board of Directors shall be reduced by two. The voting rights granted by this Section 3.2(c)(iii) shall be in addition to any other voting rights granted to the holders of the Series H Preferred Stock in this Section 3.2.

(iv) Except as provided herein, in Section 3.2(k) or by applicable law, holders of Series H Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for authorizing or taking any corporate action.

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(d) Certain Restrictions.

(i) Whenever quarterly dividends or other dividends or distributions payable on the Series H Preferred Stock as provided in Section 3.2(b) are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series H Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

(1) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking, junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series H Preferred Stock;

(2) declare or pay dividends on, or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series H Preferred Stock, except dividends paid ratably on the Series H Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(3) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series H Preferred Stock; provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series H Preferred Stock; or

(4) purchase or otherwise acquire for consideration any shares of Series H Preferred Stock, or any shares of stock ranking on a parity with the Series H Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(ii) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (i) of this Section 3.2(d), purchase or otherwise acquire such shares at such time and in such manner.

(e) Liquidation Right. Upon the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series H Preferred Stock unless, prior thereto, the holders of shares of Series H Preferred Stock shall have received an amount equal to the accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, plus an amount equal

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to the greater of (x) $0.001 per whole share or (y) an aggregate amount per share equal to the Formula Number then in effect times the aggregate amount to be distributed per share to holders of Common Stock or (2) to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series H Preferred Stock, except distributions made ratably on the Series H Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

(f) Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, “business combination” or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash or any other property, then in any such case the then outstanding shares of Series H Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share equal to the Formula Number then in effect times the aggregate amount of stock, securities, cash or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is exchanged or changed. In the event both this Section 3.2(f) and Section 3.2(b) appear to apply to a transaction, this Section 3.2(f) will control.

(g) No Redemption; No Sinking Fund.

(i) The shares of Series H Preferred Stock shall not be subject to redemption by the Corporation or at the option of any holder of Series H Preferred Stock except as set forth in the Certificate of Incorporation of the Corporation; provided, however, that the Corporation may purchase or otherwise acquire outstanding shares of Series H Preferred Stock in the open market or by offer to any holder or holders of shares of Series H Preferred Stock.

(ii) The shares of Series H Preferred Stock shall not be subject to or entitled to the operation of a retirement or sinking fund.

(h) Ranking. The Series H Preferred Stock shall rank junior to all other series of preferred stock of the Corporation, unless the Board of Directors shall specifically determine otherwise in fixing the powers, preferences and relative, participating, optional and other special rights of the shares of such series and the qualifications, limitations and restrictions thereof.

(i) Fractional Shares. The Series H Preferred Stock shall be issuable upon exercise of the Rights issued pursuant to the Rights Agreement in whole shares or in any fraction of a share that is one one-thousandths ( 1/1,000ths) of a share or any integral multiple of such fraction which shall entitle the holder, in proportion to such holder’s fractional shares, to receive dividends, exercise voting rights, participate in distributions and to have the benefit of all other rights of holders of Series H Preferred Stock. In lieu of fractional shares, the Corporation, prior to the first issuance of a share or a fraction of a share of Series H Preferred Stock, may elect (1) to make a cash payment as provided in the Rights Agreement for fractions of a share other than one one-thousandths ( 1/1,000ths) of a share or any integral multiple thereof or (2) to issue depository receipts evidencing such authorized fraction of a share of Series H Preferred Stock pursuant to an appropriate agreement between the Corporation and a depository selected by the

7

Corporation; provided that such agreement shall provide that the holders of such depository receipts shall have all the rights, privileges and preferences to which they are entitled as holders of the Series H Preferred Stock.

(j) Reacquired Shares. Any shares of Series H Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of preferred stock, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors pursuant to the provisions of Article Fourth of the Certificate of Incorporation.

(k) Amendment. None of the powers, preferences and relative, participating, optional and other special rights of the Series H Preferred Stock as provided herein or in the Certificate of Incorporation shall be amended in any manner which would alter or change the powers, preferences, rights or privileges of the holders of Series H Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least 66- 2/3% of the outstanding shares of Series H Preferred Stock, voting as a separate class; provided, however, that no such amendment approved by the holders of at least 66- 2/ 3% of the outstanding shares of Series H Preferred Stock shall be deemed to apply to the powers, preferences, rights or privileges of any holder of shares of Series H Preferred Stock originally issued upon exercise of the Rights after the time of such approval without the approval of such holder.

FIFTH.

Section 1. ELECTION OF DIRECTORS

Section 1.1 Authority; Number. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The Board of Directors shall consist of one or more members, the number thereof to be determined in the manner provided in the By-Laws.

Section 1.2 Written Ballot. The directors of the Corporation need not be elected by written ballot unless the By-Laws so provide.

Section 1.3 Classes. The Board of Directors shall be divided into three classes, which are hereby designated as Class A, Class B and Class C, respectively, as nearly equal in number as the then total number of directors constituting the whole Board permits. At the next annual meeting of the stockholders following the creation of classes of directors, directors of the first class shall be elected to hold office for a term expiring at the next succeeding annual meeting, directors of the second class shall be elected to hold office for a term expiring at the second succeeding annual meeting, and directors of the third class shall be elected to hold office for a term expiring at the third succeeding annual meeting. At each annual meeting of stockholders following such initial classification and election, directors in numbers equal to the number of the class whose terms expire at the time of such meeting shall be elected to hold office until the third succeeding annual meeting of stockholders. Each director shall hold office until his successor is elected and qualified, or until his earlier resignation or removal.

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SIXTH. The Corporation is to have perpetual existence.

SEVENTH. Election of directors need not be by written ballot unless the By-Laws shall so provide.

EIGHTH. The Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the By-Laws.

NINTH. A director shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that the elimination or limitation of liability is prohibited under the Delaware Corporation Law as in effect when such liability is determined. No amendment or repeal of this provision shall deprive a director of the benefits hereof with respect to any act or omission occurring prior to such amendment or repeal.

TENTH. The Corporation shall, to the fullest extent permitted by the Delaware Corporation Law, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom.

Indemnification may include payment by the Corporation of expenses in defending an action or proceeding in advance of the final disposition of such action or proceeding upon receipt of any undertaking by the person indemnified to repay such payment if it is ultimately determined that such person is not entitled to indemnification under this Article, which undertaking may be accepted without reference to the financial ability of such person to make such repayments.

The Corporation shall not indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person unless the initiation thereof was approved by the Board of Directors of the Corporation.

The indemnification rights provided in this Article (i) shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any law, agreement or vote of stockholders or disinterested directors or otherwise, and (ii) shall inure to the benefit of the heirs, executors and administrators of such persons. The Corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article.

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Any person seeking indemnification under this Article shall be deemed to have met the standard of conduct required for such indemnification unless the contrary shall be established.

Any amendment or repeal of this Article shall not adversely affect any right or protection of a director or officer of this Corporation with respect to any act or omission of such director or officer occurring prior to such amendment or repeal.

ELEVENTH. Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under § 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under § 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement, and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganizations shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

TWELFTH. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.”

3. This Amended and Restated Certificate of Incorporation has been duly adopted in accordance with Sections 242 and 245 of the Delaware Corporate Law.

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IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by its Senior Vice President, General Counsel and Secretary this              day of April, 2010.

INSPIRE PHARMACEUTICALS, INC.

By:
Joseph M. Spagnardi
Senior Vice President,
General Counsel and Secretary

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INSPIRE PHARMACEUTICALS, INC.

AMENDED AND RESTATED

2010 EQUITY COMPENSATION PLAN

The purpose of the Inspire Pharmaceuticals, Inc. Amended and Restated 2010 Equity Compensation Plan (this “Plan”) is to provide (i) designated employees of Inspire Pharmaceuticals, Inc. (the “Company”) and its parents and subsidiaries, (ii) certain consultants and advisors who perform services for the Company or its parents or subsidiaries, and (iii) non-employee members of the Board of Directors of the Company (the “Board”) with the opportunity to receive grants of incentive stock options, nonqualified stock options, stock awards, and stock appreciation rights. The Company believes that this Plan will encourage the participants to contribute materially to the growth of the Company, thereby benefiting the Company’s stockholders, and will align the economic interests of the participants with those of the stockholders. This Plan was formerly named the Inspire Pharmaceuticals, Inc. Amended and Restated 2005 Equity Compensation Plan. The Inspire Pharmaceuticals, Inc. Amended and Restated 1995 Stock Plan (“the 1995 Plan”) was merged into this Plan effective as of the date this Plan was ratified and approved by the Company’s stockholders, which is also the date on which this Plan, as amended and restated in the present form became effective.

1. Administration

(a) Committee. This Plan shall be administered and interpreted by the members of the Compensation Committee of the Board (the “Committee”), which consists of “outside directors” as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and related Treasury regulations, and “non-employee directors” as defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). However, the Board may ratify or approve any grants as it deems appropriate, and the Board shall approve and administer all grants made to non-employee directors. The Committee may delegate authority to one (1) or more delegates as it deems appropriate.

(b) Committee Authority. The Committee or its delegate shall have the sole authority to (i) determine the individuals to whom grants shall be made under this Plan; (ii) determine the type, size, and terms of the grants to be made to each such individual; (iii) determine the time when the grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability; (iv) amend the terms of any previously issued grant; and (v) deal with any other matters arising under this Plan. Any delegation of any or all of the aforementioned authority with respect to the 1995 Plan, shall be effective with respect to this Plan. Notwithstanding anything in this Plan to the contrary, but subject to adjustments as described in Section 3(d) below, in no event may the Board, the Committee or its or their delegate (A) amend or modify an Option (as defined below) in a manner that would reduce the Exercise Price (as defined below) of such Option; (B) substitute an Option for another Option with a lower Exercise Price; (C) cancel an Option and issue a new Option with a lower Exercise Price to the holder of the cancelled Option within six (6) months following the date of the cancellation of the cancelled Option; (D) cancel an outstanding Option that is under water (i.e., for which the Fair Market Value, as defined below, of the underlying Shares are less than the Option’s Exercise Price) for the purpose of granting a replacement Grant (as defined below) of a different type within six (6) months following the date of cancellation of the cancelled Option; or (E) cancel an outstanding Option that is under water (as described above) in exchange for cash.

(c) Committee Determinations. The Committee shall have full power and authority to administer and interpret this Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements, and instruments for implementing this Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee’s interpretations of this Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in this Plan or in any awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of this Plan and need not be uniform as to similarly situated individuals.

(d) Other Equity Awards. The 1995 Plan was merged into this Plan as of the effective date of this Plan, and as a result, all shares of common stock of the Company (“Company Stock”) eligible for issuance pursuant to awards granted under the 1995 Plan, both shares authorized but unissued as of the effective date and shares outstanding as of the effective date shall be governed pursuant to the terms of this Plan, provided, however, that any applicable grant agreement that governed the terms of awards made under the 1995 Plan shall continue to govern those awards to the extent that they are inconsistent with any material term of this Plan.

2. Grants. Awards under this Plan may consist of grants of incentive stock options as described in Section 5 below (“Incentive Stock Options”), nonqualified stock options as described in Section 5 below (“Nonqualified Stock Options”) (Incentive Stock Options and Nonqualified Stock Options are collectively referred to as “Options”), stock awards as described in Section 6 below (“Stock Awards”) and stock appreciation rights described in Section 7 below (“SARs”) (hereinafter collectively referred to as “Grants”). All Grants shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with this Plan and as specified in the individual grant instrument or an amendment to the grant instrument (the “Grant Instrument”), provided, however, that to the extent that a grant agreement or terms and conditions document relating to a specific award granted under the 1995 Plan differs, in any material respect, from the provisions of this Plan, the terms of such grant agreement or terms and conditions document shall govern. All future Grants shall be made conditional upon the Grantee’s (as defined below) acknowledgement, in writing or by acceptance of the Grant, that all decisions and determination of the Company shall be final and binding on the Grantee, his or her beneficiaries and any other person having or claiming an interest under such Grant. Grants under a particular Section of this Plan need not be uniform as among the Grantees.

3. Shares Subject to this Plan

(a) Shares Authorized. Subject to adjustment as described in Section 3(d) below and as set forth below regarding Company Stock under the 1995 Plan, the maximum aggregate number of shares of Company Stock that may be issued or transferred under any form of Grant under this Plan is sixteen million two hundred fifty thousand (16,250,000) shares (the “Total Share Pool”, which is comprised of the “Original Share Pool”, and the “New Share Pool”, as described in Sections 3(b) and 3(c) below). The maximum aggregate number of shares of Company Stock that may be granted as Incentive Stock Options under this Plan is sixteen million two hundred fifty thousand (16,250,000) shares, and the maximum aggregate number of shares of Company Stock that shall be subject to Grants made under this Plan to any individual during any calendar year shall be five hundred thousand (500,000) shares, subject to adjustment as described in Section 3(d) below and as set forth below regarding Company Stock under the 1995 Plan. The shares may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company on the open market for purposes of this Plan. Any shares of Company Stock issued in connection with Grants shall reduce the Total Share Pool by one (1) for each Option or SAR and two (2) for each Stock Award or Restricted Unit (as defined in Section 6(h)) issued in connection with such Grant or by which the Grant is valued by reference. Shares of Company Stock issued in connection with Grants shall be issued from the Original Share Pool, and upon its depletion, shall be issued from the New Share Pool, in the manner described in Sections 3(b) and 3(c) below. The foregoing notwithstanding, the Total Share Pool also includes all shares of Common Stock of the Company eligible for issuance pursuant to awards granted under the 1995 Plan, both shares authorized but unissued as of the effective date, with such shares to be included as part of the New Share Pool, and shares underlying awards under the 1995 Plan that were issued and outstanding as of the effective date of this Plan, with such shares having the potential to be included as part of the New Share Pool upon forfeiture, termination or expiration.

(b) Original Share Pool. The Original Share Pool contains a number of shares of Company Stock equal to all shares of Company Stock issued in connection with Grants that were outstanding as of June 8, 2007. If and to the extent Grants originating from the Original Share Pool terminate, expire, or are canceled, forfeited, exchanged, or surrendered without having been exercised or if any Stock Awards (including restricted Stock Awards received upon the exercise of Options) or Restricted Units are forfeited, the shares subject to such Grants shall be available for Grants from the New Share Pool, and shall increase the New Share Pool (and consequently, the amount of shares that are available under the Total Share Pool) by one (1) share of Company stock for each share of Company Stock issued in connection with such Grant or by which the Grant is valued by reference.

(c) New Share Pool. The New Share Pool contains the shares of Company Stock in the Total Share Pool which are not in the Original Share Pool. If and to the extent Options or SARs originating from the New Share Pool terminate, expire, or are canceled, forfeited, exchanged, or surrendered without having been exercised or if any Stock Awards (including restricted Stock Awards received upon the exercise of Options) or Restricted Units are forfeited, the shares subject to such Grants shall again be available for Grants under the New Share Pool, and shall increase the New Share Pool (and consequently, the amount of shares that are available under the Total Share Pool) by one (1) for each Option or SAR and two (2) for each Stock Award or Restricted Unit issued in connection with such Grant or by which the Grant is valued by reference. This rule also applies to the shares of Company Stock underlying awards under the 1995 Plan that were issued and outstanding as of the effective date of this Plan, as well as shares available for issuance under the 1995 Plan that were not yet issued and outstanding as a result of the merger of the 1995 Plan into this Plan.

(d) Adjustments. If there is any change in the number or kind of shares of Company Stock outstanding (i) by reason of a stock dividend, spin-off, recapitalization, stock split, or combination or exchange of shares; (ii) by reason of a merger, reorganization, or consolidation;

(iii) by reason of a reclassification or change in par value; or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Company Stock as a class without the Company’s receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced as a result of a spin-off or the Company’s payment of an extraordinary dividend or distribution, the maximum number of shares of Company Stock available for Grants under both the Original Share Pool or the New Share Pool, the maximum number of shares of Company Stock that any individual participating in this Plan may be granted in any year, the number of shares covered by outstanding Grants, the kind of shares issued under this Plan, and the price per share of such Grants shall be appropriately adjusted by the Company to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Company Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under such Grants; provided, however, that any fractional shares resulting from such adjustment shall be rounded down to the nearest whole share. Any adjustments determined by the Company shall be final, binding, and conclusive.

(e) Share Counting. In furtherance of the terms and conditions of this Plan and for purposes of clarity, the following terms and conditions shall apply to this Plan:

(i) Shares of Company Stock that are tendered by a participant to pay the exercise price of a Grant made under this Plan shall not be available for future grant under this Plan;

(ii) Shares of Company Stock underlying Grants made pursuant to this Plan that are withheld by the Company for tax considerations in relation to a Grant shall not be available for future grant under this Plan; and

(iii) This Plan does not permit the Company to use the cash proceeds from the exercise of Options to repurchase shares of Company Stock on the open market for reuse in this Plan.

4. Eligibility for Participation

(a) Eligible Persons. All employees of the Company and its parents or subsidiaries (“Employees”), including Employees who are officers or members of the Board, and members of the Board who are not Employees (“Non-Employee Directors”) shall be eligible to participate in this Plan. Consultants and advisors who perform services for the Company or any of its parents or subsidiaries (“Key Advisors”) shall be eligible to participate in this Plan if the Key Advisors render bona fide services to the Company or its parents or subsidiaries, the services are not in connection with the offer and sale of securities in a capital-raising transaction, and the Key Advisors do not directly or indirectly promote or maintain a market for the Company’s securities.

(b) Selection of Grantees. The Company shall select the Employees, Non-Employee Directors, and Key Advisors to receive Grants and shall determine the number of shares of Company Stock subject to a particular Grant. Employees, Non-Employee Directors, and Key Advisors who receive Grants under this Plan shall hereinafter be referred to as “Grantees.”

5. Granting of Options

The Company may grant an Option to an Employee, Non-Employee Director, or Key Advisor. The following provisions are applicable to Options.

(a) Number of Shares. The Company shall determine the number of shares of Company Stock that will be subject to each Grant of Options to Employees, Non-Employee Directors, and Key Advisors.

(b) Type of Option and Price.

(i) Incentive Stock Options are intended to satisfy the requirements of Section 422 of the Code. Nonqualified Stock Options are not intended to so qualify. Incentive Stock Options may be granted only to employees of the Company or its parents or subsidiaries, as defined in Section 424 of the Code. Nonqualified Stock Options may be granted to Employees, Non-Employee Directors, and Key Advisors.

(ii) The purchase price (the “Exercise Price”) of Company Stock subject to an Option may be equal to or greater than the Fair Market Value of a share of Company Stock on the date the Option is granted; provided, however, that (A) the Exercise Price of an Incentive Stock Option shall be equal to, or greater than, the Fair Market Value of a share of Company Stock on the date the Incentive Stock Option is granted and (B) an Incentive Stock Option may not be granted to an Employee who, at the time of grant, owns or beneficially owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company, unless the Exercise Price per share is not less than one hundred ten percent (110%) of the Fair Market Value of Company Stock on the date of grant.

(iii) So long as the Company Stock is publicly traded, the Fair Market Value per share shall be determined as follows: (A) if the principal trading market for the Company Stock is a national securities exchange or the Nasdaq National Market, the last reported sale price thereof on the relevant date or (if there were no trades on that date) the latest preceding date upon which a sale was reported, or (B) if the Company Stock is not principally traded on such exchange or market, the mean between the last reported “bid” and “asked” prices of Company Stock on the relevant date, as reported on Nasdaq or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Company determines. If the Company Stock is not publicly traded or, if publicly traded, is not subject to reported transactions or “bid” or “asked” quotations as set forth above, the Fair Market Value per share shall be as determined by the Company.

(c) Option Term. The term of any Option granted after the effective date of this Plan shall not exceed seven (7) years from the date of grant. However, an Incentive Stock Option that is granted to an Employee who, at the time of grant, owns or beneficially owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, or any parent or subsidiary of the Company, may not have a term that exceeds five (5) years from the date of grant.

(d) Exercisability of Options.

(i) Options shall become exercisable in accordance with such terms and conditions of this Plan and specified in the Grant Instrument. The Company may accelerate the exercisability of any or all outstanding Options at any time for any reason.

(ii) The Company may provide in a Grant Instrument that the Grantee may elect to exercise part or all of an Option before it otherwise has become exercisable. Any shares so purchased shall be restricted shares and shall be subject to a repurchase right in favor of the Company during a specified restriction period, with the repurchase price equal to the lesser of (A) the Exercise Price or (B) the Fair Market Value of such shares at the time of repurchase, and (C) any other restrictions determined by the Company.

(e) Grants to Non-Exempt Employees. Options granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, shall not be exercisable for at least six (6) months after the date of grant (except that such Options may become exercisable upon the Grantee’s death, Disability (as defined below) or retirement, or upon a Change in Control (as defined below) or other circumstances permitted by applicable regulations). The prior sentence notwithstanding, Options granted to a non-exempt employee after July 8, 2009, shall not be exercisable for at least six (6) months after the date of grant (except that such Options may become exercisable upon the Grantee’s death, Disability or retirement, upon the Grantee’s Termination Due to Change in Control (as defined in Section 10(d) below), or other circumstances permitted by applicable regulations).

(f) Termination of Employment, Disability, or Death.

(i) Except as provided below, an Option may only be exercised while the Grantee is Employed by, or Providing Service to, the Employer (as defined below) as an Employee, Key Advisor or member of the Board. In the event that a Grantee ceases to be Employed by, or Provide Service to, the Employer for any reason other than Disability, death, termination for Misconduct (as defined below), or as set forth in Section 5(f)(v) of this Plan, any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within ninety (90) days after the date on which the Grantee ceases to be Employed by, or Provide Service to, the Employer (or within such other period of time as may be specified by the Company), but in any event no later than the date of expiration of the Option term. Except as otherwise provided, any of the Grantee’s Options that are not otherwise exercisable as of the date on which the Grantee ceases to be Employed by, or Provide Service to, the Employer shall terminate as of such date.

(ii) In the event the Grantee ceases to be Employed by, or Provide Service to, the Employer on account of a termination by the Employer for Misconduct, any Option held by the Grantee shall terminate as of the thirtieth (30th) day after the date on which the Grantee ceases to be Employed by, or Provide Service to, the Employer or the date on which such Option would otherwise expire, if earlier. In addition, notwithstanding any other provisions of this Section 5, if the Company determines that the Grantee has engaged in conduct that constitutes Misconduct at any time while the Grantee is Employed by, or Providing Service to, the Employer or after the Grantee’s termination of employment or service, any Option held by the Grantee shall terminate as of the thirtieth (30th) day after the date on which such Misconduct first occurred, or the date on which such Option would otherwise expire, if earlier. Upon any exercise of an Option, the Company may withhold delivery of share certificates pending resolution of an inquiry that could lead to a finding resulting in a forfeiture.

(iii) In the event the Grantee ceases to be Employed by, or Provide Service to, the Employer because the Grantee is Disabled, any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within one (1) year after the date on which the Grantee ceases to be Employed by, or Provide Service to, the Employer (or within such other period of time as may be specified by the Company), but in any event no later than the date of expiration of the Option term. Except as otherwise provided, any of the Grantee’s Options that are not otherwise exercisable as of the date on which the Grantee ceases to be Employed by, or Provide Service to, the Employer shall terminate as of such date.

(iv) If the Grantee dies while Employed by, or Providing Service to, the Employer, all of the unexercised outstanding Options of Grantee shall become immediately exercisable and remain exercisable for a period of one (1) year from his or her date of death, but in no event later than the date of expiration of the Option term. If the Grantee dies within ninety (90) days after the date on which the Grantee ceases to be employed or provide service on account of a termination specified in Section 5(f)(i) above (or within such other period of time as may be specified by the Company), any Option that is otherwise exercisable by the Grantee shall terminate unless exercised within one (1) year after the date on which the Grantee ceases to be Employed by, or Provide Service to, the Employer (or within such other period of time as may be specified), but in any event no later than the date of expiration of the Option term. Except as otherwise provided, any of the Grantee’s Options that are not otherwise exercisable as of the date on which the Grantee ceases to be Employed by, or Provide Service to, the Employer shall terminate as of such date.

(v) Notwithstanding anything herein to the contrary, to the extent that any Company-sponsored plan, policy or arrangement, or any agreement to which the Company is a party provides for a longer exercise period for a Grantee’s Options under applicable circumstances than the exercise period that is provided for in this Section 5(f) under those circumstances, then the exercise period set forth in such plan, policy, arrangement or agreement applicable to such circumstances shall apply in lieu of the exercise period provided for in this Section 5(f).

(vi) For purposes of this Section 5(f) and Section 6 below:

(A) “Employer” shall mean the Company and its parent and subsidiary corporations or other entities, as determined by the Board.

(B) “Employed by, or Provide Service to, the Employer” shall mean employment or service as an Employee, Key Advisor or member of the Board (so that, for purposes of exercising Options or SARs and satisfying conditions with respect to Stock Awards, a Grantee shall not be considered to have terminated employment or service until the Grantee ceases to be an Employee, Key Advisor or member of the Board).

(C) “Disability” shall mean a Grantee’s becoming disabled within the meaning of the Employer’s long-term disability plan applicable to the Grantee, as determined in the sole discretion of the Committee or its delegate.

(D) “Misconduct” means (i) willful and continued failure by the Grantee to substantially perform the Grantee’s duties with the Company (other than any such failure resulting from the Grantee’s incapacity due to physical or mental illness) or (ii) the willful engaging by the Grantee in conduct which is demonstrably injurious to the Company, monetarily or otherwise. For purposes of this definition, no act, or failure to act, on the Grantee’s part shall be deemed “willful” unless done, or omitted to be done, by the Grantee not in good faith or without reasonable belief that the Grantee’s act, or failure to act, was in the best interest of the Company.

(g) Exercise of Options. A Grantee may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company. The Grantee shall pay the Exercise Price for an Option as specified by the Company (i) in cash, (ii) payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, or (iii) by such other method as the Company may approve. Shares of Company Stock used to exercise an Option shall have been held by the Grantee for the requisite period of time to avoid adverse accounting consequences to the Company with respect to the Option. The Grantee shall pay the Exercise Price and the amount of any withholding tax due (pursuant to Section 8 below).

(h) Limits on Incentive Stock Options. Each Incentive Stock Option shall provide that, if the aggregate Fair Market Value of the Company Stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year, under this Plan or any other stock option plan of the Company or a parent or subsidiary, exceeds One Hundred Thousand Dollars ($100,000), then the Option, as to the excess, shall be treated as a Nonqualified Stock Option. An Incentive Stock Option shall not be granted to any person who is not an employee of the Company or a parent or subsidiary (within the meaning of Section 424(f) of the Code) of the Company.

6. Stock Awards

The Company may transfer shares of Company Stock or cash to an Employee, Non-Employee Director, or Key Advisor under a Stock Award. The following provisions are applicable to Stock Awards.

(a) General Requirements. Shares of Company Stock issued or transferred pursuant to Stock Awards may be issued or transferred for consideration or for no consideration, and subject to restrictions or no restrictions. Restrictions on Stock Awards shall lapse over a period of time or according to such other criteria as set forth in the Grant Instrument. The period of time during which the Stock Award will remain subject to restrictions will be designated in the Grant Instrument as the “Restriction Period.”

(b) Number of Shares. The Grant Instrument shall set forth the number of shares of Company Stock to be issued or transferred pursuant to a Stock Award and the restrictions applicable to such shares.

(c) Requirement of Employment or Service. If the Grantee ceases to be Employed by, or Provide Service to, the Employer (as defined in Section 5(f) above) during a period designated in the Grant Instrument as the Restriction Period, or if other specified conditions are not met, the Stock Award shall terminate as to all shares covered by the Stock Award as to which the restrictions have not lapsed, and those shares of Company Stock must be immediately returned to the Company. The Company may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.

(d) Restrictions on Transfer and Legend on Stock Certificate. During the Restriction Period, a Grantee may not sell, assign, transfer, pledge, or otherwise dispose of the shares of the Stock Award except to a successor under Section 9(a) below. Each certificate for Stock Awards shall contain a legend giving appropriate notice of the restrictions in the Grant. The Grantee shall be entitled to have the legend removed from the stock certificate covering the shares subject to restrictions when all restrictions on such shares have lapsed. The Company may determine that it will not issue certificates for Stock Awards until all restrictions on such shares have lapsed, or that the Company will retain possession of certificates for Stock Awards until all restrictions on such shares have lapsed.

(e) Right to Vote and to Receive Dividends. During the Restriction Period, the Grantee shall not have the right to vote shares subject to Stock Awards or to receive any dividends or other distributions paid on such shares.

(f) Lapse of Restrictions. All restrictions imposed on Stock Awards shall lapse upon the expiration of the applicable Restriction Period and the satisfaction of all conditions. The Company may determine, as to any or all Stock Awards, that the restrictions shall lapse without regard to any Restriction Period.

(g) Designation as Qualified Performance-Based Compensation. The Committee may determine that Stock Awards granted to an Employee shall be considered “qualified performance-based compensation” under Section 162(m) of the Code. The provisions of this paragraph (g) shall apply to Stock Awards that are to be considered “qualified performance-based compensation” under Section 162(m) of the Code.

(i) Performance Goals. When Stock Awards that are to be considered “qualified performance-based compensation” are granted, the Committee shall establish in writing (A) the objective performance goals that must be met, (B) the performance period during which the performance goals must be met (the “Performance Period”), (C) the threshold, target and maximum amounts that may be paid if the performance goals are met, and (D) any other conditions that the Committee deems appropriate and consistent with this Plan and Section 162(m) of the Code. The performance goals may relate to the Employee’s business unit or the performance of the Company and its parents and subsidiaries as a whole, or any combination of the foregoing. The Committee shall use objectively determinable performance goals based on one (1) or more of the following criteria: stock price, earnings per share, net earnings, operating earnings, return on assets, stockholder return, return on equity, growth in assets, unit volume, sales, market share, or strategic business criteria consisting of one (1) or more objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, cost targets or goals relating to acquisitions or divestitures.

(ii) Establishment of Goals. The Committee shall establish the performance goals in writing either before the beginning of the Performance Period or during a period ending no later than the earlier of (A) ninety (90) days after the beginning of the Performance Period or (B) the date on which twenty-five percent (25%) of the Performance Period has been completed, or such other date as may be required or permitted under applicable regulations under Section 162(m) of the Code. The performance goals shall satisfy the requirements for “qualified performance-based compensation,” including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met. The Committee shall not have discretion to increase the amount of compensation that is payable upon achievement of the designated performance goals.

(iii) Maximum Payment. If Stock Awards, measured with respect to the Fair Market Value of Company Stock, are granted, not more than five hundred thousand (500,000) shares of Company Stock may be granted to an Employee under the Stock Award for any Performance Period.

(iv) Announcement of Grants. The Committee shall certify and announce the results for each Performance Period to all Grantees immediately following the announcement of the Company’s financial results for the Performance Period. If and to the extent that the Committee does not certify that the performance goals have been met, the grants of Stock Awards for the Performance Period shall be forfeited or shall not be made, as applicable.

(v) Death, Disability or Other Circumstances. The Committee may provide that Stock Awards shall be payable or restrictions on Stock Awards shall lapse, in whole or in part, in the event of the Grantee’s death or Disability during the Performance Period, or under other circumstances consistent with the Treasury regulations and rulings under Section 162(m) of the Code.

(h) Restricted Stock Units. The Committee or its delegate may grant restricted stock units (“Restricted Units”) to an Employee or Key Advisor. Each Restricted Unit shall represent the right of the Grantee to receive an amount in cash or Company Stock (as determined by the Committee or its delegate) based on the value of the Restricted Unit, if performance goals established by the Committee are met or upon the lapse of a specified vesting period. A Restricted Unit shall be based on the Fair Market Value of a share of Company Stock or on such other measurement base as the Committee or its delegate deems appropriate. The Committee or its delegate shall determine the number of Restricted Units to be granted and the requirements applicable to such Restricted Units.

7. Stock Appreciation Rights

The Company may grant SARs to an Employee, Non-Employee Director, or Key Advisor. The following provisions are applicable to SARs.

(a) General Requirements. The Company may grant SARs to an Employee, Non-Employee Director or Key Advisor separately or in tandem with any Option (for all or a portion of the applicable Option). Tandem SARs may be granted either at the time the Option is granted or at any time thereafter while the Option remains outstanding; provided, however, that, in the case of an Incentive Stock Option, SARs may be granted only at the time of the grant of the Incentive Stock Option. Unless otherwise specified in the Grant Instrument, the base amount of each SAR shall be equal to the per share Exercise Price of the related Option or, if there is no related Option, the Fair Market Value of a share of Company Stock as of the date of grant of the SAR.

(b) Tandem SARs. In the case of tandem SARs, the number of SARs granted to a Grantee that shall be exercisable during a specified period shall not exceed the number of shares of Company Stock that the Grantee may purchase upon the exercise of the related Option during such period. Upon the exercise of an Option, the SARs relating to the Company Stock covered by such Option shall terminate. Upon the exercise of SARs, the related Option shall terminate to the extent of an equal number of shares of Company Stock.

(c) Exercisability. A SAR shall be exercisable during the period specified in the Grant Instrument and shall be subject to such vesting and other restrictions as may be specified. The Company may accelerate the exercisability of any or all outstanding SARs at any time for any reason. SARs may only be exercised while the Grantee is Employed by, or Providing Service to, the Employer or during the applicable period after termination of employment or service as described in Section 5(f) above. A tandem SAR shall be exercisable only during the period when the Option to which it is related is also exercisable. The term of any SAR shall not exceed seven (7) years from the date of grant.

(d) Grants to Non-Exempt Employees. Notwithstanding the foregoing, SARs granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, shall have a base amount not less than one hundred percent (100%) of the Fair Market Value of the Company Stock on the date of grant, and may not be exercisable for at least six (6) months after the date of grant (except that such SARs may become exercisable, as determined by the Committee, upon the Grantee’s death, Disability or retirement, or upon a Change in Control or other circumstances permitted by applicable regulations). The prior sentence notwithstanding, SARs granted to a non-exempt employee after July 8, 2009, shall not be exercisable for at least six (6) months after the date of grant (except that such SARs may become exercisable upon the Grantee’s death, Disability or retirement, upon the Grantee’s Termination Due to Change in Control (as defined in Section 10(d) below), or other circumstances permitted by applicable regulations).

(e) Value of SARs. When a Grantee exercises SARs, the Grantee shall receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised, payable in Company Stock. The stock appreciation for a SAR is the amount by which the Fair Market Value of the underlying Company Stock on the date of exercise of the SAR exceeds the base amount of the SAR as described in Section 7(a) above. For purposes of calculating the number of shares of Company Stock to be received, shares of Company Stock shall be valued at their Fair Market Value on the date of exercise of the SAR. Notwithstanding anything to the contrary, the Company may pay the appreciation of a SAR in the form of cash, shares of Company Stock, or a combination of the two (2), so long as the ability to pay such amount in cash does not result in the Grantee incurring taxable income related to the SAR prior to the Grantee’s exercise of the SAR.

(f) Number of SARs Authorized for Issuance. For purposes of Section 3(a) of this Plan, SARs to be settled in shares of Company Stock shall be counted in full against the number of shares of Company Stock available for award under this Plan, regardless of the number of exercise gain shares issued upon the settlement of the SAR.

8. Withholding of Taxes

(a) Required Withholding. All Grants under this Plan shall be subject to applicable federal (including FICA), state, and local tax withholding requirements. The Employer may require that the Grantee or other person receiving or exercising Grants pay to the Employer the amount of any federal, state, or local taxes that the Employer is required to withhold with respect to such Grants, or the Employer may deduct from other wages paid by the Employer the amount of any withholding taxes due with respect to such Grants.

(b) Election to Withhold Shares. If the Company so permits, a Grantee may elect to satisfy the Employer’s income tax withholding obligation with respect to a Grant by having shares withheld up to an amount that does not exceed the Grantee’s minimum applicable withholding tax rate for federal (including FICA), state, and local tax liabilities. The election must be in a form and manner prescribed by the Company.

9. Transferability of Grants

(a) Nontransferability of Grants. Except as provided below, only the Grantee may exercise rights under a Grant during the Grantee’s lifetime. A Grantee may not transfer those rights except (i) by will or by the laws of descent and distribution or (ii) with respect to SARs and Option grants other than Incentive Stock Options, pursuant to a domestic relations order or otherwise as permitted by the Company. When a Grantee dies, the personal representative or other person entitled to succeed to the rights of the Grantee may exercise such rights. Any such successor must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Grantee’s will or under the applicable laws of descent and distribution.

(b) Transfer of Nonqualified Stock Options. Notwithstanding the foregoing, the Grant Instrument may provide that a Grantee may transfer Nonqualified Stock Options to family members, or one (1) or more trusts or other entities for the benefit of or owned by family members, consistent with applicable securities laws, provided that the Grantee receives no consideration for the transfer of an Option and the transferred Option shall continue to be subject to the same terms and conditions as were applicable to the Option immediately before the transfer.

10. Definition of Change in Control and Termination Due to Change in Control

(a) “Change in Control” means the determination (which may be made effective as of a particular date ) by the Board, made by a majority vote that a change in control has occurred, or is about to occur. Such a change shall not include, however, a restructuring, reorganization, merger or other change in capitalization in which the Persons (as defined below) who own an interest in the Company on the date hereof (the “Current Owners”) (or any individual or entity which receives from a Current Owner an interest in the Company through will or the laws of descent and distribution or otherwise) maintain more than a fifty percent (50%) interest in the resultant entity. Regardless of the vote of the Board or whether or not the Board votes, a Change in Control will be deemed to have occurred as of the first day any one (1) or more of the following subsections shall have been satisfied:

(i) Any Person (other than the Person in control of the Company as of the date of this Plan, or other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, or a company owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), becomes the beneficial owner, directly or indirectly, of securities of the Company representing more than

(A) Thirty-five percent (35%) of the combined voting power of the Company’s then outstanding securities with respect to all outstanding Grants issued under any Company-sponsored equity compensation plan on or prior to July 8, 2009; or

(B) Fifty percent (50%) of the combined voting power of the Company’s then outstanding securities, with respect to all Grants issued under any Company-sponsored equity compensation plan following July 8, 2009; provided, however, in the event there is a Change in Control during the period from July 8, 2009 through July 8, 2010, the thirty-five percent (35%) threshold set forth in subsection 10(b)(i) above shall apply to the Grants issued during the period from July 8, 2009 through July 8, 2010; or

(ii) The consummation of any one of the following (or, with respect to Grants made on or before June     , 2010, the approval by the stockholders of the Company of any one of the following):

(A) A plan of complete liquidation of the Company;

(B) An agreement for the sale or disposition of all or substantially all of the Company’s assets; or

(C) A merger, consolidation or reorganization of the Company with or involving any other company, other than a merger, consolidation or reorganization that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger, consolidation or reorganization.

(b) However, in no event shall a Change in Control be deemed to have occurred, with respect to a Grantee, if the Grantee is part of a purchasing group which consummates the Change in Control transaction. A Grantee shall be deemed “part of the purchasing group” for purposes of the preceding sentence if the Grantee is an equity participant or has agreed to become an equity participant in the purchasing company or group (except for (i) passive ownership of less than five percent (5%) of the voting securities of the purchasing company; or (ii) ownership of equity participation in the purchasing company or group which is otherwise deemed not to be significant, as determined prior to the Change in Control by a majority of the continuing Non-Employee Directors).

(c) For purposes of this Section 10, the term “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries; (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries; (iii) an underwriter temporarily holding securities pursuant to an offering of such securities; (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company; or (v) an entity or entities which are eligible to file and have filed a Schedule 13G under Rule 13d-l(b) of the Exchange Act, which Schedule indicates beneficial ownership of fifteen percent (15%) or more of the outstanding shares of common stock of the Company or the combined voting power of the Company’s then outstanding securities.

(d) “Termination Due to Change in Control” with respect to a Grantee means either (i) a termination of such Grantee’s employment by, or provision of service to, the Company within two (2) years following a Change in Control; or (ii) a Termination Due to a Change in Control with respect to such Grantee as defined under either the Company’s Executive Change in Control Severance Benefit Plan, as amended, or the Company’s Change in Control Severance Benefit Plan, as amended, as the case may be.

11. Consequences of a Change in Control

(a) Grants Made On or Prior to July 8, 2009. The following provisions shall control with respect to Grants made on or prior to July 8, 2009:

(i) Notice and Acceleration. Upon a Change in Control, unless the Company determines otherwise, (1) the Company shall provide each Grantee with outstanding Grants written notice of such Change in Control, (2) all outstanding Options and SARs shall automatically accelerate and become fully exercisable, and (3) the restrictions and conditions on all outstanding Stock Awards shall immediately lapse.

(ii) Assumption of Grants. Upon a Change in Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), each Grantee shall have the right to elect within thirty (30) days of receiving the notice described in paragraph (i) immediately above one (1) of the following methods of treating his or her outstanding Options, SARs, and Stock Awards: (1) all outstanding Options and SARs that are not exercised shall be assumed by, or replaced with comparable options or stock appreciation rights by, the surviving corporation (or a parent or subsidiary of the surviving corporation), and outstanding Stock Awards shall be converted to comparable stock awards of the surviving corporation (or a parent or subsidiary of the surviving corporation); or (2) each Grantee may surrender his or her outstanding Options, SARs, or Stock Awards in exchange for a payment by the Company, in cash or Company Stock (as elected by the Grantee) in an amount equal to the amount by which the then Fair Market Value of the shares of Company Stock underlying the Option or SAR exceeds the Exercise Price of the Grantee’s unexercised Options or the base amount of the Grantee’s unexercised SARs or for the then Fair Market Value of shares of Company Stock underlying the Grantee’s Stock Awards.

(b) Grants Made Following July 8, 2009. Except as set forth in subsection 11(c) below, the following provisions shall control with respect to Grants made following July 8, 2009:

(i) Notice and Acceleration. Upon a Change in Control, if any portion of an Option is outstanding, the Company shall provide the Grantee written notice of such Change in Control. Upon a Grantee’s Termination Due to Change in Control, Grants made after July 8, 2009 shall automatically accelerate and become fully exercisable (or restrictions and conditions shall lapse) in accordance with subsection 11(a) above. Notwithstanding the foregoing, in the event of a Change in Control during the period from July 8, 2009 through July 8, 2010, Grants made during the period from July 8, 2009 through July 8, 2010 shall accelerate and become fully exercisable (or the restrictions and conditions shall lapse) in accordance with subsection 11(a) above.

(ii) Assumption of Grants. Upon a Change in Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), unless otherwise determined, all outstanding Options and SARs that are not exercised shall be assumed by, or replaced with comparable options by, the surviving corporation (or a parent or subsidiary of the surviving corporation), and outstanding Stock Awards shall be converted to stock awards of the surviving corporation (or a parent or subsidiary of the surviving corporation).

(iii) No Acceleration for Key Advisors. Notwithstanding the foregoing, except as otherwise determined by the Committee, a Key Advisor’s outstanding Grants shall not accelerate and become fully exercisable upon a Change in Control or upon the termination of the Key Advisor’s services following a Change in Control.

(c) Optional Cash Out. Notwithstanding anything herein to the contrary, in the event of a Change in Control during the period from July 8, 2009 through July 8, 2010 where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), the Grantee may surrender the outstanding Option in exchange for payment by the Company, in cash or Company Stock (as elected by the Grantee) in an amount equal to the amount by which the then Fair Market Value (as defined below) of the shares of Company Stock underlying the Option exceeds the Exercise Price of the Grantee’s unexercised Option. For purposes of this paragraph, “Fair Market Value” per Share shall be determined as follows: (i) if the principal trading market for the Shares is a national securities exchange or the Nasdaq National Market, the last reported sale price thereof on the relevant date or (if there were no trades on that date) the latest preceding date upon which a sale was reported, or (ii) if the Shares are not principally traded on such exchange or market, the mean between the last reported “bid” and “asked” prices of the Shares on the relevant date, as reported on Nasdaq or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Company determines. If the Shares are not publicly traded or, if publicly traded, is not subject to reported transactions or “bid” or “asked”

quotations as set forth above, the Fair Market Value per Share shall be as determined by the Company.

12. Requirements for Issuance or Transfer of Shares

(a) Limitations on Issuance or Transfer of Shares. No Company Stock shall be issued or transferred in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance or transfer of such Company Stock have been complied with. Any Grant made shall be conditioned on the Grantee’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Company Stock, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Company Stock issued or transferred under this Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.

(b) Lock-Up Period. If so requested by the Company or any representative of the underwriters (the “Managing Underwriter”) in connection with any underwritten offering of securities of the Company under the Securities Act of 1933, as amended (the “Securities Act”), a Grantee (including any successor or assigns) shall not sell or otherwise transfer any shares or other securities of the Company during the thirty (30) day period preceding and the one hundred eighty (180) day period following the effective date of a registration statement of the Company filed under the Securities Act for such underwriting (or such shorter period as may be requested by the Managing Underwriter and agreed to by the Company) (the “Market Standoff Period”). The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.

13. Amendment and Termination of this Plan

(a) Amendment. The Board or its delegate may amend or terminate this Plan at any time; provided, however, that neither the Board nor its delegate shall have the authority to amend this Plan without stockholder approval if such approval is required in order to comply with the Code or other applicable laws, or to comply with applicable stock exchange requirements.

(b) Termination of Plan. The Plan shall terminate on the day immediately preceding the tenth (10th) anniversary of its effective date, unless this Plan is terminated earlier by the Company or is extended by the Company with the approval of the stockholders.

(c) Termination and Amendment of Outstanding Grants. A termination or amendment of this Plan that occurs after a Grant is made shall not materially impair the rights of a Grantee unless the Grantee consents or unless the Company acts under Section 19(b) below. The termination of this Plan shall not impair the power and authority of the Company with respect to an outstanding Grant. Whether or not this Plan has terminated, an outstanding Grant may be terminated or amended under Section 19(b) below or may be amended by agreement of the Company and the Grantee consistent with this Plan.

(d) Governing Document. The Plan shall be the controlling document. No other statements, representations, explanatory materials or examples, oral or written, may amend this

Plan in any manner. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

14. Funding of this Plan

This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan. In no event shall interest be paid or accrued on any Grant, including unpaid installments of Grants.

15. Rights of Participants

Nothing in this Plan shall entitle any Employee, Non-Employee Director, Key Advisor, or other person to any claim or right to be granted a Grant under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employ of the Employer or any other employment rights.

16. No Fractional Shares

No fractional shares of Company Stock shall be issued or delivered pursuant to this Plan or any Grant. The Company shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

17. Headings

Section headings are for reference only. In the event of a conflict between a title and the content of a Section, the content of the Section shall control.

18. Effective Date of this Plan

This Plan shall be effective on June [    ], 2010.

19. Miscellaneous

(a) Grants in Connection with Corporate Transactions and Otherwise. Nothing contained in this Plan shall be construed to (i) limit the right of the Company to make Grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Employees, or for other proper corporate purposes, or (ii) limit the right of the Company to grant stock options or make other awards outside of this Plan. Without limiting the foregoing, the Company may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company, the parent or any of their subsidiaries in substitution for a stock option or stock award grant made by such corporation. The terms and conditions of the substitute grants may vary from the terms and conditions required by this Plan and from those of the substituted stock incentives. The Company shall prescribe the provisions of the substitute grants.

(b) Compliance with Law. This Plan, the exercise of Options and SARs, and the obligations of the Company to issue or transfer shares of Company Stock under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to Section 16 of the Exchange Act it is the intent of the Company that this Plan and all transactions under this Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In addition, it is the intent of the Company that this Plan and applicable Grants under this Plan comply with the applicable provisions of Section 162(m) of the Code and Section 422 of the Code. To the extent that any legal requirement of Section 16 of the Exchange Act or Section 162(m) or Section 422 of the Code as set forth in this Plan ceases to be required under Section 16 of the Exchange Act or Section 162(m) or Section 422 of the Code, that Plan provision shall cease to apply. The Company may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Company may also adopt rules regarding the withholding of taxes on payments to Grantees. The Company may, in its sole discretion, agree to limit its authority under this Section 19(b).

(c) Employees Subject to Taxation Outside the United States. With respect to Grantees who are subject to taxation in countries other than the United States, Grants may be made on such terms and conditions as the Company deems appropriate to comply with the laws of the applicable countries, and the Company may create such procedures, addenda and subplans and make such modifications as may be necessary or advisable to comply with such laws.

(d) Governing Law. The validity, construction, interpretation, and effect of this Plan and Grant Instruments issued under this Plan shall be governed and construed by and determined in accordance with the laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof.

Please Mark Here for Address Change or Comments	☐

INSPIRE PHARMACEUTICALS, INC. ANNUAL MEETING PROXY CARD

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL THE NOMINEES LISTED AND FOR PROPOSALS 2, 3 AND 4

PROPOSAL 1:	Election of Directors

George B. Abercrombie

☐ FOR	☐ WITHHOLD

Adrian Adams

☐ FOR	☐ WITHHOLD

Richard S. Kent

☐ FOR	☐ WITHHOLD

PROPOSAL 2:	Ratify the appointment of PricewaterhouseCoopers LLP by the Audit Committee of our Board of Directors as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2010.

☐ FOR	☐ AGAINST	☐ ABSTAIN

PROPOSAL 3:	Consider and vote upon a proposal to ratify and approve our Amended and Restated 2010 Equity Compensation Plan.

☐ FOR	☐ AGAINST	☐ ABSTAIN

PROPOSAL 4:	Consider and vote upon a proposal to amend and restate our Amended and Restated Certificate of Incorporation, as amended, to increase the total authorized shares of common stock, par value $0.001 per share, of the Company from 100,000,000 to 200,000,000.

☐ FOR	☐ AGAINST	☐ ABSTAIN

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Signature	Signature	Date

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INSPIRE PHARMACEUTICALS, INC.

REVOCABLE PROXY FOR 2010 ANNUAL MEETING

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Adrian Adams and Joseph M. Spagnardi or either of them, each with power of substitution, his or her full and lawful agents and proxies to vote all shares of common stock which the undersigned would possess if personally present at the Annual Meeting of Stockholders (including all adjournments thereof) of Inspire Pharmaceuticals, Inc. to be held at 8:00 a.m., local time, on Thursday, June 3, 2010, at our main office located at 4222 Emperor Boulevard, Suite 200, Durham, North Carolina 27703.

The Board of Directors recommends a vote FOR each of the proposals listed on the reverse side and more fully described in the Notice of Annual Meeting of Stockholders and proxy statement for the meeting (receipt of which is hereby acknowledged). Unless otherwise specified, the vote represented by this proxy will be cast FOR each of the nominees listed under Proposal 1 and FOR Proposals 2 through 4.

STOCKHOLDERS ARE REQUESTED TO SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

(Continued on other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

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